                                                                     EXHIBIT T3E

  CUSIP
  Nos.                                                             ISIN Codes
  -----                                                           ------------
P23557AC8                                                         USP23557AC81
15548PAC5

                                  [CTG Logo]

CONSENT SOLICITATION AND INFORMATION MEMORANDUM

                          Central Termica Guemes S.A.
                  (incorporated in the Republic of Argentina)

     Consent to Plan of Financial Restructuring, including an Exchange of
                                 US$6,000,000
 in Cash and Variable Rate Notes due 2010 in an Aggregate Principal Amount of
      US$54,000,000 (the "New Notes") for Outstanding 12% Notes due 2001 in an Aggregate Principal Amount of US$60,000,000 (the "Old Notes")

                           Record Date: July 10, 2000
                           Voting Deadline: July 31, 2000, 5:00 p.m., New York City time

Consent Solicitation

  Central Termica Guemes S.A. (the "Company") is seeking your approval of a plan of financial restructuring (the "Plan") it has proposed as part of its court-supervised reorganization (concurso preventivo) pending with the Civil and Commercial Court of First Instance, eighth nomination, in the City and Province of Salta, Argentina (the "Court"), which is domiciled at Avenida Sarmiento 201, First Floor, Judge Victor Daniel Ibanez presiding, Secretaria No. 2, in accordance with Law 24,522, the Argentine Bankruptcy Law (the "Bankruptcy Law") (File number 2C-45,689/99). This Plan includes an exchange of US$900 in principal amount of New Notes and US$100 in cash for each US$1,000 in outstanding principal amount of Old Notes.

New Notes

  New Notes will be general unsecured senior obligations of the Company, maturing on the tenth anniversary of the exchange contemplated by the Plan. Interest will be payable in cash semi-annually on New Notes at a rate of 2.0% per annum during the first year, 2.5% per annum during the second year, 3.0% per annum during the third year, and 5.0% per annum thereafter.

                                                       (Continued on next page)

  See "Risk Factors" beginning on page 6 of this Consent Solicitation and Information Memorandum for a discussion of certain factors that you should consider in connection with the Consent Solicitation.

                               ----------------

  New Notes have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act") or any state securities laws. As explained in greater detail herein, the issuance of New Notes is exempt from the registration provisions of the Securities Act and holders of New Notes, except for affiliates of the Company, may freely trade New Notes.

                               ----------------

 The date of this Consent Solicitation and Information Memorandum is July 10,
                                     2000.

  Interest on the outstanding principal of New Notes will be payable semiannually in arrears in each year commencing six months after the exchange contemplated by the Plan. Principal will be paid in its entirety at maturity.

Mandatory Exchange

  Each holder of a claim recognized by the Court is entitled to vote either to accept or reject the Plan in accordance with applicable law and the procedures set forth in this Consent Solicitation and Information Memorandum. Subject to the approval (homologacion) by the Court, the Plan will be deemed to have been accepted if (1) holders of at least two-thirds in principal amount of the claims recognized by the Court have voted to accept the Plan, and (2) holders of more than one-half in number of the claims recognized by the Court have voted to accept the Plan. If the Plan is accepted and approved (homologado) by the Court, the exchange of New Notes for Old Notes will be mandatory. Promptly thereafter, the Company will set a date (the "Effective Date") upon which Old Notes will be cancelled, the indebtedness represented by Old Notes will be extinguished, and New Notes will be issued by the Company pro rata to the holders of Old Notes. In light of the benefits to be attained under the Plan by holders of Old Notes, the Company recommends that you vote to accept the Plan.

New Notes Exempt from Registration

  New Notes have not been registered under the Securities Act or the securities law of any state of the United States. New Notes are exempt from registration pursuant to Section 3(a)(9) of the Securities Act. New Notes may be freely transferred to third parties, except by affiliates of the Company, because, (1) with respect to New Notes issued in exchange for Old Notes issued pursuant to Rule 144A of the Securities Act, the two-year holding period under Rule 144(k) will have been satisfied, and (2) with respect to New Notes issued in exchange for Old Notes issued pursuant to Regulation S, the requirements of Regulation S have been met.

Procedures for Delivering Ballots

  Brokerage firms, commercial banks, trust companies or other nominees which hold an interest in the Old Notes directly or indirectly through the Depository Trust Company ("DTC") system) ("Nominal Holders") and registered holders who wish to vote to accept or reject the Plan for their own account must complete, sign and date the attached ballot (the "Ballot") in accordance with the instructions set forth herein, and deliver the Ballot and any other required documentation to the Balloting Agent at its address set forth below. Nominal Holders and registered holders who wish to vote to accept or reject the Plan on behalf of beneficial owners of Old Notes must complete, sign and date the attached master ballot (the "Master Ballot") in accordance with the instructions set forth herein, and deliver the Master Ballot and any other required documentation to the Balloting Agent. Ballots contain proxies allowing the respective Nominal Holders to vote for or against the Plan, as the case may be, on behalf of beneficial owners at any meeting of holders of the Old Notes that may be called by the Company (the "Noteholders' Meeting"), solely for the purpose of giving effect to the Plan. Master Ballots contain proxies allowing the Balloting Agent to vote for or against the Plan on behalf of beneficial owners at the Noteholders' Meeting. As discussed in great detail herein, Ballots completed by Nominal Holders voting for their own account and Master Ballots must be validated. Registered Holders are not required to obtain validation.

Special Procedures for Beneficial Owners

  Each beneficial owner of Old Notes who wishes to vote on the Plan and whose Old Notes are held in the name of a Nominal Holder should either (1) complete the Ballot and deliver it to the Nominal Holder through which it holds its beneficial interest or (2) if such Ballot is or will be validated, deliver it to the Balloting Agent.

Brokerage Commissions

  No brokerage commissions are payable to the Company or the Solicitation Agent by holders of Old Notes that approve the Plan. The Company is not paying any commission or other remuneration, directly or indirectly, for soliciting the exchange of securities contemplated by the Plan.

                                                       (Continued on next page)

Balloting Agent

  The Company has appointed Bondholder Communications Group as the Balloting Agent for the Consent Solicitation (the "Balloting Agent"). Additional copies of this Consent Solicitation and Information Memorandum and the accompanying Ballot may be obtained by contacting the Balloting Agent at the following address: Bondholder Communications Group, 30 Broad Street, 46th Floor, New York, New York 10004, Attention: Carmen Torres, Telephone: 212-809-2663 or toll-free within the U.S. 888-385-2663, Fax: 212-422-0790, E-mail:
contact@bondcom.com.

                               ----------------

  No person has been authorized to give any information or to make any representation concerning the Company or the New Notes not contained in this Consent Solicitation and Information Memorandum and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Consent Solicitation and Information Memorandum nor the offering, exchange and delivery of any New Note shall create any implication that the information contained herein is correct at any time after the date hereof or that there has been no change in the business, financial condition, results of operations or prospects of the Company since the date hereof.

                               ----------------

  The identity of beneficial owners and the submitting ballots to Nominal Holders will remain confidential, subject to any request for additional information from the Court. In any event, such information will not be made public by the Company, the Balloting Agent or any Nominal Holder.

                               ----------------

  The distribution of this Consent Solicitation and Information Memorandum and the exchange and delivery of New Notes in certain jurisdictions may be restricted by law. Persons into whose possession this Consent Solicitation and Information Memorandum comes are required to inform themselves about and to observe any such restrictions. See "--Exemption from Registration of New Notes" and "Transferability of New Notes" for a description of certain restrictions on offers, sales and deliveries of New Notes, and on distribution of this Consent Solicitation and Information Memorandum.

                               ----------------

  The Company has requested that the Argentine National Securities Commission (Comision Nacional de Valores) ("CNV"), if and when granted, authorize the public offering of New Notes in Argentina. Such authorization means only that the information requirements of the CNV have been satisfied. The CNV has not rendered any opinion in respect of the information contained in this Consent Solicitation and Information Memorandum. Under Argentine Law, the accuracy of the accounting, financial, economic and all other information contained in the Consent Solicitation and Information Memorandum is the sole responsibility of its Board of Directors and, to the extent applicable, the Statutory Auditors (as defined under Argentine law), and the auditors who sign the financial statements included in this Consent Solicitation and Information Memorandum.

  The issue of New Notes will be subject to the approval by the Court. New Notes will constitute Negotiable Obligations (Obligaciones Negociables) under Law No. 23,576 of Argentina, as amended by Laws No. 23,962 and 24,435 (the "Negotiable Obligations Law") and are entitled to its benefits and are subject to its procedural requirements. It is a requirement under Argentine law that securities offered to the public in Argentina must be rated by two Argentine rating agencies. New Notes will be rated by each of Humphreys Argentina Calificadora de Riesgo S.A. ("Humphreys Argentina") and Magister BankWatch Calificadora de Riesgo S.A. ("Magister").

                               ----------------

                                                       (Continued on next page)

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

  Certain of the matters discussed under the captions "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business of the Company" may constitute forward-looking statements within the meaning of Section 7A of the Securities Act and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. See "Risk Factors" for a description of important factors which may cause actual results, performance or achievements to differ.

                 ENFORCEMENT OF FOREIGN JUDGMENTS IN ARGENTINA

  The Company is an entity organized under the laws of Argentina. All of the directors and officers of the Company are residents of Argentina, and all or a significant portion of the assets of the directors and officers, and substantially all of the assets of the Company, are located in Argentina. As a result, it may not be possible for investors to effect service of process upon such directors or officers outside Argentina, or to realize judgments of courts outside Argentina predicated upon civil liabilities of such directors or officers under the laws of jurisdictions other than Argentina, including any judgments predicated upon civil liabilities under the federal laws of the United States. The Company has been advised by its Argentine counsel, Estudio O'Farrell, that there is doubt as to the enforceability, in original actions in Argentine courts, of liabilities predicated solely on the United States federal securities laws.

      ENFORCEABILITY OF PARTICIPATIONS IN GLOBAL SECURITIES IN ARGENTINA

  As described under "Description of New Notes--Terms and Conditions of New Notes" if the Depository Trust Company or any successor depositary is at any time unwilling or unable to continue as a depositary for a Global Security (as defined herein) or ceases to be a "clearing agency" registered under the United States Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by the Company within 90 days after the Company receives notice from such depositary to that effect or otherwise becomes aware that the depositary is no longer so registered, or an Event of Default (as defined herein) has occurred and is continuing with respect to New Notes, the Trustee (as defined herein) will complete, authenticate and deliver New Notes in certificated, registered form duly executed by the Company and deposited with, for future authentication by, the Trustee, in exchange for interests in such Global Security. The Company may also determine that interests in any Global Security will be exchanged for Certificated New Notes (as defined herein).

  In Argentina, under the circumstances described in the preceding paragraph, the Trustee will deliver, through Banco Rio de la Plata S.A., acting as Trustee's Representative (as defined herein) in Argentina, Certificated New Notes duly executed by the Company and deposited with, for future authentication by, the Trustee in exchange for interests in a Global Security to Argentine holders of notes at its office located at Bartolome Mitre 480, Buenos Aires.

  Under Argentine law, holders of notes may initiate legal proceedings against the Company in Argentina for the payment of principal (and premium and additional amounts, if any) and interest due under the notes, as the case may be, by means of summary proceedings. However, since according to the Argentine Negotiable Obligations Law (as defined herein), the notes representing obligaciones negociables are the instruments that grant the right to institute those proceedings, summary proceedings may not be available in Argentina to beneficial owners of participations in a Global Security unless and until Certificated New Notes are issued in exchange for their interests in the Global Security. This does not prejudice the right of beneficial owners of participations in a Global Security to initiate other legal actions to demand payment against the Company before the Argentine courts or other foreign courts of competent jurisdiction.

                                                       (Continued on next page)

                     PRESENTATION OF FINANCIAL INFORMATION

  The Company maintains its financial books and records in Argentine pesos and prepares its financial statements to conform to generally accepted accounting principles in Argentina. This Consent Solicitation and Information Memorandum refers to those accounting principles as "Argentine GAAP". Argentine GAAP differs in some respects from generally accepted accounting principles in the United States.

  On August 22, 1995, the government of Argentina published Decree No. 316/95, which eliminated the requirement that financial statements prepared after September 1, 1995, be restated for inflation. In compliance with such Decree and applicable regulations of the CNV, effective September 1, 1995, the Company discontinued its use of the restatement method. This method is accepted under Argentine GAAP provided that the annual variation in the general level of the wholesale price index (the "WPI") in Argentina published by the National Institute of Statistics and Census (Instituto Nacional de Estadistica y Censos) ("INDEC") does not exceed 8%. In each of the years ended after September 1, 1995, the variation of this price index was below this limit. For the one-month period ended September 30, 1995, the fiscal years ended September 30, 1996, 1997, 1998 and 1999, and the three-month period ended December 31, 1999, the changes in the WPI were 0.92%, 2.78%, (0.45%), (4.19%), (2.11%) and 0.08%, respectively. The conversion factor used to restate the consolidated financial statements for the period September 30, 1994, to August 31, 1995, in constant Argentine pesos, was 1.07158. This conversion factor was developed from the rate of inflation computed up to August 31, 1995, as measured by the WPI, which was 7.16%.

  In this Consent Solicitation and Information Memorandum, references to "US$" and "dollars" are to United States dollars, and references to "Ps" or "pesos" are to Argentine pesos. Unless this Consent Solicitation and Information Memorandum states otherwise, the exchange rate used to convert foreign currency amounts on the Company's historical balance sheets and income statements into pesos was the exchange rate as of each relevant date or period end that Banco de la Nacion Argentina ("Banco Nacion") quoted. In the case of dollars, the Banco Nacion quotes for such exchange rates were Ps 1.00 = US$1.00.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Summary..................................................................   1
Financial Restructuring..................................................   2
New Notes................................................................   4
Risk Factors.............................................................   6
Use of Proceeds..........................................................   9
Capitalization...........................................................   9
Financial Restructuring and Process of Voting and Confirmation...........  10
Ratings..................................................................  16
Foreign Exchange Rates and Exchange Controls.............................  17
Selected Financial Information...........................................  18
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  21
Argentine Electricity Industry and Regulatory Framework..................  26
Business of the Company..................................................  39
Management and Employees.................................................  48
Principal Shareholders...................................................  52
Related-Party Transactions...............................................  53
Terms and Conditions of New Notes........................................  54
Taxation.................................................................  66
Transfer Restrictions....................................................  73
Legal Matters............................................................  73
Independent Auditors.....................................................  73
Listing and General Information..........................................  73
Index to Financial Statements............................................ F-1
Annex A--Principal Differences between Argentine GAAP and U.S. GAAP...... A-1
Annex B--Glossary........................................................ B-1
Annex C--Projections of Financial Results ............................... C-1

                                    SUMMARY

  This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, contained elsewhere in this Consent Solicitation and Information Memorandum.

                                    Company

  The Company, a corporation (sociedad anonima) organized under the laws of the Republic of Argentina, is engaged in the generation and sale of electricity. The Company owns and operates a three-unit gas-fired thermoelectric generation plant located approximately 30 miles outside the city of Salta in the northwestern Argentine province of Salta (the "Plant"). The Plant has a total installed rated capacity of 245 megawatts ("MW") (gross 261 MW), consisting of two turbo steam units of 60 MW (gross 63 MW) each and one turbo steam unit of 125 MW (gross 135 MW). This gross capacity represented approximately 1.31% of the total gross installed generation capacity of the Argentine electricity system, which was 19,921 MW at March 31, 2000.

  The Company is located in the northwest Argentine ("NOA") region. The Company's gross capacity represents 21.30% of total gross installed capacity in the NOA region, which was 1,225 MW at March 31, 2000. During the first three months of 2000 the Company accounted for 91.89% of the installed capacity of NOA-north sub-region, which covers the provinces of Salta and Jujuy. Seventy percent of the Company's gross capacity was sold in the NOA-North sub-region and the rest was exported to the NOA-Center sub-region.

  Of the Company's issued share capital, 60% is held by Powerco S.A., 30% is held by the Federal Government of the Republic of Argentina (the "Argentine Government") and 10% is held by a labor union representing certain employees of the Company. Powerco S.A. was incorporated in 1992 under the laws of Argentina for the purpose of acquiring its 60% interest in the Company.

  The Company was incorporated as a shell in 1992 by the Argentine Government. As part of the privatization of Agua y Energia Electrica S.A. ("AyEE"), a state-owned electricity generation, transmission and distribution company, certain of its assets were transferred to the Company on September 24, 1992. These assets presently constitute the principal operating assets of the Company. On September 28, 1992, a 60% interest in the Company was awarded to a consortium formed by Duke Guemes Inc., Sociedad Comercial del Plata S.A., Iberdrola S.A., The Argentine Investment Company and TCW Americas Development Association, L.P. On September 30, 1992, the shares of the Company were sold by the Argentine Government to Powerco S.A., the investment vehicle formed by the consortium, for a price of approximately US$86.3 million.

  Since January 27, 1999, Powerco S.A. has been controlled by a group of the Company's senior managers and original investors have no further interest.

  The Company's shares are not listed or traded on any stock exchange or over-the-counter market. The Company has been subject to the regulatory and reporting requirements imposed by the CNV, in addition to its corporate reporting requirements, since 1994.

  At the time of the privatization of the Company, the Plant was operating at an average capacity factor of approximately 55.3%. For the year ended December 31, 1999, the average capacity factor decreased to approximately 52.26%. During the first three months of 2000, the Plant operated at an average capacity factor of approximately 68.14%, due to the off-line operating system (esquema de forzamiento) under which the Plant operated during such period. As part of this system one of the 60 MW units remains off-line, but the Company is compensated by CAMMESSA (as defined below) for its available capacity, which is known as Base Power Reserve.

  The Plant's efficiency, combined with its proximity to gas reserves in northern Argentina, the low price paid by it for natural gas at the well-head, its agreements for the transportation of natural gas, and its low heat rate (9,129 BTU per kWh (gross) at March 31, 2000), enables the Company to generate electricity at lower costs than most other steam thermal generators participating in the wholesale electricity market (the "WEM") in Argentina. The electric energy produced by the Plant is dispatched and transmitted to the WEM through the National Interconnected System, the national electric power system which includes most generators, transmitters and distributors of electric power in Argentina (the "NIS"). Generators in the WEM are dispatched principally on a lowest marginal cost basis, so that electricity produced by generators at a lower cost is used prior to that generated at a higher cost. The Plant's generation units have consistently been dispatched among the first thermoelectric generation units in the WEM by the Administrative Company of the Wholesale Electricity Market, Inc. (Compania Administradora del Mercado Mayorista Electrico) ("CAMMESSA").

  The Company has entered into sales agreements with distribution companies and with large users of energy known as Major Large Users (Grandes Usuarios Mayores) ("GUMAs"), Minor Large Users (Grandes Usuarios Menores) ("GUMEs") and Particular Large Users (Grandes Usuarios Particulares) ("GUPAs" and, together with GUMEs and GUMAs, "Large Users"). In 1999, the Company sold approximately 36.68% (661 GWh) of its energy production in the Spot Market and approximately 63.32% (1,140 GWh) pursuant to negotiated agreements in the Term Market as an alternative to making sales in the Spot Market (as these terms are defined under "Argentine Electricity Industry and Regulatory Framework--The Wholesale Electricity Market"). In 1999, the average price of the Company's sales pursuant to agreements in the Term Market was approximately 10.04% higher than the average Spot Market price for the same period.

  The Company is domiciled in Argentina and has its registered office at Ruta Nacional 34, Km. 1135, Guemes, Province of Salta, Argentina. The Company's telephone number is 54-387-439-2737.

                            FINANCIAL RESTRUCTURING

  Deteriorating prices for electricity in Argentina and the Company's large debt burden allocated to it during the privatization process led the Company to determine that, if prices did not improve considerably, it would be unable to fulfill its obligations under the Old Notes. The Company therefore did not make the interest payments due under Old Notes on May 26, 1999, and thereafter, and began negotiations with an informal committee of holders of Old Notes.

  After prolonged negotiations, the Company and such holders were unable to reach agreement on a restructuring of Old Notes. The Company concluded that the only way to ensure a definitive resolution as to its future was to file for a court-supervised reorganization under Argentine law. The Company made such filing on November 3, 1999, and this filing was acknowledged by the Court on December 2, 1999. The initial stages of the court-supervised reorganization involved the filing of proofs of claims by the Company's creditors, including The Bank of New York, as Trustee on behalf of beneficial owners of Old Notes, and the determination by the Court of the recognized holders of claims. In an effort to expedite the court-supervised reorganization, the Company prepared a term sheet with its proposal for restructuring the Old Notes (representing by far the largest portion of the Company's outstanding debt). As described more fully below, subject to the approval of the requisite number of holders and principal amount of claims and the Court, the Plan provides for, among other things, the exchange of New Notes for Old Notes and a cash payment to the holders of Old Notes.

  The Company intends to make a common proposal to all its court-recognized unsecured creditors that will consist of: (1) a cash payment of 10% of the principal amount of recognized claims promptly after the date when an agreement with such creditors is approved by the Court, and (2) payment of the balance (90%) of the principal amount of recognized claims on the 10th anniversary of the date of approval of the agreement by the Court. This balance will accrue annual interest to be paid semi-annually at the following rates: 2% during the first year, 2.5% during the second year, 3% during the third year, and 5% between the fourth and the tenth year. In addition, all interest accrued and unpaid on the recognized claims will be cancelled and will not be paid.

  The Company recommends that you approve the Plan. The Company commenced its court-supervised reorganization because its cash flow projections showed that it was generating insufficient cash to pay the principal and interest due under Old Notes. If the Company's creditors do not approve the Plan, the Company may request its own liquidation before the expiration of the exclusivity period in November 2000. Although there is no controlling legal authority, this request is likely to be granted by the Court. It is likely that you will receive substantially less in a liquidation than if you approve the Plan and the Company continues to operate and pay principal and interest due under New Notes. Specifically, holders of Old Notes will be subordinated to certain preferred creditors, including but not limited to (1) employees, (2) the expenses of the liquidation proceeding (such as fees and costs of counsel to the Company, fees payable to the bankruptcy supervisors appointed by the Court, and costs incurred in the maintenance, operation and administration of the assets of the Company) and (3) taxes. The liquidation process may also be very lengthy. The total amount of the preferred creditors accepted by the Court is Ps 953,919.86 and the total amount of the other creditors (non-noteholders) arises to Ps 577,793.

  If the Plan is approved, all holders of Old Notes will receive, on the Effective Date, cash equal to 10% of the principal amount of their Old Notes, New Notes in a principal amount equal to the unpaid principal amount of the Old Notes and a greater likelihood that they will recover the unpaid principal amount.

                                   New Notes

  Subject to required approvals, New Notes will be issued and a cash payment will be made by the Company in exchange for Old Notes and New Notes will be entitled to the benefits of a new Indenture to be entered into between the Company and The Bank of New York, as Trustee (the "New Indenture"). Certain capitalized terms used below are defined in "Terms and Conditions of New Notes" and "Taxation."

New Notes...........  Variable Rate Notes issued in an aggregate principal amount of US$54,000,000.

Maturity Date.......  Upon the 10th anniversary of the exchange contemplated by the Plan.

Cash Payment........  US$6,000,000 payable pro-rata to the holders of Old Notes upon issuance of New Notes.

Interest............  New Notes will be general unsecured and unsubordinated obligations of the Company. New Notes will mature on the 10th anniversary of the exchange contemplated by the Plan. Interest will be payable in cash semi-annually on New Notes at an annual rate of 2.0% during the first year, 2.5% during the second year, 3.0% during the third year, and 5.0% thereafter.

Withholding Tax.....  Principal of, and interest on, New Notes will be payable without withholding or deduction for any taxes, duties, assessments or governmental charges in Argentina, subject to certain exceptions. If any such taxes are required by Argentina to be withheld or deducted, payments will be increased (the "Additional Amounts"), subject to certain exceptions.

Optional              New Notes will be redeemable, at the option of the
Redemption..........  Company, in whole or in part, at their then outstanding principal amount together with accrued and unpaid interest and any Additional Amounts due up to the date of redemption at any time.

Status..............  New Notes will constitute Negotiable Obligations
                      (Obligaciones Negociables) under Law No. 23,576 of Argentina, as amended by Laws No. 23,962 and 24,435, (the "Negotiable Obligations Law") and are entitled to the benefits set forth therein and are subject to the procedural requirements thereof (including summary proceedings under Article 29 of the Negotiable Obligations Law).

Ranking.............  New Notes will constitute general unsecured and unsubordinated obligations of the Company and will rank pari passu in right of payment with all existing and future unsecured and unsubordinated obligations of the Company (other than obligations preferred by operation of law).

Covenants...........  As described under "Terms and Conditions of New Notes--
                      Covenants," the Indenture governing New Notes (the "New Indenture") will contain covenants relating to, among other things, (1) permitted indebtedness, (2) permitted liens, (3) mergers and certain other transactions, and
                      (4) financial reporting.

Events of Default...  The terms of New Notes contain certain events of default, including cross default, as described under "Terms and Conditions of New Notes--Events of Default."

Listing.............  Application will be made to list New Notes on the Buenos
                      Aires Stock Exchange, the Open Electronic Market (Mercado Abierto Electronico) and the Luxembourg Stock Exchange. New Notes have been made eligible for trading in PORTAL.

New Notes Exempt
 from                 New Notes have not been registered under the Securities
 Registration.......  Act or the securities laws of any state of the United
                      States. New Notes are exempt from registration pursuant to Section 3(a)(9) of the Securities Act and may be freely traded, except by affiliates of the Company.

Form................
                      New Notes are in registered form without coupons. New Notes will be represented by interests in the Global Security. Solely for the purposes of Argentine law, New Notes will constitute Negotiable Obligations (Obligaciones Negociables) with a nominal value of US$1.00 each.

Denominations.......  New Notes will be issued in fully registered global form in minimum denominations of US$1,000 and in integral multiples of US$1,000 in excess thereof.

Rating..............
                      New Notes will be rated by each of Humphreys Argentina and Magister.

Offering of the       The Company has requested that the CNV authorize the
Notes...............  public offering of New Notes in Argentina. It is a condition to the issuance of New Notes that such approval be granted prior to the Effective Date. A copy of the Spanish language version of this Consent Solicitation and Information Memorandum will be available for inspection and copying during normal business hours at the office of the Company in Salta.

Governing Law.......  The Negotiable Obligations Law governs the requirements for New Notes to qualify as Negotiable Obligations (Obligaciones Negociables) thereunder, while such law, together with the Argentine Business Company Law No. 19,550, as amended, and other applicable Argentine laws, govern the capacity and corporate authorization by the CNV of the Company to execute and deliver New Notes and the authorization of the public offering of New Notes. Notwithstanding the foregoing, the New Indenture and New Notes are governed by and construed in accordance with the laws of the State of New York, as provided under "Terms and Conditions of New Notes--Governing Law and Enforceability."

Use of Proceeds.....
                      The Company will not receive any cash proceeds from the issuance and exchange of New Notes for Old Notes.

                                 RISK FACTORS

  You should consider carefully the information below and in the rest of this Consent Solicitation and Information Memorandum before deciding whether to approve the Plan.

Single Purpose Company

  The Company's principal business is the ownership and operation of the Plant and the sale of the electricity generated thereby. The Company's ability to generate revenues and meet its obligations under New Notes is dependent upon the successful operation of the Plant and the sale of electricity at prices sufficient to sustain its operations and meet its financial obligations. Under certain circumstances, the Plant could fail to generate sufficient cash flow to meet the Company's obligations under New Notes as a result of operational and technical problems (including transmission outages or limitations and catastrophic damage to the Plant), a decline in electricity capacity and energy prices, or unanticipated modifications of the legal and regulatory framework within which the Company operates.

Price of Energy Sales

  The Company sells a portion of its electricity in the Spot Market at prices based generally on the marginal cost of generation of the highest cost generator providing electricity at any particular time in Argentina. A decline in the marginal cost of generation of the highest cost generator providing electricity will adversely affect the Company's revenues. Such a decline may result from additions of lower cost generation capacity which are not offset by additional demand, from decreases in the cost of the fossil fuels consumed by thermoelectric generators and from decreases in demand. In addition, the Company currently sells a significant portion of its electricity pursuant to privately negotiated agreements in the Term Market. The Company's sales in the Term Market would also be affected by Spot Market prices since the pricing of such agreements at renewal would reflect then-prevailing Spot Market prices.

Competition

  Currently, there is an excess of installed power capacity in the WEM primarily due to the addition of more efficient thermal generation capacity and to the completion of certain state-owned hydroelectric generators which provide energy at lower prices than thermal generators. The addition of new, more efficient capacity, together with competition among existing thermal generators, has had the effect of lowering Spot Market prices. In addition, some of the new combined cycle thermal generators to come on line have a marginal cost of generation lower than that of the Plant, which may result in such units being placed ahead of the Plant units on the dispatch queue.

  Specifically, the Company's projected dispatch levels, and as a result its revenues, could be materially adversely affected by the entrance of Termoandes, S.A., a subsidiary of the Chilean electric power group Gener S.A., into the NOA-North sub-region. Termoandes was authorized by the Argentine Government to begin operations solely as an exporter of electricity to Chile and its filings with the Argentine Government indicated that they would not be connected to the NIS.

  Termoandes has a 625 MW installed power capacity and is currently connected to the Chilean Grand North Interconnected System (Sistema Interconectado del Norte Grande) through a 345 KV line. Termoandes uses Siemens generating equipment and combined cycle technology, with two turbo gas units and one turbo steam unit, using natural gas as fuel.

  Termoandes has experienced an excess of more than 50% of its power capacity, which it is unable to export to Chile, because it has not received authorization by the regulatory authorities of such market.

  Since Termoandes has been unable to export all the energy it initially contemplated, it has requested authorization from the Argentine Secretary of Energy to connect to the NIS, at a 310 MW power capacity. Termoandes' connecting point to the electric power distributor's 132 KV transmission line would be in the NOA-North area, which is also the Company's connection point. If Termoandes is granted this authorization, the Company's dispatch will be substantially affected because the transmission line does not have the capacity to carry both the Company's production (245 MW) and Termoandes' production (310 MW requested).

  The Company, Termoandes and the governors of the northern provinces of Argentina are encouraging the construction of a 500 KV line between the NOA region (from the Guemes node) and the northeast Argentine ("NEA") region (the Resistencia node), in order to export to Brazil the excess of production in the NOA-North area and thereby permit both the Company and Termoandes to operate at full capacity.

  It currently appears that the proposed line will be built pursuant to the recently enacted Federal 500 KV Electric Power Transportation Plan; however, no assurances can be given that the 500 KV line will be built. If built, construction of the proposed line will probably take at least 36 months. Given the uncertainty surrounding the construction of the 500 KV line, the Company has not included any possible benefits from such line in its cash flow projections appearing on Annex C.

Argentine Economic and Governmental Factors

  The Company is an Argentine corporation (sociedad anonima), and substantially all of its assets are presently located within Argentina. A program of reform commenced by the Argentine Government in 1989 has modified and in certain respects reduced the nature of the public sector's role in the Argentine economy. Nevertheless, the Argentine Government has exercised and continues to exercise a significant influence over many aspects of the economy. Accordingly, Argentine Government actions concerning the economy have had and could continue to have a significant effect on private sector entities, such as the Company. The financial condition, results of operations and prospects of the Company (and its controlled companies) may also be affected by currency fluctuations, inflation, interest rates, taxation and other political, social and economic developments in and affecting Argentina, including any social unrest which may occur as a result of high rates of unemployment or otherwise. The recent events in emerging markets have increased the cost of capital to the Argentine private and public sectors, and this has significantly contributed to recession in the Argentine economy. Furthermore, even after the recent Argentine elections, domestic political risk remains a material consideration, because of uncertainty over the ability of the national administration of Fernando de la Rua, the new President of Argentina, to address the structural economic changes that many economists agree are necessary in order to improve Argentina's competitiveness in regional and global markets and achieve long-term economic strength.

  The Company cannot give assurances that any government measures will be successful in improving the performance of the Argentine economy. Future economic developments in Argentina, over which the Company has no control, may adversely affect the Company's business, financial condition or results of operations. The Company also gives no assurances that Law No. 23,928 and Decree No. 529/91, which became effective on April 1, 1991, (together the "Convertibility Law") will not be amended or repealed or that the Argentine monetary authorities will not change their policy of supporting the existing peso/dollar exchange rate.

  The Company realizes substantially all of its earnings in Argentina in pesos. Under the Convertibility Law, the Central Bank of the Argentine Republic (Banco Central de la Republica Argentina) ("Central Bank") must (1) sell dollars at a rate of one peso per dollar and (2) back the monetary base with international reserves. Since the Convertibility Law was adopted, the Central Bank has had sufficient international reserves to support the value of the peso at such exchange rate. The Central Bank's future capacity to back the Argentine currency depends upon various factors, including completion of structural reforms, the Argentine Government's ability to achieve and maintain a balanced fiscal budget over the years, continuation of low levels of inflation and sustained economic growth. The Argentine Government currently imposes no restrictions on an Argentine company's right to transfer dollars. However, a restrictive exchange control policy, which could adversely affect the Company's ability to meet its foreign currency-denominated obligations, might be instituted in the future.

  The Convertibility Law might be amended or repealed. Argentine monetary authorities might change their policy of supporting the existing peso/dollar exchange rate, even if in the future the level of international reserves or Argentine financial system is able to support the current peso/dollar exchange rate. In the event of a significant devaluation of the peso, the financial condition or results of operations of Argentine companies, including the Company, and the ability of Argentine companies to meet their foreign currency-denominated obligations could be adversely affected.

  The Argentine financial and securities markets are, to varying degrees, influenced by economic and market conditions in other countries. Although economic conditions are different in each country, investor reaction to developments in one country can have significant effects on the securities of issuers in other countries, including Argentina. For example, political and economic developments in December 1994 and early 1995 in Mexico, since mid-1997 in several Southeast Asian nations and in August 1998 in Russia have had a negative impact on the financial and securities markets in many emerging market countries such as Argentina and its neighbor, Brazil. In January 1999, a monetary and fiscal crisis led to devaluation of the Brazilian currency and secondary negative effects on other emerging market countries. Although the markets in more developed countries were also affected, such markets are generally less vulnerable to developments in emerging markets and less volatile than the markets in less developed economies. The financial and securities markets in Argentina may continue to be adversely affected from time to time by events occurring elsewhere, especially in other emerging market countries. The value of outstanding New Notes might be adversely affected thereby.

Foreign Exchange Rates

  The Argentine government currently imposes no restrictions on an Argentine company's ability to transfer Dollars offshore. However, no assurance can be given that the Argentine Government will not institute any transfer restrictions in the future. In the event that the Argentine Government imposes any such restrictions in the future, the Company's access to dollars to meet its dollar obligations under New Notes may be prevented or restricted.

  However, Article 4 of the Negotiable Obligations Law provides as follows:

    In the event that the Central Bank should limit, in whole or in part, access to the foreign exchange market, it shall establish mechanisms in order to facilitate compliance with the servicing of principal of and interest on negotiable obligations denominated and subscribed in foreign currencies, and placed through a public offering with the approval of the CNV.

  The Company has requested that the CNV authorize the public offering of New Notes in Argentina.

Limitation on Attachment of the Company's Assets

  Under Argentine law, the generation of electricity is not considered to be a public service, but an activity of general interest related to the provision of a public service, namely, the distribution and transportation of electricity. It is not clear whether an Argentine court would permit the enforcement of a judgment on any property of the Company located in Argentina if it determines that such property provides, or is related to the provision of, essential public services, or if such enforcement were to affect in any way the public interest or the provision of any other public service of the Argentine electricity industry.

Corporate Disclosure and Accounting Standards

  Publicly available information about Argentine companies authorized to publicly offer securities is generally less detailed and less current than the information regularly published by or about public companies in the United States and certain other countries. In addition, the Company maintains its financial books and records in Pesos and in accordance with Argentine GAAP. Argentine GAAP differs in certain respects from U.S. GAAP. Thus, the reported earnings and presentation of the Company's financial statements may differ from what they would have been if prepared using U.S. GAAP or another country's methodologies.

                                USE OF PROCEEDS

  The Company will not receive any cash proceeds from the issuance and exchange of New Notes for Old Notes.

                                CAPITALIZATION

  The following table sets the capitalization of the Company at March 31, 2000. This table should be read in conjunction with the financial statements of the Company and notes thereto included elsewhere in this Consent Solicitation and Information Memorandum.

                                                                    March 31,
                                                                      2000
                                                                  -------------
Current Liabilities
  Accounts Payable............................................... Ps  2,745,315
  Accrued Interest on Old Notes..................................     6,740,000
  Other..........................................................     5,905,134
                                                                  -------------
    Total Current Liabilities.................................... Ps 15,390,449
                                                                  =============
Non-Current Liabilities
  Old Notes...................................................... Ps 60,000,000
  Other..........................................................       455,792
                                                                  -------------
    Total Non-Current Liabilities................................ Ps 60,455,792
                                                                  =============
Stockholders' Equity
  Common Shares.................................................. Ps 62,906,000
  Legal Reserve and Capital Adjustment...........................     5,753,360
  Retained Earnings..............................................   (23,501,605)
                                                                  -------------
    Total Stockholders' Equity...................................    45,157,755
                                                                  -------------
      Total Capitalization....................................... Ps121,003,996
                                                                  =============

        FINANCIAL RESTRUCTURING AND PROCESS OF VOTING AND CONFIRMATION

  The following is a brief summary regarding the voting procedures, requirements for confirmation and effects of the Plan. Additional information regarding voting procedures is set forth in the Ballot accompanying this Consent Solicitation and Information Memorandum.

Requirements of Argentine Law

  Argentine law requires that the creditors of a company undergoing a court-supervised reorganization file a proof of claim with the court overseeing this process and that such creditors be recognized by the court in order that they may vote on the plan of restructuring prepared by the debtor. The Trustee pursuant to the Indenture governing the Old Notes (the "Old Indenture"), has filed a proof of claim on behalf of one of the two registered holders of Old Notes, CEDE & Co., as nominee of DTC, and all of the beneficial owners holding directly or indirectly through the DTC system. On June 26, 2000, the Court issued a decision recognizing the proof of claim filed by the Trustee in respect of US$58,600,000 in principal and US$6,500,400 in accrued and unpaid interest owing as of November 3, 1999, in connection with Old Notes. The Court also recognized the claim of one holder who obtained a duly issued definitive certificated Old Note (and therefore is no longer a beneficial owner under the global notes held through DTC) in the principal amount of US$1,400,000 and US$159,600 in accrued and unpaid interest.

  However, such Old Indenture does not authorize the Trustee to vote on the Plan. Therefore, the Company proposes that voting by the beneficial owners of Old Notes be in accordance with the procedures described herein. Specifically, CEDE & Co. will be requested to grant a notarized and apostilled omnibus proxy, assignment letter form, or similar document in favor of DTC's participants which will validate their identity in the manner set forth in the Ballots and Master Ballots, thus allowing them to vote on behalf of each of the beneficial owners and in accordance with their instructions. The participants in turn are expected to validate the identity of Nominal Holders, thus allowing them to vote on behalf of each of the beneficial owners and in accordance with their instructions (or to vote for their own account if the Nominal Holder is also the beneficial owner).

  In order for beneficial owners to have their votes counted, each beneficial owner is asked to complete a Ballot and deliver it to the Nominal Holder through which it holds an interest in the Old Notes (or directly to the Balloting Agent if the Ballot is or will be validated, as explained below). This Ballot includes a proxy authorizing the respective Nominal Holder (or subsequent duly authorized Nominal Holder) to vote on the beneficial owner's behalf. Each Nominal Holder voting on behalf of a beneficial owner is then asked to complete a Master Ballot including the required information for each beneficial owner on whose behalf it is voting and deliver it to the Balloting Agent. Master Ballots must also be notarized, apostilled and validated Nominal Holders and registered holders voting for their own account are asked to complete Ballots, notarize, apostille and validate such Ballots, and deliver these to the Balloting Agent. Alternatively, a beneficial owner of Old Notes which has properly validated its identity may vote in person at the Noteholders' Meeting.

  In order to approve the Plan, the Company intends to hold the Noteholders' Meeting where the beneficial owners of Old Notes, through their representatives as set forth herein, may vote to approve or reject the Plan. Any plan of restructuring approved by the recognized creditors is subject to the approval of the Court (homologacion). New Notes will have authorization to be publicly offered by the CNV. Upon such approval, the unsecured court-recognized creditors which are holders of Old Notes will receive a cash payment of 10% of the principal amount of their recognized claims and New Notes representing 90% of the principal amount of their recognized claims. The claims of the other unsecured court-recognized creditors will be evidenced by the order of the Court approving the Plan.

Voting Instructions

  This Consent Solicitation and Information Memorandum is accompanied by a Ballot (or a Master Ballot, as the case may be) to be used for voting on the Plan at the Noteholders' Meeting. These materials are being distributed to the registered, nominal and beneficial owners of Old Notes. Only beneficial owners are entitled to vote to accept or reject the Plan at the Noteholders' Meeting and may do so by completing the Ballot (or a Master Ballot) and returning it to the Balloting Agent. In light of the benefits to be attained under the Plan by the beneficial owners, the Company recommends that you vote to accept the Plan and return the Ballot (or a Master Ballot) prior to the Voting Deadline referred to below.

  BALLOTS (OR MASTER BALLOTS) MUST BE RECEIVED BY THE BALLOTING AGENT ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON JULY 31, 2000 (the "Voting Deadline"). ANY BALLOTS (OR MASTER BALLOTS) RECEIVED AFTER THAT TIME MAY NOT BE COUNTED. ANY BALLOT (OR MASTER BALLOT) WHICH IS EXECUTED BY A BENEFICIAL OWNER BUT WHICH DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN WILL BE DEEMED AN ACCEPTANCE OF THE PLAN.

  Except to the extent that the Company so determines, Ballots (or Master Ballots) received after the Voting Deadline will not be accepted or counted by the Company in connection with the Company's request for approval of the Plan. The Company expressly reserves the right to amend, at any time and from time to time, the terms of the Plan. If the Company makes a material change in the terms of the Plan or if the Company waives a material condition thereof, the Company will disseminate additional solicitation materials and will extend the Voting Deadline, in each case to the extent required by law.

  If a Ballot (or Master Ballot) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person or entity acting in a fiduciary or representative capacity, such person must so indicate and, unless otherwise determined by the Company, must submit evidence satisfactory to the Company of such person's authority.

  Except as provided below or as ordered by the Court, unless the Ballot (or the Master Ballot) being furnished is timely submitted on or prior to the Voting Deadline, the Company may, in its discretion, reject such Ballot (or Master Ballot) as invalid and decline to recognize such Ballot (or Master Ballot) in connection with approval of the Plan by the Court (homologacion).

  The method of delivery of Ballots and Master Ballots to be delivered to the Balloting Agent is at the election and risk of each beneficial owner and Nominal Holder. Except as otherwise provided herein, such delivery will be deemed made only when actually received by the Balloting Agent. Instead of effecting delivery by mail, it is recommended that such beneficial owner or Nominal Holder use an express courier, overnight or hand delivery service and deliver a fax copy to the Balloting Agent. In all cases, sufficient time should be allowed to assure timely delivery.

  Subject to any contrary order of the Court, the Company reserves the absolute right to reject any and all Ballots (or Master Ballots, as the case may be) not in proper form the acceptance of which would, in the opinion of the Company or its counsel, not be in accordance with the provisions of Argentine law. Subject to contrary order of the Court, the Company further reserves the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot (or Master Ballot) unless otherwise directed by the Court. The Company's interpretation of the terms and conditions of the Plan (including the Ballots and the Master Ballots), unless otherwise directed by the Court, shall be final and binding on all parties. Unless waived or as ordered by the Court, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Company (or the Court) determines. Neither the Company nor any other person or entity will be under any duty to provide notification of defects or irregularities with respect to the delivery of Ballots and neither the Company nor any other person or entity will incur any liability for failure to provide such notice. Unless otherwise directed by the Court, delivery of such Ballots (or Master Ballots) will not be deemed to have been made until such irregularities have been cured or waived. Ballots (or Master Ballots) as to which any irregularities have not therefore been cured or waived will not be counted.

Voting Procedures

  If you are a Nominal Holder, you will receive a Ballot relating to the securities you hold directly or indirectly. If you do not hold Old Notes for your own account, you or your agent should provide copies of this Consent Solicitation and Information Memorandum and appropriate Ballots to the beneficial owners of the Old Notes. For further instructions, see "Beneficial Owners of Old Notes" below. Any beneficial owner who has not received a Consent Solicitation and Information Memorandum or Ballot should contact his, her or its Nominal Holder or the Balloting Agent.

  You should complete only the Ballot corresponding to Old Notes which you beneficially own on the Record Date. Beneficial owners who purchase Old Notes after the Record Date and who wish to vote on the Plan must arrange with the seller to receive proxies from such persons or the Nominal Holders through whom such persons held their securities on the Record Date.

  Beneficial Owners who elect to vote on the Plan should complete and sign the Ballot in accordance with the instructions thereon being sure to check the appropriate box entitled "Accept the Plan" or "Reject the Plan". Beneficial Owners may not split their vote on the Plan. Beneficial Owners must vote all Old Notes beneficially owned in the same way (that is, all "accept" or all "reject") even if such are owned through more than one broker or bank.

  Each Ballot delivered directly to the Balloting Agent by a beneficial owner or a Nominal Holder voting for its own account must be validated in accordance with the instructions set forth on the Ballot by all Nominal Holders through which such persons' interest in Old Notes is held until and including the respective DTC participant through which such interest is ultimately held in the global securities registered in the name of DTC's nominee, Cede & Co. Each Master Ballot delivered to the Balloting Agent must be validated in accordance with the foregoing sentence. Registered holders are not required to obtain any validation (except notarization and apostilization).

  You may receive multiple copies of this Consent Solicitation and Information Memorandum, especially if you own your Old Notes through more than one broker or bank. If you submit more than one Ballot because you beneficially own such Old Notes through more than one broker or bank, be sure to indicate in item 3 of the Ballot(s) the names of ALL other brokers or other Nominal Holders who hold Old Notes for you.

Beneficial Owners of Old Notes

  A beneficial owner of Old Notes on the Record Date is eligible to vote on the Plan, if his voting instrument is properly validated in accordance with the instructions found in the Ballot and Master Ballot, regardless of whether the Old Notes were held on the Record Date in such beneficial owner's name or in the name of a brokerage firm, commercial bank, trust company or other Nominal Holder.

  IF A BENEFICIAL OWNER'S CLAIM OR INTEREST IS A RESULT OF SUCH BENEFICIAL OWNER'S OWNERSHIP OF OLD NOTES ON SUCH BENEFICIAL OWNER'S BEHALF IN THE NAME OF A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINAL HOLDER, ONLY THE BENEFICIAL OWNER MAY EXECUTE A BALLOT WITH RESPECT TO SUCH CLAIM OR INTEREST TO ACCEPT OR REJECT THE PLAN, PROVIDED THAT BENEFICIAL OWNERS MUST TRANSMIT THEIR COMPLETED BALLOTS EITHER (1) IF IT IS OR WILL BE VALIDATED, TO THE BALLOTING AGENT OR (2) OTHERWISE TO THE RECORD HOLDER, WHO MUST THEN RETURN VALIDATED MASTER BALLOTS TO THE BALLOTING AGENT WHICH PROVIDE IN SUMMARIZED TABULAR FORM THE VOTES BY EACH BENEFICIAL OWNER. ALL SUCH ACTIONS MUST BE COMPLETED PRIOR TO THE VOTING DEADLINE. BECAUSE OF THE NUMBER OF STEPS WHICH MAY BE NECESSARY FOR YOUR VOTE TO BE VALID, PLEASE ALLOW YOURSELF SUFFICIENT TIME TO COMPLETE THE PROCESS.

  Any beneficial owner as of the Record Date, holding Old Notes in physical certificated form, registered in his, her or its own name or Nominal Holders voting for their own account can vote by completing and signing the enclosed Ballot, duly notarized and apostilled, and returning the original directly to the Balloting Agent so that it is actually received by the Balloting Agent before the Voting Deadline of 5:00 p.m., New York City time on July 31, 2000, which may be extended at the Company's sole discretion.

  Authorized signatories voting on behalf of more than one beneficial owner must complete a separate Ballot for each such beneficial owner. Any Ballot submitted to a Nominal Holder will not be counted until such Nominal Holder either validates such Ballot or properly completes and delivers a corresponding Master Ballot to the Balloting Agent.

  With respect to Old Notes that are held through Euroclear or Clearstream, see "Special Procedures for Holders of Old Notes Held Through Euroclear or Clearstream."

  By submitting a vote for or against the Plan, you are certifying that you are the beneficial owner of the Old Notes being voted, or an authorized signatory for such a beneficial owner. Your submission of a Ballot will also constitute a request that you (or in the case of an authorized signatory, the beneficial owner) be treated as the beneficial owner of such securities for purposes of voting on the Plan.

Brokerage Firms, Banks and Other Record Holders

  A brokerage firm, commercial bank, trust company or other nominee which is the Nominal Holder, on the Record Date of Old Notes for a beneficial owner, or is a participant, directly or indirectly, in DTC, Euroclear or Clearstream (each, a "Clearing System") and is authorized to vote in the name of such Clearing System, directly or indirectly, pursuant to an omnibus proxy, assignment letter form or similar document (as described below) and is acting for a beneficial owner, may obtain the vote of the beneficial owner of such Old Notes, consistent with customary practices for obtaining the votes of securities held in "street name", in the following way:

  The Nominal Holder must obtain the votes of the beneficial owners by forwarding to the beneficial owners the unsigned Ballots, together with a copy of this Consent Solicitation and Information Memorandum, a return envelope provided by, and addressed to, the Nominal Holder, and other materials requested to be forwarded. Each such beneficial owner must then indicate his, her or its vote on the original Ballot, complete the information requested in the Ballot, review the certifications contained in the Ballot, execute the Ballot and return the original Ballot to the Nominal Holder, or if the Ballot has been validated, to the Balloting Agent. After collecting the non-validated Ballots, the Nominal Holder should, in turn, complete a Master Ballot compiling the votes and other information from the Ballots, execute the Master Ballot and deliver the original Master Ballot, duly validated, to the Balloting Agent so that it is actually received by the Balloting Agent before the Voting Deadline. All Ballots returned by the beneficial owners to a Nominal Holder should be retained by the Nominal Holder for inspection for at least one year from the Voting Deadline. The Nominal Holder should advise the beneficial owner to return his, her or its non-validated Ballot to the Nominal Holder by a date calculated by the Nominal Holder to allow it to prepare and return the Master Ballot to the Balloting Agent so that it is actually received by the Balloting Agent before the Voting Deadline.

  A proxy intermediary on behalf of a Nominal Holder may follow the procedures outlined in the preceding paragraph to vote on behalf of such beneficial owner.

  With respect to Old Notes that are held through Euroclear or Clearstream, see the procedures set forth below.

Special Procedures for Holders of Old Notes Held Through Euroclear or
Clearstream:

  The Balloting Agent will distribute this Consent Solicitation and Information Memorandum, Ballots and other materials to Euroclear and Clearstream with a request that such Clearing Systems distribute such materials to the beneficial owners of Old Notes through the participant firms holding accounts in such Clearing Systems.

  Participants in Euroclear and Clearstream should generally follow the procedures set forth in the immediately preceding section ("Brokerage Firms, Banks and Other Record Holders") by using Master Ballots, with two exceptions, as follows:

  (1) The party executing the Ballot or Master Ballot (either the Clearing System participant or the beneficial owner) should send the original copy of the Ballot or Master Ballot, upon execution, by overnight courier and a copy by telecopy to the Balloting Agent. However, to be counted for purposes of acceptance or rejection of the Plan, the original of the Ballot or Master Ballot (not merely a telecopy thereof) must be received by the Balloting Agent before the Voting Deadline. The party executing the Ballot or Master Ballot should retain a copy of the Ballot or Master Ballot.

  (2) Each participant in Euroclear and Clearstream should also send a custody instruction to Euroclear or Clearstream, as applicable, that repeats the substance of the information contained in the executed Ballots or Master Ballot. Euroclear and Clearstream will forward duly Validated Master Ballots summarizing of the instructions received from their participants to the Balloting Agent.

DTC

  The Company expects that DTC, as one of the two registered holders of Old Notes, will arrange for its participants to vote by executing an omnibus proxy, assignment letter form, or similar document in favor of its participants. It is expected that such participants will validate, directly or indirectly, the Ballots or Master Ballots. The Company also expects that Euroclear and Clearstream, upon the direction of their respective participants, will provide duly validated Master Ballots summarizing the Ballots received from their respective participants to the Balloting Agent, thus confirming the validity of signed Ballots or Master Ballot.

Mandatory Exchange

  Each holder of a claim recognized by the Court is entitled to vote either to accept or reject the Plan in accordance with the procedures set forth in this Consent Solicitation and Information Memorandum. Subject to the approval of the Court (homologacion), the Plan will be deemed to have been accepted if (1) the holders of at least two-thirds in principal amount of the claims of beneficial owners and other non-preferred creditors recognized by the Court have voted to accept the Plan, and (2) holders of more than one-half in number of the claims of beneficial owners and other non-preferred creditors recognized by the Court have voted to accept the Plan. If the Plan is accepted and approved (homologado) by the Court, the exchange of New Notes for Old Notes will be mandatory. On the Effective Date, Old Notes will be cancelled, the indebtedness represented by Old Notes will be extinguished and New Notes will be issued by the Company pro rata to the holders of Old Notes and the holders of the Old Notes shall have no rights and such instruments shall evidence no rights, except the right to receive the distributions, if any, to be made to holders of such instruments under the Plan. Except with respect to the performance by the Trustee under the Old Indenture or its agents of their obligations under the Plan or in connection with any distribution to be made under the Plan, effective as of the Effective Date, the Trustee and its agents, successors and assigns shall be discharged of all of their obligations associated with the Old Indenture and related agreements and released from all claims arising in connection with the Old Notes and the Old Indenture and, effective as of the Effective Date, the Old Indenture shall be deemed cancelled, except that such cancellation shall not impair the rights of the holders of the Old Notes to receive distributions under the Plan or the rights of the Trustee under its charging lien pursuant to the Old Indenture to the extent that the Trustee has not received payment of all amounts payable to the Trustee. Once the Trustee has completed performance of all of its duties set forth in the Plan or in connection with any distributions to be made under the Plan, if any, the Trustee, and its successors and assigns, shall be relieved of all obligations as Trustee under the Old Indenture effective as of the Effective Date.

New Notes Exempt from Registration

  The New Notes have not been registered under the Securities Act or the securities laws of any state of the United States. The New Notes are exempt from registration pursuant to Section 3(a)(9) of the Securities Act. The New Notes may be freely transferred to third parties, except by affiliates of the Company, because (1) with respect to New Notes issued in exchange for Old Notes issued pursuant to Rule 144A of the Securities Act, the two-year holding period under Rule 144(k) will have been satisfied, and (2) with respect to New Notes issued in exchange for Old Notes issued pursuant to Regulation S, the requirements of Regulation S have been met.

New Notes

  New Notes will be issued under the New Indenture to be entered into by the Company and The Bank of New York, as Trustee, and will mature on the 10th anniversary of the Effective Date. New Notes will be issued in exchange for each US$1,000 principal amount of Old Notes cancelled. See "Description of New Notes" for a complete description of New Notes.

Taxes

  Certain Argentine and United States federal income tax consequences of the exchange of New Notes and cash for Old Notes pursuant to the Plan and of the acquisition, ownership and disposition of New Notes are discussed below under "Taxation."

Balloting Agent

  The Company has appointed Bondholder Communications Group as the Balloting Agent for the Consent Solicitation. Requests for additional copies of this Consent Solicitation and Information Memorandum, the Ballot and other related documents should be addressed to the Balloting Agent as follows:

    By hand, overnight courier or registered or certified mail: Bondholder Communications Group, 30 Broad Street, 46th Floor, New York, New York 10004, Attention: Carmen Torres, Telephone: 212 809-2663 or toll-free within the U.S. at 888-385-2663. By fax: 212-422-0790. By e-mail:
  contact@bondcom.com

Fees and Expenses

  All expenses incident to this consent to the Plan will be borne by the Company.

  The Company has also agreed to pay to the Trustee under the Old Indenture its reasonable fees, costs and expenses and the reasonable fees, costs and expenses of its professional advisors. The Company made certain payments in respect of such fees, costs and expenses during the course of the financial restructuring. If the Company were to fail to make such payments, the Trustee may assert the right, under the terms of the Old Indenture, to be paid first on account of such unpaid fees, costs and expenses prior to any distribution of restructuring consideration to the holders of Old Notes under such Old Indenture.

                                    RATINGS

  National Executive Power Decree No. 656/92 issued on April 28, 1992, as amended by Decree No. 2019/93 (the "Decree"), as supplemented by CNV General Resolution No. 217/92 of August 24, 1992, established that the debt securities of a company authorized by the CNV to be publicly offered in Argentina on or after November 1, 1992, must be rated by two authorized Argentine rating agencies. Prior to the introduction of this requirement, there were no rating agencies in Argentina, and Argentine companies did not have ratings for their outstanding securities. The Decree, together with CNV General Resolution No. 221/92, issued on October 21, 1992, established certain general rules in relation to such ratings. Specific guidelines for the standards to be applied in establishing ratings are submitted by prospective rating agencies to, and approved by, the CNV.

  The Company has selected Humphreys Argentina and Magister to rate the New Notes. The Decree provides for rating agencies to operate five basic categories of debt rating from "A" to "E" within which there may be sub-categories. Categories "A" to "D" are to apply to debt issues in respect of which the information requirements of applicable Argentine law and regulations are fulfilled. Securities of an issuer will be given an "E" rating if such requirements are not fulfilled. The exact parameters of each category and sub-category form part of the submission to the CNV of any prospective rating agency.

  The methods used by Argentine rating agencies (including Humphreys Argentina and Magister) to assign credit ratings may differ from those used by rating agencies in the United States or other countries.

  Ratings do not constitute a recommendation to purchase, hold or sell any New Notes offered hereby and may be changed, suspended or withdrawn at any time.

                 FOREIGN EXCHANGE RATES AND EXCHANGE CONTROLS

  As a result of inflationary pressures, the Argentine currency was subject to repeated devaluations during the four decades prior to 1991. During this period, Argentina adopted and operated various exchange rate systems. Macroeconomic instability produced wide fluctuations in the real exchange rate of the Argentine currency with respect to the dollar.

  Prior to December 1989, the Argentine foreign exchange market was subject to exchange controls. From December 1989 until April 1991, Argentina had a freely floating exchange rate for all foreign currency transactions. On March 20, 1991, the Argentine Government announced an economic reform plan known as the Convertibility Plan. The Convertibility Plan included the Convertibility Law. Since April 1, 1991, in accordance with the Convertibility Law, the Argentine currency has continued to be freely convertible into dollars. Under the Convertibility Law, the Central Bank is obligated to have a reserve in foreign currencies, gold and public bonds denominated in foreign currency (at their market value) equal to the amount of the outstanding Argentine currency and to sell dollars at a rate of not more than Ps 1.00 per US$1.00. Additionally, on January 12, 1995, the Central Bank promulgated Communication "A" 2298, adopting a policy of purchasing dollars at a rate of Ps 1.00 per US$1.00. Under the Argentine Government's medium-term program agreed to with the International Monetary Fund ("IMF"), the convertibility scheme will maintain the present fixed convertibility ratio of Ps 1.00 per US$1.00. The government has recently affirmed its intention to maintain such policy; however, there can be no assurance that the Argentine Government will continue this policy for any period of time. In the event of a significant devaluation of the peso, the financial condition or results of operations of Argentine companies, including the Company, and the ability of Argentine companies to meet their foreign currency-denominated obligations could be adversely affected.

  The following table shows, for the calendar periods indicated, certain information from Banco Nacion and the Argentine Central Bank regarding the free and controlled exchange rates for dollars, expressed in nominal pesos per dollar. The Federal Reserve Bank of New York does not report a noon buying rate for Argentine pesos. On June l, 2000, the exchange rate in effect was Ps
1.00 to US$1.00.

                        Controlled Rate                    Free Rate
                ------------------------------- -------------------------------
                                Period                          Period
                 High   Low   Average(1)  End    High   Low   Average(1)  End
                ------ ------ ---------- ------ ------ ------ ---------- ------
1988........... 0.0013 0.0004   0.0009   0.0013 0.0016 0.0007   0.0011   0.0016
1989........... 0.1300 0.0014   0.0414   0.1350 0.1350 0.0017   0.0465   0.1350
1990...........    --     --       --       --  0.6046 0.1715   0.4883   0.5139
1991...........    --     --       --       --  0.9990 0.9430   0.9866   0.9990
1992(2)........    --     --       --       --  0.9990 0.9910   0.9919   0.9990
1993...........    --     --       --       --  1.0001 0.9967   0.9995   0.9990
1994...........    --     --       --       --  1.0000 0.9992   0.9996   1.0000
1995...........    --     --       --       --  1.0000 0.9992   0.9996   1.0000
1996...........    --     --       --       --  1.0000 0.9990   0.9995   1.0000
1997...........    --     --       --       --  1.0000 0.9990   0.9995   1.0000
1998...........    --     --       --       --  1.0000 0.9990   0.9995   1.0000
1999...........    --     --       --       --  1.0000 0.9990   0.9995   1.0000
2000(3)........    --     --       --       --  1.0000 0.9990   0.9995   1.0000

--------
(1) Average of month-end rates.
(2) On January 1, 1992, the peso replaced the austral as the legal currency of Argentina at the rate of 10,000 australes per peso.
(3) Through June 1, 2000.
--------
Sources: Central Bank; Banco Nacion.

  Fluctuations in the exchange rate between pesos and dollars could affect the Company's ability to meet its foreign currency obligations. Devaluation of the Argentine currency could adversely affect the Company's operating results.

                        SELECTED FINANCIAL INFORMATION

  The following selected financial information of the Company for the years ended December 31, 1999, 1998 and 1997, and for the three-month periods ended March 31, 2000 and 1999, has been derived from, is qualified by reference to and should be read in conjunction with the financial statements of the Company, the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Consent Solicitation and Information Memorandum. The financial statements of the Company for the years ended December 31, 1999, 1998 and 1997, have been audited by Deloitte & Co. S.R.L., Argentine correspondents for Deloitte Touche Tohmatsu International, the Company's independent certified public accountants. Deloitte & Co. S.R.L. has performed a limited review of the financial statements of the Company for the three-month periods ended March 31, 2000 and 1999. See the Auditor's Report and the Limited Review Report included elsewhere in this Consent Solicitation and Information Memorandum.

  Except as described in "Presentation of Financial Information," the financial statements of the Company are prepared in accordance with Argentine GAAP, which differs in certain respects from U.S. GAAP, and with Argentine reporting practices. See Annex A--Principal Differences between Argentine GAAP and U.S. GAAP.

Income Statement Data (in thousands of Pesos)

                                                                 Three Months
                                                                  Ended March
                                     Year Ended December 31,          31,
                                     --------------------------  --------------
                                       1999      1998    1997     2000    1999
                                     ---------  ------  -------  ------  ------
Net Sales(1)........................ Ps 36,468  35,440   35,347   8,043   9,697
Cost of Sales....................... Ps(35,158) 31,405  (30,734) (7,781) (9,111)
                                     ---------  ------  -------  ------  ------
Gross Profit........................ Ps  1,310   4,035    4,613     262     586
                                     ---------  ------  -------  ------  ------
Marketing Expenses..................      (875)   (574)    (352)   (215)   (101)
Administrative Expenses............. Ps (2,510) (1,994)  (2,030)   (585)   (498)
                                     ---------  ------  -------  ------  ------
Operating Income.................... Ps (2,075)  1,467    2,231    (538)    (13)
                                     ---------  ------  -------  ------  ------
Other Income-Expense (Net).......... Ps (8,742) (8,193)  (6,882)   (253) (2,109)
                                     ---------  ------  -------  ------  ------
  Net (Loss) Income................. Ps(10,817) (6,726)  (4,651)   (791) (2,122)
                                     ---------  ------  -------  ------  ------

--------
(1) Net sales represent gross sales less energy purchases, transmission costs and turnover taxes. Energy purchases were Ps 14.07 million, Ps 16.87 million and Ps 12.84 million for 1999, 1998 and 1997, respectively, and Ps
    4.11 million and Ps 3.69 million for the three months ended March 31, 2000 and 1999, respectively. Transmission costs were Ps 7.57 million, Ps 6.55 million and Ps 7.65 million for 1999, 1998 and 1997, respectively, and Ps
    1.65 million and Ps 1.84 million for the three months ended March 31, 2000 and 1999, respectively. See "Argentine Electricity Industry and Regulatory Framework--Pricing Energy Payments." Turnover taxes were Ps 0.18 million, Ps 0.18 million and Ps 0.18 million for 1999, 1998 and 1997, and Ps 0.05 million and Ps 0.05 million for the three months ended March 31, 2000 and 1999, respectively.

Balance Sheet Data (in thousands of Pesos)

                                           December 31,           March 31,
                                     ------------------------- ---------------
                                       1999     1998    1997    2000    1999
                                     --------- ------- ------- ------- -------
ASSETS
Current Assets
  Cash and Bank Deposits............ Ps    787     594     536     531   1,639
  Investments.......................     8,917   5,832   7,412   9,709   8,225
  Trade Receivables.................     9,039  10,871   9,000   8,504   9,748
  Other Receivables.................     1,458   1,085   1,243   2,906   1,131
  Supplies and Materials............ Ps  1,891   1,467   1,555   1,856   1,486
                                     --------- ------- ------- ------- -------
    Total Current Assets............ Ps 22,092  19,849  19,746  23,506  22,229
                                     --------- ------- ------- ------- -------
Non-Current Assets
  Property, Plant and Equipment(1).. Ps 97,248 101,816 106,126  96,158 100,645
  Intangible Assets................. Ps  1,520   2,391   3,471   1,340   2,143
                                     --------- ------- ------- ------- -------
    Total Non-Current Assets........ Ps 98,769 104,207 109,597  97,498 102,788
                                     --------- ------- ------- ------- -------
      Total Assets.................. Ps120,861 124,056 129,343 121,004 125,017
                                     ========= ======= ======= ======= =======
LIABILITIES
Current Liabilities
  Accounts Payable.................. Ps  2,145   3,884   3,874   2,745   4,445
  Loans.............................     6,740     680     737   6,740   2,906
  Payroll and Social Security.......       210     111     154     361     148
  Taxes.............................     3,351   2,223     910   3,187   2,532
  Several Payment Accrual...........        24       8       6      26      25
  Miscellaneous..................... Ps  2,137     --      --    2,331     --
                                     --------- ------- ------- ------- -------
    Total Current Liabilities....... Ps 14,607   6,906   5,681  15,390  10,056
                                     --------- ------- ------- ------- -------
Non-Current Liabilities
  Loans............................. Ps 60,000  60,000  60,000  60,000  60,000
  Reserve........................... Ps    306     384     171     456     317
                                     --------- ------- ------- ------- -------
    Total Non-Current Liabilities... Ps 60,306  60,384  60,171  60,456  60,317
                                     --------- ------- ------- ------- -------
    Total Liabilities............... Ps 74,913  67,290  65,852  75,846  70,373
                                     --------- ------- ------- ------- -------
    Total Stockholders' Equity...... Ps 45,948  56,766  63,491  45,158  54,644
                                     --------- ------- ------- ------- -------
    Total Liabilities and
     Stockholders' Equity........... Ps120,861 124,056 129,343 121,004 125,017
                                     ========= ======= ======= ======= =======
Selected Financial Ratios
Total Non-Current Assets/Total
 Assets.............................      0.82    0.84    0.85    0.81    0.82
Total Stockholders' Equity/Total
 Liabilities........................      0.61    0.84    0.96    0.60    0.78
Total Liabilities/Total Liabilities
 and Stockholders' Equity...........      0.62    0.54    0.51    0.63    0.56

--------
(1) Net of accumulated depreciation of Ps 31.90 million, Ps 27.11 million and Ps 22.67 million at December 31, 1999, 1998 and 1997, respectively, and Ps 33.07 million and Ps 28.33 million at March 31, 2000 and 1999, respectively.

Sources and Uses of Funds Data (in thousands of Pesos)

                                                            Three Months
                                    Year Ended December      Ended March
                                            31,                  31,
                                   -----------------------  --------------
                                    1999     1998    1997    2000    1999
                                   -------  ------  ------  ------  ------
Sources of Funds
EBITDA...........................  Ps1,001   5,647   8,050     312   1,282
Net Interest Gain (Expense)......    1,008  (6,837) (6,840)    253  (1,907)
Items No Representing Use
 (Sources) of Funds..............    1,250     380     205     450     --
                                   -------  ------  ------  ------  ------
Operating Cash Flow..............  Ps3,259    (810)  1,415   1,015    (625)
                                   =======  ======  ======  ======  ======
Changes in Assets and Liabilities
Decrease (Increase) in Accounts
 Receivables.....................  Ps1,612  (1,871) (1,261)    535   1,123
Decrease (Increase) in Other
 Receivables.....................     (373)    158     583  (1,447)    (46)
Decrease (Increase) in Supplies
 and Materials...................     (423)     86     (52)     35     (17)
(Decrease) Increase in
 Liabilities.....................     (498)  1,059     454     483   3,083
                                   -------  ------  ------  ------  ------
Changes in Working Capital.......      318    (568)   (276)   (394)  4,143
                                   -------  ------  ------  ------  ------  ---
Capital Expenditures.............     (298)   (145) (1,369)    (85)    (79)
                                   -------  ------  ------  ------  ------
Net Increase (Decrease in Cash)..  Ps3,279  (1,523)   (230)    536   3,439
                                   =======  ======  ======  ======  ======

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with the Company's financial statements and the notes thereto included elsewhere in this Consent Solicitation and Information Memorandum. The Company prepares its financial statements in accordance with Argentine GAAP, which differs in certain respects from U.S. GAAP. Argentine GAAP is generally less restrictive and allows wider latitude in the definition and application of certain accounting principles than U.S. GAAP. See Annex A--Principal Differences Between Argentine GAAP and U.S. GAAP.

Overview

  The Company is principally engaged in the ownership and operation of the Plant and the sale of electricity generated thereby. The Company derives its revenues from the generation and sale of energy and capacity in the Spot Market and in the Term Market pursuant to privately negotiated agreements. The Company is paid through CAMMESA, which acts as a "clearing agent" for sales in the Spot Market, and is paid directly by its customers for its sales pursuant to term agreements. In selling energy to GUMEs under the Argentine regulatory scheme, the Company acts as a broker, buying energy in the Spot Market at the applicable Seasonal Price (as defined under "Argentine Electricity Industry and Regulatory Framework--Pricing Energy Payments") and selling to GUMEs at the Seasonal Price plus a margin.

  The Argentine electricity generation industry has experienced excess capacity since privatization began in 1992, primarily as a result of increased competition among generators and the addition of more efficient generation capacity. Spot Market prices have declined in recent years as a result of more efficient electrical generation. To counteract the effect of lower Spot Market prices and to reduce the effect of price fluctuations, the Company has adopted the strategy of seeking increased sales in the Term Market through privately negotiated agreements.

  The two largest components of the Company's cost of sales are fuel and salaries and wages, with fuel accounting for over 90% of the Company's variable costs. The Company has sought to stabilize its fuel costs by entering into long-term natural gas supply and transmission agreements.

Results of Operations

 Year Ended December 31, 1999, Compared to Year Ended December 31, 1998

  The following tables set forth information regarding the Company's total gross sales, net sales, electricity generated and average sales prices for the years ended December 31, 1999 and 1998.

                                                                 Year Ended
                                                                December 31,
                                                               ----------------
                                                                 1999     1998
                                                               --------  ------
                                                               (in millions of
                                                                Pesos, except
                                                                 for GWh and
                                                               sales price per
                                                                    MWh)
Energy Sales in Spot Market................................... Ps 10.55   12.06
Capacity Sales in Spot Market.................................     3.84    2.75
Sales in Term Market (Energy & Capacity)......................    43.24   43.88
Frequency Regulation Income................................... Ps  0.67    0.35
                                                               --------  ------
  Total Gross Sales........................................... Ps 58.29   59.04
                                                               ========  ======
Energy Purchases.............................................. Ps(14.07) (16.87)
Transmission Costs............................................    (7.57)  (6.55)
Turnover Taxes................................................ Ps (0.18)  (0.18)
                                                               --------  ------
  Net Sales................................................... Ps 36.47   35.44
                                                               ========  ======
Total GWh Generated...........................................    1,801   1,564
Average Sales Price per MWh...................................    20.25   22.66

  The Company's net energy generation and capacity made available in 1999 produced total gross sales of Ps 58.29 million, comprised of Ps 10.55 million of energy sales and Ps 3.84 million of capacity sales in the Spot Market, an aggregate of Ps 43.24 million of energy sales and capacity sales in the Term Market and Ps 0.67 million of frequency regulation income. The Company's net energy generation and capacity made available during 1998 produced total gross sales of Ps 59.04 million, comprised of Ps 12.06 million of energy sales and Ps 2.75 million of capacity sales in the Spot Market, an aggregate of Ps 43.88 million of energy and capacity sales in the Term Market and Ps 0.35 million of frequency regulation income. Netted from such gross revenues during 1999 were energy purchases of Ps 14.07 million, transmission costs of Ps 7.57 million and turnover taxes of Ps 0.18 million. Netted from such gross revenues during 1998 were energy purchases of Ps 16.87 million, transmission costs of Ps 6.55 million and turnover taxes of Ps 0.18 million.

  The average price of energy and capacity in the Spot Market at the Ezeiza node (the node serving the Buenos Aires region) increased approximately 12.7% from Ps 16.17 per MWh for 1998 to Ps 18.22 per MWh for 1999. The average price of energy and capacity in the Spot Market at the Guemes node increased approximately 3.17% from Ps 16.06 per MWh for 1998 to Ps 16.57 per MWh for 1999. This increase was primarily due to the low hydraulic power generated by the Comahue basin and the increased demand resulting from high temperatures.

  The following table sets forth information regarding the Company's cost of sales for the years ended December 31, 1999 and 1998.

                                             Year ended December 31
                                     ----------------------------------------
                                            1999                 1998
                                     -------------------  -------------------
                                     (in millions         (in millions
                                     of Pesos(1))   %     of Pesos(1))   %
                                     ------------ ------  ------------ ------
Fuel................................   Ps24.56     69.85%   Ps20.62     65.67%
Salaries and Wages..................      2.82      8.02%      2.33      7.42%
Amortization of Intangible Assets...      0.89      2.53%      1.09      3.47%
Third Party Services................      0.61      1.73%      0.96      3.06%
Supplies and Materials..............      0.48      1.37%      0.80      2.55%
Social Security Charges.............      0.36      1.02%      0.44      1.40%
Management Costs....................      0.42      1.19%      0.61      1.94%
Other...............................   Ps 5.02     14.29%      4.55     14.49%
                                       -------    ------    -------    ------
  Total Costs of Sales..............   Ps35.16    100.00%     31.40    100.00%
                                       =======    ======    =======    ======
Total GWh Generated.................     1,801                1,564
Average Fuel Cost per net MWh
 produced...........................     13.64                13.18
Average Cost per net MWh produced...     19.52                20.08

--------
(1)Except for GWh, Fuel Cost per net MWh and Cost per net MWh.

  Total cost of sales increased Ps 3.76 million from Ps 31.40 million for 1998 to Ps 35.16 million for 1999.

  Fuel costs increased Ps 3.94 million to Ps 24.56 million for 1999 from Ps
20.62 million for 1998, primarily due to the increase in generation at the Plant. Natural gas consumption for 1999 was approximately 544,996 Dm/3/ at a price of Ps 45.06 per Dm/3/, compared to approximately 481,310 Dm/3/ at a price of Ps 42.84 per Dm/3/ for the year ended December 31, 1998.

  Net depreciation of fixed assets, included in cost of sales, for the years ended December 31, 1999 and 1998, was Ps 4.73 million and Ps 4.34, respectively. Depreciation of machinery and equipment is calculated based on hours of service rendered in accordance with the remaining hours of useful life determined in a technical study commissioned by the Company in 1992. The rest of the Company's property, plant and equipment is depreciated by the straight-line method over the remaining useful life.

  Administrative expenses increased Ps 0.52 million to Ps 2.51 million in 1999, compared to Ps 1.99 million in 1998, due to a Ps 0.21 million increase in salaries and social security charges related to personnel. Other expenses increased Ps 0.30 million as a result of the Company's marketing efforts to increase sales in the Term Market.

  The Company's net financial result reflects a net loss of Ps 6.08 million during 1999, compared to a net loss of Ps 6.84 million during 1998, primarily as a result of the non-payment of interest due with respect to the Old Notes starting on March 11, 1999.

  As a result of net loss carryover, the financial statements of the Company for 1999 and 1998 reflect real tax rates of 0.0%. At December 31, 1999, the Company had remaining Ps 21.30 million of tax loss carryover, which can be carried over as follows: Ps 2.9 million until 2001, Ps 4.1 million until 2002, Ps 5.0 million until 2003 and Ps 9.3 million until 2004.

  Net loss increased Ps 4.09 million, from (Ps 6.73) million for 1998 to (Ps 10.82) million for 1999, as a result of the factors described above.

 Three Months Ended March 31, 2000, Compared to the Three Months Ended March 31, 1999

  The following tables set forth information regarding the Company's total gross sales, net sales, electricity generated and average prices for the three-month periods ended March 31, 2000 and 1999.

                                                         Three Months Ended
                                                              March 31
                                                       ------------------------
                                                          2000         1999
                                                       -----------  -----------
                                                       (in millions of Pesos,
                                                         except for GWh and
                                                        sales price per MWh)
Energy Sales in Spot Market...........................        2.33         2.77
Capacity Sales in Spot Market.........................        0.89         0.94
Sales in Term Market (Energy & Capacity)..............       10.41        11.44
Frequency Regulation Income...........................        0.22         0.12
                                                       -----------  -----------
  Total Gross Sales...................................       13.85        15.27
                                                       ===========  ===========
Energy Purchases......................................       (4.11)       (3.69)
Transmission Costs....................................       (1.65)       (1.84)
Turnover Taxes........................................       (0.05)       (0.05)
                                                       -----------  -----------
Net Sales.............................................        8.04         9.69
                                                       ===========  ===========
Total GWh Generated...................................         364          493
Average Sales Price per MWh...........................       22.09        19.66

  For the three months ended March 31, 2000, the Company had a net generation of 364 GWh and an average available capacity of 167 MW, compared to 493 GWh and 228 MW, respectively, for the three months ended March 31, 1999, primarily as a result of the off-line operating system under which the Plant operated during such period. As part of this system, one 60 MV unit remains off-line, but receives compensation for available capacity, which is known as Base Power Reserve.

  The Company's net energy generation and capacity made available during the three months ended March 31, 2000, produced total gross sales of Ps 13.85 million, comprised of Ps 2.33 million of energy sales and 0.89 million of capacity sales in the Spot Market, an aggregate of Ps 10.41 million of energy and capacity sales in the Term Market and Ps 0.22 million of frequency regulation income. The Company's net energy generation and capacity available during the three months ended March 31, 1999, produced total gross sales of Ps
15.27 million, comprised of Ps 2.77 million of energy sales and Ps 0.94 million of capacity sales in the Spot Market, an aggregate of Ps 11.44 million of energy and capacity sales in the Term Market and Ps 0.12 million of frequency regulation income. Netted from such gross revenues for the three months ended March 31, 2000, were energy purchases of Ps 4.11 million, transmission costs of Ps 1.65 million and turnover taxes of Ps 0.05 million. Netted from such gross revenues during the three months ended March 31, 1999, were energy purchases of Ps 3.69 million, transmission costs of Ps 1.84 million and turnover taxes of Ps 0.05 million. The decrease in transmission costs of Ps 0.19 million reflects a change in the regulations concerning the allocation of transmission costs among WEM agents.

  The average price of energy and capacity sold in the Spot Market at the Ezeiza node decreased approximately 3.21% from Ps 17.13 per MWh for the three months ended March 31, 1999, to Ps 16.58 per MWh for the three months ended March 31, 2000. Such decrease was primarily due to increased capacity resulting from new generation units beginning service and increased efficiency of existing generation units.

  The average price of energy and capacity sold in the Spot Market at the Guemes node increased approximately 21%, from Ps 14.53 per MWh for the three months ended March 31, 1999, to Ps 17.56 per MWh for the three months ended March 31, 2000. The increase in price at the Guemes node was the result of the off-line operating system used in the first three months of 2000. Under this system, the Company is not compensated at market prices, but rather according to its declared variable cost of production, which was higher than the market price for the period.

  The decrease in net sales for the three months ended March 31, 2000, compared to the three months ended March 31, 1999, is primarily the result of a decrease in the net energy produced, from 493 GWh for the three months ended March 31, 1999, to 364 GWh for the three months ended March 31, 2000, which offset the increase in average sales price generated from Ps 19.66 per MWh for the three months ended March 31, 1999, to Ps 22.09 per MWh for the three months ended March 31, 2000.

  The following tables set forth the Company's total cost of sales for the three-month periods ended March 31, 2000 and 1999.

                                           Three Months ended March 31
                                     ----------------------------------------
                                            2000                 1999
                                     -------------------  -------------------
                                     (in millions         (in millions
                                     of Pesos(1))   %     of Pesos(1))   %
Fuel................................     4.98      64.01%     6.51      71.46%
Salaries and Wages..................     0.83      10.67%     0.62       6.81%
Amortization of Intangible Assets...     0.18       2.31%     0.25       2.74%
Third Party Services................     0.15       1.93%     0.08       0.88%
Supplies and Materials..............     0.22       2.83%     0.13       1.43%
Social Security Charges.............     0.11       1.41%     0.09       0.99%
Management Costs....................     0.10       1.29%     0.15       1.65%
Other...............................     1.21      15.55%     1.28      14.04%
                                        -----     ------     -----     ------
  Total Costs of Sales..............     7.78     100.00%     9.11     100.00%
                                        =====     ======     =====     ======
Total GWh Generated.................      364                  493
Average Fuel Cost per net MWh
 produced...........................    13.67                13.20
Average Cost per net MWh produced...    21.37                18.50

--------
(1)Except GWh, Fuel Cost per net MWh and Cost per net MWh.

  Total cost of sales decreased Ps 1.33 million to Ps 7.78 million for the three months ended March 31, 2000, compared to Ps 9.11 million for the three months ended March 31, 1999. This decrease was primarily the result of lower fuel consumption.

  Fuel costs decreased Ps 1.53 million to Ps 4.98 million for the three months ended March 31, 2000, from Ps 6.51 million for the three months ended March 31, 1999, primarily due to a decrease in generation at the Plant. Natural gas consumption for the three months ended March 31, 2000, was approximately 109,469 Dm/3/ at a price of Ps 45.49 per Dm/3/, compared to approximately 150,321 Dm/3/ at a price of Ps 43.31 per Dm/3/ for the three months ended March 31, 1999.

  Net depreciation of fixed assets, included in cost of sales was Ps 1.15 million for the three months ended March 31, 2000, compared to Ps 1.22 million for the three months ended March 31, 1999. Depreciation of machinery and equipment is calculated based on hours of service rendered in accordance with the remaining hours of useful life determined in a technical study commissioned by the Company in 1992. The rest of the Company's property, plant and equipment is depreciated by the straight-line method over the remaining useful life.

  Administrative expenses increased Ps 0.09 million, from Ps 0.50 million for the three months ended March 31, 1999, to Ps 0.59 million for the three months ended March 31, 2000, due primarily to an increase in salaries and social security charges.

  The Company's net financial results reflect a net gain of Ps 0.25 million for the three months ended March 31, 2000, as compared with a net loss of Ps
1.91 million for the three months ended March 31, 1999, primarily as a result of the non-payment of interest on the Old Notes and gains from temporary deposits of funds in various Argentine financial institutions.

  Net loss for the three months ended March 31, 2000, was Ps 0.79 million compared to a net loss of (Ps 2.12 million) for the three months ended March 31, 1999.

Liquidity and Capital Resources

  The Company had Ps 9.70 million and Ps 10.24 million in cash and short-term investments for the year ended December 31, 1999, and the three months ended March 31, 2000, respectively. Cash flow from operations, defined as net income plus depreciation, amortization, and net financial expense, and items not representing use (sources) of funds were Ps 3.26 million and Ps 1.02 million for the year ended December 31, 1999, and the three months ended March 31, 2000, respectively.

  The Company paid no interest on the Old Notes during 1999, compared with Ps
7.20 million during 1998. At March 31, 2000, the Company had outstanding financial debt of Ps 66.74 million, equivalent to the Old Notes and accrued interest thereon.

  The Company had Ps 0.14 million of capital expenditures in 1998 and Ps 0.30 million in 1999. The Company currently plans approximately Ps 6.88 million of capital expenditures in 2000, Ps 2.18 million in 2001, Ps 1.27 million in 2002, Ps 0.28 million in 2003, Ps 0.30 million in 2004 and Ps 0.33 million in 2005, for scheduled maintenance and overhaul of the Plant. Capital expenditures for normal maintenance and overhaul of the Plant are expected to be financed through internally generated cash flow.

            ARGENTINE ELECTRICITY INDUSTRY AND REGULATORY FRAMEWORK

  The following is a summary of certain matters relating to the electricity industry in Argentina, including provisions of Argentine laws and regulations applicable to the electricity industry, including the Company. This summary is not intended to constitute a complete analysis of all laws and regulations applicable to the electricity industry. Holders of Old Notes are advised to review the summary of such laws and regulations published by CAMMESA and to consult their legal and business advisors for a more detailed analysis thereof.

Privatization

  As part of the new economic plan inaugurated by President Carlos Menem in 1989, the Argentine Government undertook an extensive program of privatization of all major state-owned industries, including the electricity generation, transmission and distribution sectors. Presidential Decree No. 634, promulgated in March 1991, and Law No. 24,065 (the "Regulatory Framework Law"), approved in January 1992, together with its implementing Decree 1398/92, established guidelines for the restructuring and privatization of the electricity sector. The new framework identified the generation, transmission and distribution of electricity as separate stages and subjected each to appropriate regulation. The ultimate objective of the privatization process was to achieve the reduction of rates and improve the quality of service through competition. The privatization process commenced in February 1992 with the sale of several large thermal generation facilities formerly operated by Servicios Electricos del Gran Buenos Aires ("SEGBA"), and has continued with the sale of transmission and distribution facilities and additional thermoelectric and hydroelectric generation facilities.

Supply and Demand (Historical)

  The generation of electricity in Argentina between 1980 and 1999 increased by over 5.9% per annum compared with population growth per annum of 16.69% between 1980 and 1991, 6.6% between 1991 and 1995 and 5.36% between 1995 and 1999. According to its forecasting reports, CAMMESA expects electric power demand to grow at a rate of approximately 5% for the year 2001. The net demand for energy in the WEM grew at a rate of 4.70% during 1999 and 7.5% between January and March 2000, as compared with the year-ago period.

Growth of Electric Energy Generation and Population

                                                 Generation of
      Year                                     Electric Energy(1) Population(2)
      ----                                     ------------------ --------------
                                                     (GWh)        (in thousands)
      1980....................................       35,671           27,949(**)
      1985....................................       41,465           30,305
      1990....................................       47,001           32,527
      1991....................................       50,115           32,615(**)
      1992....................................       52,294           33,104(*)
      1993....................................       57,861           33,869(*)
      1994....................................       60,958           34,318(*)
      1995....................................       62,809           34,768
      1996....................................       68,318           35,220
      1997....................................       67,777           35,672
      1998....................................       68,174           36,125(*)
      1999....................................       77,984           36,612(*)

--------
(1) Source: Secretary of Energy
(2) Source: INDEC (Instituto Nacional de Estadisticas y Censos)
(*) Amounts estimated by the Company
(**) Amounts obtained from national census conducted by INDEC

  According to CAMMESA, in 1999, energy consumption in Argentina was approximately as follows: industrial (39.88%); residential (34.50%); commercial (23.88%); and other (1.74%). Historically, industrial consumption has grown more rapidly than any other sector, followed by residential consumption.

  CAMMESA estimates that during 1999, total generation of electricity in the WEM (not including Sistema Patagonico, the southern transmission system which is not connected to the NIS) was 72,857 GWh, of which 56.4% was produced by thermal plants, 34.1% was produced by hydroelectric plants, 9.0% was produced by nuclear plants and 0.5% was provided by other generators. Total installed capacity in the WEM as of March 31, 2000, was 19,921 MW, of which 9,991 MW corresponded to thermal generation, 8,925 MW to hydraulic generation and 1,005 MW to nuclear generation. During peak hours, 12,709 MW is required to meet demand.

  As of March 31, 2000, the total energy generated by the WEM was 19,739 GWh, of which 60.51% corresponded to thermal generation facilities, 30.22% to hydraulic generation facilities, 9.05% to nuclear generation facilities and 0.22% to other generation facilities.

  In addition to the foregoing, CAMMESA estimates that an additional 3,456 MW of thermal generating capacity will go on line between 2000 and 2002 after the date of this Consent Solicitation and Information Memorandum. Between the year 2000 and 2006, CAMMESA expects an additional 2,665 MW to come on-line, of which 745 MW will be nuclear, 1,000 MW will be thermal (combined cycle) and 920 MW will be hydraulic. In addition, CAMMESA does not include in its projections projects which do not have a firm completion date. If these projects were included, an additional 1,874 MW would come on line, of which 30 MW will be hydraulic and the rest will be thermal (combined cycle).

Generation Capacity

                                                                       Installed
                                                                       Capacity
Generation Units                                        Type      Year   (MW)
----------------                                    ------------- ---- ---------
Yacyreta........................................... Hydroelectric 1996     564
                                                                  1997     733
                                                                  1998     345
Casa de Piedra..................................... Hydroelectric 1996      60
C.T. Buenos Aires..................................       Thermal 1996     240
C.T. Ave Fenix.....................................       Thermal 1996     160
C.T. Tucuman.......................................       Thermal 1996     144
C.T. Genelba.......................................       Thermal 1996     219
                                                                  1997     455
Lujan de Cuyo......................................       Thermal 1998     240
Argener............................................       Thermal 1998     180
Pichi Picun Leufu.................................. Hydroelectric 1999     249
Central Costanera..................................       Thermal 1999     851
Pluspetrol Energy..................................       Thermal 1999     158
C.T. Agua del Cajon................................       Thermal 2000     270
                                                                         -----
  Total............................................                      4,868

--------
Source: CAMMESA

Generation Capacity after March 2000

                                                                       Installed
                                                                       Capacity
Generation Units                                           Type   Year   (MW)
----------------                                          ------- ---- ---------
Central Puerto........................................... Thermal 2000     798
Dock Sud................................................. Thermal 2000     780
C.T. Parana.............................................. Thermal 2000     845
Ciclo Combinado Independencia............................ Thermal 2002     242
Central Electrica Buenos Aires Norte..................... Thermal 2002     791
                                                                         -----
  Total..................................................                3,456

--------
Source: CAMMESA

Generation Capacity 2002 to 2006

                                                                       Installed
                                                                       Capacity
Generation Units                                        Type      Year   (MW)
----------------                                    ------------- ---- ---------
Central Nuclear Atucha II..........................       Nuclear 2006     745
Enargen (Comahue)..................................       Thermal 2003     480
Ciclo Combinado TermoRoca (TPC)....................       Thermal 2003      60
San Pedro..........................................       Thermal 2003      60
Ciclo Combinado Futuro Cuyo 1......................       Thermal 2005     400
Yacyreta (cota 83)................................. Hydroelectric 2004     700
Cuyo Ampliacion.................................... Hydroelectric 2005     120
Bermejo............................................ Hydroelectric 2004     100
                                                                         -----
  Total............................................                      2,665

--------
Source: CAMMESA

Generators which may become part of the WEM but which are not included in CAMMESA's projections.

                                                           Potential Accumulated
Generation Units                                 Type         MW       Pot. MW
----------------                             ------------- --------- -----------
Las Maderas................................. Hydroelectric      30         30
Las Playas..................................       Thermal     250        280
Loma de la Lata Ciclo Combinado.............       Thermal     200        480
C.T. San Miguel de Tucuman..................       Thermal     274        754
C.T. Termoandes.............................       Thermal     270      1,024
Genelba 2 Ciclo Combinado...................       Thermal     850      1,874
                                                             -----
  Total.....................................                 1,874

--------
Source: CAMMESA

Wholesale Electricity Market

  The WEM framework came into effect in August 1992. Under the WEM, a competitive market has been established in which electricity generators and distributors can buy and sell electricity at prices determined by the forces of supply and demand, and can enter into long-term electricity supply contracts.

  The WEM consists of:

    (1) a term market (the "Term Market"), with agreements whose quantities, prices and conditions are agreed upon directly and freely between sellers and buyers;

    (2) a spot market (the "Spot Market"), with prices established on an hourly basis as a function of economic production cost, represented by the short term marginal cost of production measured at Ezeiza, the load center of the WEM; and

    (3) a system of stabilization, on a quarterly basis, of Spot Market prices, designed for purchases by distributors.

 Structure

  According to the structure of the Argentine electricity industry, as set forth in the Regulatory Framework Law, the WEM includes the following categories of principal agents: generators, transmitters, distributors and Large Users. These agents, together with the Secretary of Energy (on behalf of the Argentine Government), form CAMMESA.

  In addition, Article 54 of the Regulation Framework Law created the National Electricity Regulation Entity (Ente Nacional Regulador de la Electricidad) ("ENRE"), the agency in charge of enforcing compliance with the Regulatory Framework Law.

Regulatory Control

  A description of the principal regulatory authorities in the Argentine electricity industry follows.

  ENRE. The ENRE is an agency which functions under the Secretary of Energy and which has a variety of regulatory and jurisdictional powers. The duties of the ENRE include, among others: (1) to enforce compliance with the Regulatory Framework Law and related regulations; (2) to control the delivery of services and to enforce compliance with the terms of concession agreements; (3) to adopt rules applicable to generators, transmission companies, distributors, users of electricity and other related parties with respect to safety, technical rules and procedures, measuring and billing consumption, the interruption and reconnection of supplies, third party access to real estate used in the electricity industry and the quality of the services offered; (4) to issue opinions regarding anti-competitive, monopolistic and discriminatory conduct between participants in the electricity industry; (5) to impose penalties when provisions of the concession agreements or other related regulations are infringed; and (6) to arbitrate conflicts between system participants.

  The ENRE is directed by a five-member Board of Directors appointed by the executive branch of the Argentine Government. Two of these five members are nominated by the Federal Council of Electric Energy (Consejo Federal de la Energia Electrica). The ENRE is responsible for advising the Argentine Government on matters related to electricity.

  CAMMESA. The organization of CAMMESA and approval of CAMMESA's by-laws were set forth in Decree No. 1,192 dated July 10, 1992. Of CAMMESA's shares, 20% are held by the Argentine Government and 20% are held by each of the associations representing (1) generation companies, (2) transmission companies, (3) distribution companies and (4) Large Users.

  CAMMESA is in charge of:

    (1) the technical dispatch of the NIS pursuant to the Regulatory Framework Law and related regulations. It is in charge of (a) determining the technical and economic dispatch of electricity, seeking to maximize the system's security and the quality of electricity supplied, and minimizing wholesale prices in the Spot Market; (b) planning energy capacity needs and optimizing the use of energy pursuant to the rules set from time to time by the Secretary of Energy; and (c) monitoring the operation of the Term Market and administering the technical dispatch of electricity pursuant to any agreements entered into in such market;

    (2) acting as agent of the various WEM participants and/or carrying out the duties entrusted to it in connection with the electricity industry;

    (3) purchasing and/or selling electric power from or to other countries by performing the relevant import/export operations; and

    (4) rendering services related to the Argentine electricity industry.

  The operating costs of CAMMESA are covered by mandatory contributions made by members of the WEM. The regulations in effect have established a maximum amount for CAMMESA's annual budget, equivalent to 0.85% of the aggregate transactions in the WEM.

WEM Agents

  Generators. In Argentina, there are approximately 40 generating plants owned by some 30 private companies, by companies owned by provincial joint ventures and by international joint ventures. Generators participate in CAMMESA through the Argentine Association of Electric Power Generators which is entitled to appoint two acting and two alternate directors of CAMMESA.

  As of December 1999, approximately 76.8% of the electric power generating sector had been privatized. Privatized companies include hydroelectric generators such as Hidroelectrica Alicura S.A., Hidroelectrica El Chocon S.A., Hidroelectrica Cerros Colorados S.A., Hidroelectrica Piedra del Aguila S.A., Hidroelectrica Los Nihuiles S.A., Pichi Picun Leufu and thermal generators such as the Company, Central Puerto S.A., Central Costanera S.A., Central Termica Alto Valle S.A., Central Termica Pedro de Mendoza S.A. and Central Termica Sorrento S.A. Other large hydroelectric plants such as Yacyreta and Salto Grande, and all nuclear plants, remain to be privatized.

  The following table sets forth information regarding the Argentine generation companies participating in the WEM as of December 31, 1999.

Privatized Generators

     Generator                                               City/Province/Region
     ---------                                               --------------------
  1  AES Caracoles.......................................  Cuyo
  2  C.T. Agua del Cajon.................................  Neuquen
  3  C.T. Alto Valle S.A.................................  Neuquen
  4  C.T. Ave Fenix S.A..................................  Tucuman
  5  C.T. Buenos Aires...................................  Buenos Aires
  6  C.T. Costanera S.A..................................  Buenos Aires
  7  C.T. Dique S.A......................................  Province of Buenos Aires
  8  C.T. Dock Sud S.A...................................  Buenos Aires
  9  C.T. Filo Morado....................................  Neuquen
 10  C.T. Genelba S.A....................................  Province of Buenos Aires
 11  C.T. Guemes S.A.....................................  Salta
 12  C.T. Litoral S.A....................................  Litoral
 13  C.T. Mendoza S.A....................................  Mendoza
 14  C.T. Modesto Maranzanas.............................  Cordoba
 15  C.T. del NOA S.A....................................  NOA
 16  C.T. del NEA S.A....................................  NEA
 17  C.T. Pedro de Mendoza S.A...........................  Buenos Aires
 18  C.T. Piedra Buena S.A...............................  Province of Buenos Aires
 19  C.T. Puerto S.A.....................................  Buenos Aires
 20  C.T. San Miguel de Tucuman..........................  Tucuman
 21  C.T. San Nicolas S.A................................  Province of Buenos Aires
 22  C.T. Sorrento S.A...................................  Santa Fe
 23  C.T. Turbine Power S.A..............................  Rio Negro
 24  C.T. Parana.........................................  San Nicolas
 25  C.T. GECOR S.A......................................  Cordoba
 26  H. Alicura..........................................  Neuquen
 27  H. Cerros Colorados S.A.............................  Neuquen
 28  H. Casa de Piedra...................................  La Pampa
 29  H. Chocon...........................................  Neuquen
 30  H. Los Nihuiles S.A.................................  Mendoza
 31  H. Los Nihuiles S.A. (EMSE SE)........................Neuquen.
 32  H. Piedra de Aguila S.A.............................  Neuquen
 33  H. Rio Diamante S.A.................................  Mendoza
 34  H. Rio Hondo S.A....................................  Santiago del Estero
 35  H. Rio Juramento S.A................................  Salta
 36  H. Tucuman..........................................  Tucuman
 37  Hidrotermica San Juan...............................  San Juan
 38  Pichi Picun Leufu...................................  Neuquen
 39  Pluspetrol Energy S.A...............................  Tucuman

Provincial Generators

     Generator                                               City/Province/Region
     ---------                                               --------------------
 1   EPEC................................................  Cordoba
 2   ESEBA...............................................  Province of Buenos Aires
 3   SES.................................................  San Juan

Binational Generators

     Generator                                              City/Province/Region
     ---------                                              --------------------
 1   Yacyreta.............................................      Corrientes
 2   CTM Salto Grande.....................................      Entre Rios

National Generators

     Generator                                              City/Province/Region
     ---------                                              --------------------
 1   Atucha 1.............................................      Buenos Aires
 2   Embalse..............................................      Cordoba

Transmitters

  Electricity is transmitted from power generation facilities to distributors through transmission systems. Transmitters are companies which provide high and medium voltage power transmission. Transmission is defined as the delivery from the connection points of a generator to a connection point of a distributor or a Large User. Transmitters neither purchase nor sell power, and their service is regulated by the Regulatory Framework Law and related regulations promulgated by the Secretary of Energy.

  In Argentina, transmission of electricity is carried at 500 kV, 200 kV, and 132 kV through a transmission system known as NIS. The NIS consists primarily of overhead lines and substations and covers approximately 90% of Argentina. This system has been privatized and divided into in one national net operated by Transener S.A., and various regional systems operated by, among others, Transnoa S.A., Transnea S.A., Translitoral S.A., Distrocuyo S.A., Transpa S.A., Transba S.A. and Transcomahue S.A.

  Supply points link the NIS to distribution systems, and there are also interconnections between the transmission system of Argentina and that of Uruguay, Brasil and Chile, allowing for the import or export of electricity from one system to the other.

  Users of electricity pay the following transmission costs: (1) a variable transmission charge as a result of nodal and adaptation factors; (2) charges for connection to the system; and (3) charges for capacity reserve.

  Transmission companies operate as common carriers and must provide access to all generators, distributors and Large Users. Transmission companies also participate in CAMMESA by appointing two acting and two alternate directors through their trade association, the Argentine Association of Electric Power Transmitters ("ATEERA").

Distributors

  Distribution is defined as the transfer of electricity from NIS supply points to consumers through a widespread network of overhead lines, underground cables and substations, each of which has successively lower voltages. Like generation and transmission companies, distributors participate in CAMMESA by appointing two acting and two alternate directors through their trade association, the Argentine Association of Electric Power Distributors ("ADEERA").

  Each distributor operates under a concession agreement which establishes, among other things, the concession area, the quality of service which it is required to provide, the rates which it is permitted to charge and its obligation to satisfy demand. Provided that there is available distribution capacity, such distributors are obliged to give open access to all users that need its services, and to permit Large Users to transmit electricity purchased from alternate sources through their networks, for which they receive a wheeling fee.

  Three distributors have been granted concessions by the Argentine Government to operate in the Federal District: EDENOR, EDESUR, and EDELAP. The ENRE monitors compliance by these distributors with the provisions of their respective concession agreements and with the Regulatory Framework Law, and provides a mechanism for public hearings at which complaints against distributors can be heard and resolved.

  All other distributors (those which operate in the provinces) are controlled by their respective local authorities, generally an agency with characteristics similar to the ENRE's.

  Most of Argentina's provincial distributors have been privatizated, including those operating in Salta, Tucuman, La Rioja, San Luis, Rio Negro, Entre Rios, Buenos Aires, Jujuy, San Juan, Catamarca, Formosa and Santiago del Estero. Only a few are still owned by provincial governments, including those operating in Santa Fe, Misiones and Cordoba and certain of these provinces, such as Santa Fe and Cordoba, have begun the legal process to privatize their distributors.

Large Users

  Large Users are those who, as a result of their characteristics of energy consumption, are permitted by the Secretary of Energy to buy their energy directly from generators. Large Users pay their distributors a toll.

  The WEM classifies three categories of large users:

  The Major Large Users (GUMAs) are all users that have in each connection point a minimum annual demand of power of 1MW and of energy of 4380 MWh. They contract in the WEM at least 50% of their electricity demand. Their transactions in the Spot Market are invoiced by CAMMESA.

  The Minor Large Users (GUMEs) are all users that have in each connection point a power demand which is less than 2 MW, but greater than or equal to 30kW. They must contract in the WEM the totality of their power and electricity demand. They have no relationship with CAMMESA.

  The Particular Large Users (GUPAs) are all users that have in each connection point a power demand less than 100 kW, but greater than or equal to 30kW. They must contract in the WEM the totality of their power and electricity demand. They have no relationship with CAMMESA.

  Large Users participate in CAMMESA by appointing two acting and two alternate directors through their trade association.

WEM Participants

 General

  In order to increase the number of agents involved in the wholesale electricity market, and to promote competition and investment in the sector, Government Decree No. 186/95 created the status of WEM participant.

  Pursuant to this Decree, companies which obtain the authorization from the relevant authorities to market electrical energy from international interconnections and bilateral undertakings are able to enter the WEM. Even if these companies cannot be admitted to any WEM agent category, they may market power in blocks. Such Decree also instructed the Secretary of Energy to issue complementary regulations to govern the categories of agents, including that a new category of traders, which was effectively implemented by subsequent regulations issued by the Secretary of Energy.

  Under Section 5 of Decree No. 186/95, WEM participants are: (1) companies authorized to market electrical energy from international interconnections and bilateral undertakings; (2) companies that, though not WEM agents, market electrical energy in blocks; and (3) companies that, though not WEM agents, operate facilities used in connection with Electrical Connection Functions (as defined in the Decree)

  Annex 31 to the procedures regarding participant entry conditions include the following new categories of agents:

  Marketing province

    These are provinces entitled to receive hydroelectric royalties. These provinces may to collect such royalties in electrical energy and sell it.

  Foreign company

    This category consists of companies which own power generation, co-generation or self-generation facilities, or transmission or distribution systems, located outside the Republic of Argentina and are related to a WEM agent or trader through an import or export agreement.

  Trader

    This category consists of companies which (a) engage in purchasing and selling, on a wholesale basis, electrical energy produced and to be used by third parties, (b) are not WEM agents and (c) have equity of at least US$14 million.

  In order to support export transactions, traders must previously enter into marketing agreements. A marketing agreement is an agreement entered into by a WEM agent and a trader under which the marketing of partial or total production capacity (in the case of power generation transactions), or of partial or total demand (in the case of Large Users), is transferred for a certain period to the trader.

Electricity Exports/Imports

  The WEM is an open market, which means that energy transactions can involve not only Argentine firms, but also firms located in countries interconected with Argentina. Electricity exports and imports must be previously authorized by the Secretary of Energy, under the terms of Section 34 of the Regulatory Framework Law.

  Accordingly, and pursuant to the powers granted to it, the Secretary of Energy has regulated the electricity export and import system.

  In order to guarantee the transparency of electricity export and import transactions, minimum reciprocity and symmetry conditions must be established between the WEM and the electricity market of the country from/to which exports/imports are made.

  Such conditions include:

  .A supply dispatching and generation market which is based on economic costs.

  .Open access to residual transmission capacity.

  .Non-discriminatory conditions in both countries.

  WEM agents and traders may perform import and/or export operations under the following conditions:

  . Any generator or trader may be the seller in a futures market export contract, and may also perform spot export operations.

  . Any distributor, Large User or trader may be the buyer in a futures market import contract.

  .  Any trader may perform spot import operations.

International Interconnection Transmission Service

  Import and export operations are completed through the International Interconnection Transmission ("IIT") system. Naturally, the system's main function is to transmit power between the WEM and the other country's electricity market.

  IIT services may be obtained by contracting with an existing IIT concessionaire, through a connection to an IIT concessionaire's facilities when there is residual capacity in the IIT line, through an expansion of an existing concessionaire's line paid for with tolls, or by obtaining a new IIT concession (which assumes building a transmission line to be connected with the power sector in the neighbouring country).

  By law, owners of facilities involved in the transmission of electricity such as an IIT concessionaire, must permit free, non-discriminatory access by third parties to their transmission capacity, receiving in consideration the remuneration determined by the Secretary of Energy in the relevant IIT concession agreement.

  If there is residual capacity in the IIT system, users of the transmission system may request access to such capacity from the corresponding IIT concessionaire.

  If there is no residual capacity in IIT facilities users may contract for an expansion of an existing concessionaire's transmission line paid for with tolls, according to the procedures applicable to granting IIT concessions.

  IIT concessions are granted by the ENRE. The ENRE may also execute concession agreements on behalf of the Argentine Government.

Dispatch

  Subject to certain exceptions described below, energy is dispatched by CAMMESA on a lowest cost of production basis. In order to enable CAMMESA to determine the marginal cost of production, generators declare their variable costs of production semi-annually.

  After considering the variable production cost declared by each generator, plus the cost of unsatisfied demand or cost of failure in the system, CAMMESA performs seasonal and weekly dispatch, enabling it to establish seasonal and short term schedules for each generator.

  Based on the information that each generator sends to CAMMESA by the end of each calendar week, CAMMESA determines a weekly dispatch with the goal of minimizing total production cost and risk of system failures. The scheduled weekly dispatch can be adjusted daily by CAMMESA.

Pricing

  Generators are remunerated for energy sold to the WEM at prices determined in the Spot Market, while distributors pay for their purchases of energy in the WEM at Seasonal Prices (as defined below). Differences between such prices are accumulated in a Stabilization Fund (as described below).

  Seasonal Energy Price. Each year is divided into two seasons (November 1 to April 30 and May 1 to October 31) which have different hydrological and demand characteristics. Every six months (subject to a quarterly review), CAMMESA determines the seasonal energy prices payable by distributors for their purchases of energy in the WEM ("Seasonal Prices"). It also determines the charges payable by distributors, Large Users and self-generators for their capacity demand in the WEM.

  The Seasonal Price determined by CAMMESA is based on the average cost of providing one MW of additional energy (marginal cost), the costs associated with the failure of the system and certain other factors. To determine the Seasonal Price, CAMMESA uses a seasonable database and optimization models.

  In order to determine the Seasonal Price, CAMMESA must take into account energy supplies provided by generators based on their expected availability, committed imports of electricity and the availability declared by generators. In determining demand, CAMMESA must include the requirements of distributors, Large Users and self-generators purchasing in the WEM, and committed exports.

  CAMMESA must simulate the operation of a given seasonal period for different supply and demand scenarios. In each alternative scenario considered, CAMMESA must make the optimum dispatch of available supply, taking into account the restrictions of the NIS, in such way as to meet demand requirements while seeking to minimize the production cost plus the cost associated with reducing the risk of system failure, which varies by season.

  The final factor considered in determining the seasonal price is the status of the Stabilization Fund, as defined and discussed further below under "-- Stabilization Fund."

  Spot Market Remuneration. In the Spot Market, generators are remunerated for energy according to the marginal cost of the next unit to be dispatched. In addition to energy payments, generators receive compensation for (1) capacity placed at the disposal of the Spot Market, including stand-by capacity; (2) additional stand-by capacity, in the event of any system capacity shortage; and (3) providing ancillary services. Generators receive the following payments as participants in the WEM:

  --Energy Payments for actual output at the prevailing Spot Market prices;

  --Capacity Payments for available capacity provided by a generator during working days at certain hours;

  --Cold Reserve Capacity Payments during periods when a generator has been scheduled to provide a reserve (only thermal plants are used to provide cold reserve); and

  --Ancillary Service Payments for the provision of additional services such as frequency regulation and voltage control which are incremental to the services a generator is required to provide as a WEM agent.

  The calculation of each of these payments is described in more detail below.

  Energy Payments. Generators are paid as follows for electrical energy produced and dispatched and for the electrical energy which each generator makes available for the WEM which is accepted by CAMMESA so as to maintain adequate reserves for the WEM.

  The Spot Market price that generators are paid for electricity sold in the WEM is calculated by adjusting the Market Price (as defined below) according to the location of the generator in the NIS. The "Market Price" of electricity is determined by the marginal cost of the last (i.e., most expensive) thermal generator dispatched, inclusive of the cost of transmission of the electricity, to the "load center" of the NIS. The load center is currently the interchange "node" at Ezeiza, near Buenos Aires. The Market Price is determined in accordance with the following formula:

      MP         =    Pmc
                     ------
                     NF(ltg)

  where:
      MP         =   Market Price

      Pmc        =   Marginal cost of the next generator dispatched

      NF(ltg)    =   Node factor of the next generator dispatched

  Each WEM agent is connected to the transmission network at a node. Nodes are located at important points along the transmission system.

  Each node has a "node factor" and an "adaptation factor" (as described under "Capacity Payments" below). The node factor, calculated for each node, is a coefficient expressed as a fraction which represents expected losses per incremental unit of electricity generated in the transmission of electricity from that node to the load center of the system. Node factors vary according to seasonal and hourly load fluctuations.

  The Spot Price paid to a generator is determined by the Market Price of electricity generated, adjusted for the location of the generator's units on the NIS. CAMMESA calculates factors for each connection made on the NIS. The Market Price is transferred to the node using the relevant node adjustment factors as follows:

      P(g)       =   MP X NF(g)

  where:
      P(g)       =   Payments received by the generator (Spot Price)

      MP         =   Market Price

      NF(g)      =   Node factor of the generator dispatched

  Dispatch of electricity from certain nodes may be limited by transmission limitations, which can be based on either the physical limitations of the lines connecting the node to the Ezeiza load center or on security limitations established by CAMMESA and designed to protect the system from failure. In the event that such limitations restrict the transmission of energy from a given region, generators in such region are paid for electricity dispatched by them to the WEM based on local prices ("Local Prices"). Local Prices are determined based on the cost of providing the next MW of demand (marginal cost), taking into account the generation and transportation restrictions in effect in that region at that time, as follows:

      PL(g)      =   MP(i) X NF(g)

  where:
      PL(g)      =   Payments received by the generator under Local Prices

      MP(i)      =   Market Price of the region subject to transmission
                     restrictions

      NF(g)      =   Node factor of the generator dispatched

  The differences between the Spot Prices received by CAMMESA for energy dispatched from regions subject to transmission restrictions and Local Prices received by generators in such regions are accumulated in Local Price Accounts, one for each region in the NIS. These accounts are managed by CAMMESA and can only be used for financing expansions of transmission capacity through a public bidding process.

  Capacity Payments. Generators whose plants are scheduled for dispatch or are actually dispatched receive a predetermined capacity payment for "peak hours," from 6:00 p.m. to 11:00 p.m. on working days, and "shoulder hours," from 5:00 a.m. to 6:00 p.m. on working days.

  The Secretary of Energy establishes applicable capacity payments (as adjusted by the relevant adaptation factor), which are currently set up at US$10.00 per MW for each hour. It is expected that capacity payments for a given plant will remain at this level over the medium-term.

  The adaptation factor, calculated for relevant geographical areas, represents the quality and reliability of the connection between each node and the load center at Ezeiza and any excess costs resulting from a less than optimum dispatch caused by a failure to the system.

  Those thermal generators that are available but have not been dispatched receive capacity payments based on the average monthly capacity at which CAMMESA would have dispatched such generator during a particularly dry year.

  Cold Reserve Capacity Payments. The WEM also makes payments for capacity classified as "cold reserve." The cold reserve list is made up of thermal plants and is established by means of a weekly tender between generators who wish to offer such capacity. Generators bid to be accepted at prices which may not exceed the seasonal capacity charge, currently set at US$10.00 per MW per hour. The cold reserve capacity price is determined based on the bid of the last generator required to be accepted in order for the system to have sufficient cold reserve. Cold reserve providers are required to be able to provide additional capacity as required by CAMMESA.

  Ancillary Service Payments. According to current regulations, generators must contribute a proportion of their output for system services from which they benefit, such as frequency regulation, voltage control and reactive power. In the case that a thermal generator does not contribute these services, the thermal generator may buy such services from a hydroelectric generator. No payments are currently made for voltage control and reactive power services.

  Transaction Settlement. Billing for all WEM transactions is performed monthly, and CAMMESA acts as clearing agent for all participants in the market. A "proportionality factor" is applied to each payable or receivable which each agent has with other agents in respect of each month's transactions. CAMMESA is responsible for the preparation of distribution of the invoices and for administering collection but does not receive any net profit for the provision of these services. Payments are made approximately 40 days after the end of each month.

  Stabilization Fund. The Stabilization Fund reflects the differences between Seasonal Prices paid by distributors and Spot Market prices received by generators. Differences arising each month between collections from distributors and Large Users on account of energy purchases, on the one hand, and payments to generators for energy sales and WEM transmission charges, on the other, are accumulated in the Stabilization Fund. The growth of this fund reflects the accumulation of differences between the Seasonal Price and the hourly energy price in the Spot Market.

  The Stabilization Fund is required to maintain a minimum amount to cover payments to generators if prices on the Spot Market during the quarter exceed the Seasonal Price. Seasonal scheduling and quarterly adjustment may vary in accordance with the level of the Stabilization Fund.

  Term Market. Generators can enter into agreements in the Term Market to supply energy and capacity to distributors and Large Users. Two types of agreements may be entered into in the Term Market:

  --Energy supply agreements, pursuant to which an agreed energy supply is provided throughout the period of the contract. The generator may rely on purchase of energy and capacity from the WEM and other Term Market contracts as a backup to meet its commitments under such agreements.

  --Cold reserve capacity agreements, pursuant to which capacity availability is provided by thermal generators as a reserve to be called upon by the contracting party.

Compensation for Transmission

  The transmission of high voltage power between different WEM energy regions is a public utility service provided by Transener, the high voltage electric energy transmission company, pursuant to a concession. The rate schedule for this concession provides compensation to Transener for connection and transmission capacity made available and for actual energy transmission.

  Compensation for connection to the system corresponds to operation and maintenance of the related connection equipment, and is based on the required service quality of the connection to the transmission system.

  Compensation for transmission capacity made available to the system corresponds to the cost of operation and maintenance of the transmission equipment, and is based on required service quality in the transmission system.

  Compensation for electricity actually transmitted is based on: (i) any difference between the value of energy received at the receiving node and the value of energy supplied at the delivery node, due to transmission losses and
(ii) any excess costs imposed on consumers linked to receiving nodes on account of long and short term outages in the transmission system, calculated in terms of yearly outage rates and the cost of unsatisfied energy demand.

  It should be noted that compensation for electricity transmitted will be constant for each tariff period (five years) and will be calculated from the system's forecasted annual revenue for such period. Compensation to transmitters from the users of the transmission system are credited to a transmission account managed by CAMMESA, from which Transener's compensation is debited. The ENRE may reduce Transener's connection and transmission capacity compensation by an efficiency encouragement factor for each tariff period. Also a penalty scheme exists related to the quality of transmission services. The amounts of any such reduction or penalty charged are later credited to energy consumers.

  Transmission in the WEM is paid for regardless of whether any agreement exists. Each WEM member must pay its transmission charges in accordance with its location and transmission network utilization, irrespective of any agreements it may enter into.

                            BUSINESS OF THE COMPANY

General

  The Company is engaged in the generation and sale of electricity. The Company owns and operates a three-unit gas-fired thermoelectric generation plant which is located approximately 30 miles outside the city of Salta in the northern Argentine province of Salta. The Plant has a total installed rated capacity of 245 MW (gross 261 MW), consisting of two turbo steam units of 60 MW (gross 63 MW) each and one turbo steam unit of 125 MW (gross 135 MW). This gross capacity represented approximately 1.31% of the total gross installed capacity of the Argentine electricity system, which was 19,921 MW at March 31, 2000. The Plant's proximity to the gas reserves in northern Argentina, the low price paid by it for natural gas at the well-head, its agreements for the transportation of natural gas (see "--Raw Materials--Natural Gas") and its low heat rate (9,129 BTU per kWh (gross) at March 31, 2000), enables the Company to generate electricity at lower costs than most other thermal generators participating in the WEM in Argentina. Accordingly, the Plant has been dispatched consistently by CAMMESA. During 1999, the Company's units were among the 30 generators (out of 132 thermal units in the market) which had an availability factor (hours in operation compared to hours in a year) of more than 80%.

  Annex C sets forth the Company's projected cash flows over the next 10 years, which are the basis for its belief that it will be able to meet its obligations under the New Notes. Such projections are subject to material changes as there is uncertainty as to the price of electricity in Argentina. If the 500 KV line connecting the NOA region with the Resistencia node, and indirectly with Brazil, is constructed the Company may upgrade its facilities and shift to combined cycle technology. Given the uncertainty surrounding the construction of the 500 KV line, the Company has not included any possible benefits from the use of combined cycle technology in its projections set forth in Annex C hereto. In addition, the Company does not intend to finance the construction of any such combined cycle generator from its operating income or from any financing for which the Company as a whole would be liable. Any such financing would be obtained form either a loan secured exclusively by the newly acquired assets or from funds provided by a strategic partner.

Privatization

  The assets of the Company were formerly owned by AyEE, a state-owned electricity generation, transmission and distribution company. The Company was formed as a shell on July 27, 1992, as part of the Argentine Government's privatization of its state-owned enterprises.

  The Argentine Government conducted an international bidding process to sell 60% of the capital stock of the Company. The Powerco consortium was selected as the winning bidder, and subsequently entered into a transfer agreement with the Republic of Argentina providing for the transfer of assets, liabilities and personnel from AyEE to the Company. On September 30, 1992, 60% of the issued share capital of the Company was acquired by Powerco, the holding company formed by the Powerco consortium. An additional 30% of the issued share capital of the Company is held by the Argentine Government and the remaining 10% of the issued share capital of the Company is held by employees of the Company. See "Principal Shareholders."

  Since January 27, 1999, Powerco has been controlled by a group of the Company's senior managers.

Production

  Generating Units. There are three basic components to a thermoelectric generating unit: the boiler, the turbine and the generator. The boiler converts energy from fuel into steam at high pressure and temperature. The steam drives a turbine which converts the heat energy into mechanical energy. In turn, the mechanical energy drives a generator which converts the mechanical energy into electrical energy. The three components are typically designed and built separately and then combined into a single operating unit by generation companies. The rated capacity of a unit depends upon the type of generator, its condition, the efficiency of the boiler, the temperature of the steam produced by the boiler and the fuel source. Natural gas provides a higher rated capacity than other fuels such as fuel oil or coal because it burns more efficiently, enabling the boiler superheaters to operate more efficiently and require less maintenance.

  The Company owns and operates three turbo steam generating units with an aggregate installed generating capacity of 245 MW (gross 261 MW) at the Plant. Two of the generation units ("Unit 1" and "Unit 2,"), both completed in 1982, have rated capacities of 60 MW (gross 63 MW) each; and the other ("Unit 3"), completed in 1993, has a rated capacity of 125 MW (gross 135 MW). Each of the generators, turbines and one of the boilers was manufactured by Skoda, a Czech manufacturing company. Equipment manufactured by Skoda has a reputation within the industry as being rugged, durable and capable of achieving economical conversion rates. The following table sets forth certain selected information in relation to the Company's generation units.

                                 Unit 1                 Unit 2                 Unit 3
                                 ------                 ------                 ------
BOILER
Manufacturer............ MELLOR GOODWIN         MELLOR GOODWIN         SKODA
Steam production........ 265 tons/hour          265 tons/hour          425 tons/hour
Fuel.................... NATURAL GAS/FUEL OIL   NATURAL GAS/FUEL OIL   NATURAL GAS/FUEL OIL
Steam temperature....... 540(degrees)C-         540(degrees)C-         540(degrees)C-
                         OVERHEATED             OVERHEATED             OVERHEATED
Steam pressure.......... 95 Kg/cm/2/            95 Kg/cm/2/            13.63 MPa. OVERHEATED
                         OVERHEATED             OVERHEATED
Water circulation....... NATURAL                NATURAL                NATURAL
Type of equipment....... OUTDOOR                OUTDOOR                OUTDOOR
Yield................... 93.2%                  93.2%                  93.7%

TURBINE
Nominal power........... 60 MW                  60 MW                  125 MW
Trademark and model..... SKODA/K60-90           SKODA/K60-90           SKODA/K125/12.75
Type.................... ACTION-CONSTANT        ACTION-CONSTANT        ACTION-CONSTANT
                         PRESSURE (VAPOR        PRESSURE (VAPOR        PRESSURE (VAPOR
                         PRESSURE 9MPa.)        PRESSURE 9MPa.)        PRESSURE 13MPa.)
Flow of cooling water... 10,200 M3/hour         10,200 M3/hour         17,500 M3/hour

GENERATOR
Nominal power........... Ap.: 75 MVA            Ap.: 75 MVA            Ap.: 156,250 MVA
Trademark and model..... SKODA/8HY 6378/2       SKODA/8HY 6378/2       SKODA/IHY 644872/2HH
Nominal tension......... 11,000 (+/-) 5%V       11,000 (+/-) 5%V       13,800 (+/-) 5%V
Cooling................. BY AIR                 BY AIR                 BY H2
Excitation.............. BE-3638-F/4 TYPE       BE-3638-F/4 TYPE       4HE-5058/2- TYPE
                         POWER 280 KW           POWER 280 KW           POWER 750 KW

HEAT RATE (LOSS)........ 9,404 BTU/kWh          9,436 BTU/kWh          8,857 BTU/kWh

  Prior to privatization, the Plant operated at an average capacity factor of approximately 55.3%, as only the two 60 MW units were in operation due to transmission restrictions which were subsequently eliminated.

  The following table sets forth (i) the average annual net output (in GWh) of the Plant, (ii) the average annual availability of the Plant, expressed as a percentage of total hours available for dispatch relative to the total hours in a calendar year and (iii) the average annual load factor of the Plant, expressed as a percentage of its net output relative to its maximum theoretical output, in each case for each of 1998, 1999 and the first three months of 2000.

                                             Net Output Availability Load Factor
                                             ---------- ------------ -----------
   1998.....................................   1,564       83.78        72.68
   1999.....................................   1,801       95.48        83.71
   2000 (through March 31)..................     364       89.82        72.23

  The following table sets forth the total hours of operation of each of the three generation units comprising the Plant for each of 1998, 1999 and the first three months of 2000.

                                                                   Hours of
                                                                   Operation
                                                               -----------------
                                                               Unit  Unit  Unit
                                                                 1     2     3
                                                               ----- ----- -----
   1998....................................................... 8,118 7,984 6,610
   1999....................................................... 8,144 7,715 8,301
   2000 (through March 31).................................... 1,388 1,632 2,064

  The following table sets forth the applicable load factor for each of the three generation units comprising the Plant for each of 1998, 1999 and the first three months of 2000.

                                                                  Load Factor
                                                               -----------------
                                                               Unit  Unit  Unit
                                                                 1     2     3
                                                               ----- ----- -----
   1998....................................................... 79.12 77.92 67.18
   1999....................................................... 83.54 79.43 85.81
   2000 (through March 31).................................... 53.86 63.13 85.16

  The figures presented in the table above are based on an available capacity of 245 MW.

  As set forth in the following table, Units 2, 3 and 1 were ranked thirteenth, sixteenth and twenty-fourth, respectively, in capacity utilization among all Argentine thermoelectric generating units in the NIS in 1999 by CAMMESA based on availability and hours of operation.

                                                     Hours of    Load
Generation Unit                             Type     Operation Factor(1) Ranking
---------------                          ----------- --------- --------- -------
Filo Morado.............................        TG01   8.732     99.68%      1
Filo Morado.............................        TG02   8.701     99.33%      2
Puerto Nuevo............................        TV09   8.624     98.45%      3
Agua del Cajon..........................        TG05   8.580     97.95%      4
Agua del Cajon..........................        TG03   8.544     97.53%      5
Agua del Cajon..........................        TG01   8.504     97.08%      6
Agua del Cajon..........................        TG04   8.498     97.01%      7
Filo Morado.............................        TG03   8.468     96.67%      8
Nuevo Puerto............................        TV05   8.450     96.46%      9
CMS Ensanada............................ Cogenerator   8.448     96.44%     10
C.T. Tucuman............................        TG02   8.440     96.35%     11
San Nicolas.............................        TV15   8.336     95.16%     12
Guemes..................................        TV13   8.313     94.90%     13
Sorrento................................        TV13   8.264     94.34%     14
Agua del Cajon..........................        TG02   8.216     93.79%     15
Guemes..................................        TV11   8.159     93.14%     16
Pilar...................................        TV03   8.157     93.12%     17
C.T. Tucuman............................        TG01   8.154     93.08%     18
Agua del Cajon..........................        TG06   8.125     92.75%     19
Argener................................. Cogenerator   8.056     91.96%     20
C.T. S.M. de Tucuman....................        TG01   7.861     89.74%     21
Maranzana...............................        TG02   7.788     88.88%     22
Lujan de Cuyo...........................        TG25   7.749     88.46%     23
Guemes..................................        TV12   7.734     88.29%     24
Necochea................................        TV03   7.898     87.88%     25
Lujan de Cuyo...........................        TV15   7.671     87.57%     26
Puerto Nuevo............................        TV08   7.511     85.74%     27
Loma de la Lata.........................        TG01   7.351     83.92%     28
Loma de la Lata.........................        TG03   7.346     83.86%     29
Costanera...............................        TV04   7.263     82.91%     30

--------
(1) Represents the percentage at full speed during working hours.

Source: CAMMESA

  Management believes that the Plant is capable of performing at or better than rated capacity. To this end, the Company has increased the maximum continuous operating capacity of each of the units of the Plant to 63 MW, 63 MW and 135 MW, respectively.

  Maintenance. Since assuming control of the Plant, the Company has shut down and overhauled both of the 60 MW units, one in 1993 and the other in 1995. The Company conducted similar major maintenance on Unit 3, the 125 MW unit, during the first quarter of 1997. Major maintenance is performed by a combination of the Company's own employees and supervisors contracted from Skoda; and, according to prudent standards, should be carried out on average every six years. Such maintenance requires the relevant unit to be down for a period of eight to ten weeks. In addition, each unit requires annual maintenance involving the shutting down of such unit for a period of two to three weeks. Regular routine maintenance is conducted by the Company's own employees throughout the year without the need to shut down any units. Management expects most necessary spare parts to be readily available within Argentina.

Production and Marginal Costs

  Production Costs. The following table sets forth information relating to the Company's production costs for 1998, 1999 and the three-month periods ended March 31, 1999 and 2000.

                                  Year Ended December 31,                Three Months Ended March 31,
                         ----------------------------------------- -----------------------------------------
                                 1999                 1998                 2000                 1999
                         -------------------- -------------------- -------------------- --------------------
                         (in millions (Ps per (in millions (Ps per (in millions (Ps per (in millions (Ps per
                            of Ps)     MWh)      of Ps)     MWh)      of Ps)     MWh)      of Ps)     MWh)
Variable costs..........    25.89      14.38     22.82      14.59      5.40      14.84      6.82      13.83
Fixed costs.............     4.54       2.52      4.24       2.71      1.23       3.38      1.07       2.17
Depreciation............     4.73       2.63      4.34       2.77      1.15       3.16      1.22       2.47
                            -----      -----     -----      -----      ----      -----      ----      -----
  Total costs...........    35.16      19.53     31.40      20.07      7.78      21.38      9.11      18.47
                            =====      =====     =====      =====      ====      =====      ====      =====

  The Company's production costs are affected materially by the efficiency of its generating units, the price of fuel and the amount of power actually dispatched.

  Marginal Cost. The marginal cost of a thermoelectric generation company is defined by CAMMESA as the delivered cost of its fuel multiplied by the heat rate of the Company's plant and, therefore, does not represent the full operating costs of a generating plant. See "Argentine Electricity Industry and Regulatory Framework--Dispatch." Marginal cost is used by CAMMESA in determining the order in which electricity generators are dispatched and as a reference for the price which they are paid for the energy delivered, the last generator to be dispatched receiving by way of remuneration for the supply of energy only the marginal cost of the next generator that would have been dispatched, together with the capacity payment. See "Argentine Electricity Industry and Regulatory Framework--Argentine Electricity Supply." Due to the competitive price paid by it for natural gas at the well-head, the firm contract for the transportation of natural gas with Distribuidora de Gas Noroeste S.A. ("Gasnor") and Transportadora de Gas del Norte, S.A. ("TGN") (see "--Raw Materials--Natural Gas") and its low heat rate, the Company consistently has been among the lowest thermoelectric marginal cost generators within the WEM. As a result, the Plant's generation units have been consistently dispatched at base load ahead of most other thermoelectric generation units. Accordingly, the Plant is less likely than most other thermal plants to experience significant downtime as a result of its place in CAMMESA's dispatch queue. For most of 1999, the Company was among the first five thermoelectric generation plants in the dispatch queue.

  The following table sets forth the average Spot Market prices, and the marginal cost of the Plant as estimated by CAMMESA, both calculated on an average monthly basis for each month from January 1998 to January 31, 2000.

                                               Average Energy
                                                Spot Market     Plant Marginal
Month                                              Price      Cost of Generation
-----                                          -------------- ------------------
                                                 (US$/MWh)        (US$/MWh)
January 1998..................................     12.73            20.36
February 1998.................................     15.50            20.36
March 1998....................................     14.52            20.36
April 1998....................................     14.87            20.36
May 1998......................................     14.54              7.1
June 1998.....................................     16.52              7.1
July 1998.....................................     17.09              7.1
August 1998...................................     16.84             7.05
September 1998................................     15.24             7.05
October 1998..................................     16.69             7.05
November 1998.................................     19.45             7.05
December 1998.................................     20.01             7.05
January 1999..................................     16.24             7.05
February 1999.................................     17.77             7.05
March 1999....................................     17.36             7.05
April 1999....................................     15.44             7.05
May 1999......................................     19.02             5.19
June 1999.....................................     30.14             5.19
July 1999.....................................     20.14             5.19
August 1999...................................     18.76             5.19
September 1999................................     15.21             5.19
October 1999..................................     15.00             5.19
November 1999.................................     16.87            15.76
December 1999.................................     16.66            15.76
January 2000..................................     16.74            15.76
February 2000.................................     17.62            15.76
March 2000....................................     15.37            15.76

--------
Source: CAMMESA

  The Spot Market Price is measured hourly and may vary hour by hour. There have been occasions when the Plant has been the marginal producer in the WEM and even, on occasions, has had a marginal cost in excess of the Spot Market Price. However, as the Company is the largest and lowest cost thermoelectric generation company in its particular geographical area, even at such times at least 160 MW of its production will be dispatched in order to maintain the voltage and frequency in the local transmission and distribution system. Under such circumstances, the receipts of the Plant may be less than its costs of operation. Such circumstances have occurred very rarely and only when there has been high rainfall with a resulting abundance of relatively inexpensive hydroelectric generation or due to temporary constraints in the transmission system.

Raw Materials

  The principal raw materials used by the Company are natural gas, water and various chemicals (such as salt and resins) used in the generation process.

  Natural Gas. All three of the Company's units are fueled by natural gas. Although the units are also capable of using fuel oil, it would not be economical for them to do so under the pricing system currently in existence in Argentina. Therefore, any interruption in the gas supply to the Plant would result in a reduction in, or cessation of, power generation. The Plant is located in an area of abundant natural gas supplies. The area comprising the north of Argentina and the south of Bolivia contains a number of identified natural gas fields, the most important of which in Argentina are the Ramos field and the Aguarague field. The Ramos field has proven reserves of 140 billion m/3/, which at current levels of production are expected to last at least 44 years. The Aguarague field has proven reserves of 44.1 billion m/3/, which at current levels of production are expected to last at least 29 years.

Gas Supply

  The Company has entered into a new supply agreement with the consortium which has the concession to exploit the Aguarague gas field. This agreement will be effective until May 2003. According to this agreement, the consortium agrees to supply the Company with 1.7 million cubic meters of gas a day. In the winter months (May to October), the Company pays 41.70 US$/Dm/3/ for the first approximately 600,000 m/3//day it consumes and any additional consumption is paid at a rate of 33.21 US$/Dm/3/. In the summer months (November to April), the Company pays 39.85 US$/Dm/3/ for the first approximately 600,000 m/3//day it consumes and any additional consumption is paid at a rate of 33.21 US$/Dm/3/. Regardless of actual consumption, the Company must pay a minimum of 18,000 Dm/3//month at the applicable winter or summer rate. These prices will remain fixed during the term of the agreement. This agreement represents a reduction in the cost of gas from the prior agreement of approximately 11%.

Gas Transportation

  The Company currently has gas transportation agreements with TGN, the private-sector company which operates the northern gas transmission system and Gasnor, a distributor of gas. The agreement with TGN covers 350,000 cubic meters of gas per day for a period of 32 years, ending December 27, 2027. Pursuant to the terms of the agreement, the Company may extend this term for an additional ten years upon written notice. The price for the transportation of gas under this agreement is determined according to the Tariff Conditions of TGN for Firm Gas Transportation and the Tariff Charts of the Argentine National Gas Regulator, and is currently Ps 0.119184 m/3//month. In addition, the Company is required to pay a monthly fee of US$8,457 during the first 180 months of the agreement, adjustable semi-annually by reference to the U.S. Producer Price Index.

  The Company entered into an agreement with Gasnor for the firm transportation of 450,000 m/3/ per day of natural gas. The term of the agreement runs until April 30, 2002. The price pursuant to this agreement is established according to the Tariff Conditions of TGN for Firm Gas Transportation and, for the first three months of 2000, averaged 4.19 US$/Dm/3/.

  As a result of the Company's two firm gas transportation agreements with Gasnor and TGN, the Company now has 800,000 m/3/ of natural gas per day under long-term agreements which the Company believes will allow it to generate electricity without suffering significant interruptions in gas supply during the winter months.

  The remainder of the Company's gas requirements are transported from the Aguarague gas field to Salta pursuant to an agreement with Gasnor which expires on April 30, 2002. The price under this agreement is equal to the volume of gas transported in excess of the 800,000 m/3/ covered by the firm gas transportation agreements times 2.86 US$/Dm/3/. The agreement is an "interruptible" agreement meaning that, in the event of lack of capacity in the line because of commitments made pursuant to "firm" agreements, Gasnor may interrupt the supply of gas to the Company, causing the Plant to reduce output.

  Pursuant to a toll-agreement, gas is brought from the main gas lines to the Plant through a pipeline owned by Gasnor. This agreement expires on April 30, 2002, and allows the transportation of all gas purchased by the Company to travel from the main gas lines via the pipeline to the Plant in return for payment by the Company. Until December of 2000, this payment is at a variable rate between US$13,004 and US$27,425, depending on the volume transported of gas, and thereafter at a fixed rate of US$27,425. The Company does not store any gas on site.

  Water. The water used to produce steam in the generation process is obtained from nine wells located on site at the Plant. After driving the turbines, the steam is condensed and, subject to certain planned discharges, the resulting water is recirculated into the boilers to create more steam. Management believes that there is an adequate supply of water in the wells for the Company's purposes.

  Other Raw Materials. The other raw materials, such as salt and resins used in the generation process, are all readily available within Argentina and are expected by management to remain so for the foreseeable future. For this reason no significant stock piles are currently maintained by the Company.

Transmission

  The Plant is connected to the NIS by three 132 kV lines, which form the trunk of the transmission system operated by Transnoa, and to Jujuy in the north of Argentina by a fourth line.

Sales

  In 1999, the Company sold approximately 36.68% (661 GWh) of its energy production in the Spot Market and approximately 63.32% (1,140 GWh) pursuant to negotiated agreements in the Term Market. During the first three months of 2000, the Company sold an aggregate of 364 GWh of energy, of which approximately 36.54% (133 GWh) was sold in the Spot Market and 63.46% (231
GWh) was sold in the Term Market. The Company is actively seeking to enter into additional sales agreements with distribution companies and Large Users as an alternative to making sales in the Spot Market. The Company believes that such agreements provide a stable, secure and predictable source of revenues, thereby reducing the volatility of making sales in the Spot Market, and that such agreements generally have been more profitable to the Company than selling into the Spot Market. The Company seeks to fix sales prices under these agreements in U.S. Dollars. In general, due to the current low Spot Market prices, agreements with Large Users currently tend to be relatively short-term in nature.

  At March 31, 2000, the Company had entered into term agreements for a total capacity of 245 MW, or approximately 100% of the installed gross capacity of the Plant, with terms ranging from one to three years, including a three year agreement with Empresa Distribuidora de Energia de Salta S.A. ("EDESA"), the distribution company of the province of Salta. The EDESA contract is at a fixed price of US$28.70 per MWh, minus US$500,000 a year as a subsidy to certain clients of EDESA. The contracted capacity is 80 MW at peak hours which represents approximately 31.0% of the Company's installed capacity. During the first three months of 2000, the average price of the Company's sales pursuant to agreements in the Term Market was approximately 3.76% higher than the average Spot Market price for the same period.

  The Company intends to enter into agreements regarding as much of the Plant's capacity as possible in order to be better hedged against fluctuations in the Spot Market. The Company believes that such agreements are effective hedges for the following reasons. First, the Company has negotiated and will continue to seek to negotiate sales agreements that are generally at fixed prices higher than Spot Market prices. Second, these agreements will allow the Company to protect itself against periodic increases in hydroelectric generation as a result of increased levels of precipitation occurring in Argentina from time to time. During such periods, when the Spot Market prices are lower and the Plant's units are dispatched less, the Company will be able to purchase lower cost energy from the WEM to fulfill its obligations to its Term Market purchasers.

Competition

  The Company believes that its low cost of delivered fuel, the heat rate of the Plant and the resulting low marginal cost of generation should keep it competitive within the existing regulatory and market framework.

  Electricity generation companies in Argentina were estimated by CAMMESA to have a total gross installed capacity of approximately 19,921 MW at March 31, 2000, excluding the Sistema Patagonico. The addition of new planned facilities (if constructed) will increase generating capacity by 6,121 MW by 2006 (or 7,995 MW if the 1,874 MW not included in CAMESSA's projections). Additionally, a number of private sector thermal plants may be constructed over the next five to ten years depending on the prevailing market price for electricity. However, the Company believes it likely that some of Argentina's existing capacity is represented by units which will be decommissioned over the next five to ten years due to obsolescence and the inability of their operators to finance necessary maintenance and capital expenditures. In addition, CAMMESA projects that present excess capacity will be reduced over the next five to ten years.

  The CAMMESA forecasting report published in 1999 projects that demand for electricity in Argentina will increase at the rate of approximately 5% for 2001 and 2002. In order to meet this forecasted demand, additional generation will be required. Power generating units currently under construction or recently completed in Argentina are projected by CAMMESA to add approximately 3,456 MW of installed capacity between 2000 and 2002 and 2,665 MW between 2002 and 2006. The addition of other new planned facilities, if completed, will increase generating capacity by 6,121 MW through 2006 (and 7,995 MW if facilities not included by CAMMESA in its projections are included).

  Competition from nuclear or hydroelectric plants constructed by the private sector is unlikely as the construction and start-up costs of such units would be uneconomical compared with the development of new thermal plants. Therefore, the Company believes that the marginal cost of new nuclear or hydroelectric plants not yet planned or under construction is unlikely to become a material competitive factor. Newly constructed thermal units may be more efficient than the Plant. Nevertheless, the proximity of the Plant to its gas supply, the firm transportation agreement with Gasnor and TGN and the low price paid for gas at the well-head is such that management believes that the Plant should continue to be dispatched on a generally profitable basis. Therefore, even if the growth in demand is less than expected, the Company believes that it is unlikely that its dispatch levels would be substantially reduced, although such growth may result in a fall in prices paid for electricity across the system and reduction of the Company's operating margin.

Capital Expenditures

  The Company had Ps 0.14 million in capital expenditures in 1998 and Ps 0.30 million in 1999. The Company currently plans capital expenditures of approximately Ps 6.88 million in 2000, Ps 2.18 million in 2001, Ps 1.27 million in 2002, Ps 0.28 million in 2003, Ps 0.30 million in 2004 and Ps 0.33 million in 2005. These amounts represent scheduled maintenance and overhaul of the Plant.

Insurance

  The Company carries property, accident, third party liability and other insurance (such as vehicle insurance) in amounts which are customary in the electricity industry. The Company's property and equipment are insured on a new for old basis in the total amount of US$50.0 million per event. The Company's insured property is valued at US$217.0 million. The Company does not carry loss of profit insurance. The Company intends to maintain similar insurance coverage for the same risks for as long as any of the New Notes is outstanding.

Environment

  The Company's operations are subject to legislation governing environmental pollution at the federal and provincial levels in Argentina. The Company has not incurred material pollution costs to date; and, having conducted an environmental impact study in January 1993 and being subsequently controlled on a quarterly basis by external auditors appointed by the ENRE, the Company believes that it is in material compliance with all applicable regulations in Argentina. There is no environmental litigation involving the Company.

Patents

  The Company does not own or rely on any significant patents, trademarks or licenses in conducting its operations.

Litigation

  As of the date of this Consent Solicitation and Information Memorandum, there were no material pending legal proceedings to which the Company was a party or to which its properties were subject, with the exception of an action currently pending before the Federal Court of First Instance No. 1, of the City of Salta, Province of Salta, in which a petition has been made requesting the court to declare the presumptive minimum income tax unconstitutional. The court has granted injunctive relief suspending the accrual, collection and payment of the tax from 1999 until a final decision is rendered by the court.

Subsidiaries

  The Company has no subsidiaries.

                           MANAGEMENT AND EMPLOYEES

Directors, Executive Officers and Members of Management

  The Board of Directors of the Company consists of between three and 15 members elected at the annual general meeting of the Company for renewable two-year terms. The directors of the Company are appointed by the different classes of shareholders in proportion to their total shareholdings.

  Pursuant to the Company's By-Laws (Estatutos Sociales) and Argentine corporate law, management of the Company is entrusted to its Board of Directors.

  Under Argentine law, the Supervisory Committee (Comision Fiscalizadora) is responsible for overseeing the Company's compliance with its By-Laws and Argentine law and, without prejudice to the role of external auditors, is required to present to the shareholders at the annual ordinary general meeting a report in respect of the financial information presented to such holders by the Board of Directors. The members of the Supervisory Committee, referred to in Argentina as "Supervisors" (sindicos), also are authorized (1) to call ordinary or extraordinary shareholders' meetings under certain circumstances,
(2) to place items on the agenda for meetings of shareholders, (3) to attend meetings of shareholders and (4) generally to monitor the affairs of the Company. The Company's By-Laws provide that the Supervisory Committee will be formed by three members and three alternate members, elected by the shareholders at an ordinary meeting, and will serve one-year terms with the right to re-election. The Company's By-Laws provide that its business will be supervised by two members (two members and two alternates) appointed by Class A shareholders and that the other one member (one member and one alternate) are to be appointed jointly by Class B and Class C shareholders (each as defined in "Principal Shareholders" below).

Compensation and Other Matters

  Argentine law provides that the aggregate annual compensation paid to all directors (including those directors acting as executive officers) may not exceed 5% of earnings for any fiscal year in which the Company does not pay any dividends on earnings, which percentage increases in proportion to the amount of dividends paid, up to a maximum of 25% of earnings. Under Argentine law, the compensation of the directors acting in an executive capacity, together with the compensation of all other directors and the statutory auditors, to the extent that it exceeds in the aggregate such limits, requires the prior approval of an ordinary shareholders' meeting.

  The following table sets forth the members of the Board of Directors and the Supervisory Committee of the Company and their respective alternates, and the positions held by each of them as of March 31, 2000:

                             Year of
                             Initial
                           Appointment
                            And Class
          Name             Appointed By    Profession           Other Appointments
          ----             ------------    ----------           ------------------
Carlos Armando Peralta..  1999 (Class A)     C.P.A.     President of Powerco S.A., and
 (President and Chief                                   Powerco Services S.A., alternate
 Executive Officer)                                     Supervisor of CAMMESA.

Marcelo Sergio Martos...  1999 (Class A)   Electrical   Vice-President of Powerco S.A.
 (Vice-President)                          Industrial   and Powerco Services S.A.;
                                            Engineer    Marketing Manager of Central
                                                        Termica Guemes S.A.

                            Year of
                            Initial
                          Appointment
                           And Class
          Name            Appointed By    Profession           Other Appointments
          ----            ------------    ----------           ------------------
Dante Raul Apaza........ 1999 (Class A)   Mechanical   Director of Powerco S.A. and
 (Director)                               Technician   Powerco Services S.A.;
                                                       Communications & IT Manager of
                                                       Central Termica Guemes S.A.

Leonardo Juan Galia..... 1999 (Class A)   Electronic   Director of Powerco S.A. and
 (Director)                                Engineer    Powerco Services S.A.; Operations
                                                       & Production Manager of Central
                                                       Termica Guemes S.A.

Ruben Daniel Arguello... 1999 (Class A)    Business    Director of Powerco S.A.,
 (Director)                             Administrator  Alternate Director of Powerco
                                                       Services S.A.; Human Resources
                                                       Manager of Central Termica Guemes
                                                       S.A.

Claudio Villagra........ 1999 (Class B)     C.P.A.     Director of Central Termica
 (Director)                                            Guemes S.A. and Director of
                                                       Hidroelectrica Piedra del Aguila
                                                       S.A., Transener S.A., Ferrosur
                                                       Roca S.A., Buenos Aires Pacifico
                                                       Gral. San Martin S.A.,
                                                       Mesopotamico Gral. Urquiza S.A.,
                                                       Camuzzi, Gas Pampeana, Caja de
                                                       Ahorro y Seguro S.A., La Caja
                                                       Seguros de Retiro S.A., Nueva
                                                       Central Argentina S.A. Argentina
                                                       S.A. and Papel Prensa SAIC.

Jose Luis Tamagnini..... 1999 (Class B)     Lawyer     Director Central Termica Guemes
 (Director)                                            S.A. and Hidroelectrica Piedra
                                                       del Aguila S.A.

Higinio Daniel Romano... 1999 (Class C)                None.
 (Director)

Sergio Marcelo           1999 (Class A)   Mechanical   Director of Powerco S.A.,
 Fernandez..............                   Engineer    Alternate Director of Powerco
 (Alternate Director)                                  Services S.A.; Engineering &
                                                       Maintenance Manager of Central
                                                       Termica Guemes S.A.

Jorge Alberto Reston.... 1999 (Class A)     C.P.A.     Director of Powerco S.A.,
 (Alternate Director)                                  Alternate Director of Powerco
                                                       Services S.A.; Controller of
                                                       Central Termica Guemes S.A.

Lauro Paz............... 1998 (Class C)                None.
 (Alternate Director)

                         Year of Initial
                           Appointment
                            And Class
          Name            Appointed By     Profession           Other Appointments
          ----           ---------------   ----------           ------------------
Ruben Ruival............ 1995 (Class A)      C.P.A.     Supervisor of Bella Vista Oeste
 (Supervisor)                                           S.A., Atanor S.A., Con-Ser S.A.,
                                                        Con-Ser P. y A. Seguros,
                                                        Hidroelectrica Cerro Colorado
                                                        S.A., Cindor S.A., Fitalse S.A.,
                                                        Friogorifico Rhydmas, Mastellone
                                                        Hnos., Merrill Lynch S.A.,
                                                        Sociedad de Bolsa, Marca 4 S.A.,
                                                        Panam S.A., Panpack S.A., Promas
                                                        S.A., Rich Klinger S.A. and
                                                        General Re. Alternate Supervisor
                                                        Central Termica Alto Valle,
                                                        Courtage S.A. (Grupo Renault),
                                                        Dominion Generating S.A.,
                                                        Dominion Management S.A.,
                                                        Metalurgica Tandil S.A. (Grupo
                                                        Renault), Panam Group S.A.,
                                                        Patagonia Holding and Centro de
                                                        Rio Cuarto.

Armando Simesen de       1999 (Class C)      C.P.A.     Supervisor of Powerco S.A. and
 Bielke.................                                Powerco Services S.A., President
 (Supervisor)                                           of the Professional Association
                                                        of Economic Sciences of Salta
                                                        province, Professor at the
                                                        National University of Salta,
                                                        Independent Auditor of local and
                                                        multinational companies.

Angel Carniel........... 1999 (Class B,      Lawyer     Supervisor of Nacion Seguros de
 (Supervisor)                  Class C)                 Retiro S.A. and Nacion Seguros de
                                                        Vida S.A.

Washington Alvarez......  1999 (Class A)     Lawyer     Supervisor of Powerco S.A. and
 (Alternate Supervisor)                                 Powerco Services S.A., Professor
                                                        on Judicial, Economic &
                                                        Administration Sciences at the
                                                        Catholic University of Salta,
                                                        Judicial Advisor of national and
                                                        multinational companies.

Carlos A. Palla......... 1999 (Class C)      C.P.A.     Supervisor of Powerco S.A. and
 (Alternate Supervisor)                                 Powerco Services S.A.; Partner-
                                                        in-charge of CPA, Business
                                                        Consultants.

Arturo Jorge Zaera...... 1999 (Class B,      C.P.A.     Supervisor of Hidroelectrica
 (Alternate Supervisor)        Class C)                 Alicura S.A.

  The total remuneration paid by the Company to the Board of Directors, Supervisors and officers of the Company during the fiscal year ended December 31, 1999, was approximately Ps 0.89 million, including amounts reserved to provide for pension, retirement or similar benefits.

  There are no employment contracts between the Company and its Directors or Supervisors.

  There are no contracts between the Company and its Directors, Supervisors or officers in which such Directors, supervisors or managers have an interest contrary to the interest of the Company, in accordance with Section 272 of the Argentine Corporations Law.

Executive Officers

  At the Plant, the management structure is comprised of seven active on-site managers. The following are the principal on-site managers of the Plant, their position and their background as of March 31, 2000:

  . Carlos Armando Peralta, an Argentine citizen, is a public accountant. He was appointed General Manager of the Company on January 28, 1999. Prior to that, he was the Financial Administrative Manager of the Company since 1992. He is also Alternate Supervisor of CAMMESSA.

  . Jorge Alberto Reston, an Argentine citizen, is a public accountant. He was appointed financial controller of the Company on January 28, 1999. Prior to that, he was the General Accountant of the Company since 1992.

  . Marcelo Sergio Martos, an Argentine citizen, is an Electrical Engineer. He was appointed Commercial Manager of the Company on September 1997. He began his work with the Company in 1993.

  . Leonardo Juan Galia, an Argentine citizen, is an Electronic Engineer. He was appointed Production Manager of the Company on January 28, 1999. He began his work with the Company on October 1, 1992, after having worked at the Plant under its prior owner since 1980.

  . Sergio Marcelo Fernandez, an Argentine citizen, is a Mechanical Engineer. He was appointed Maintenance and Engineering Manager of the Company on January 28, 1999. He began his work with the Company in 1993.

  . Dante Raul Apaza, an Argentine citizen, is a Mechanical Technician. He was appointed System and Communication Manager on January 28, 1999. He began working for the Company on December 9, 1992.

  . Ruben Daniel Arguello, an Argentine citizen, is an Administrative Licenciate. He was appointed Personal Manager on January 1, 1999. He began working for the Company on October 22, 1992.

Employees

  As of the date of this Consent Solicitation and Information Memorandum, 48 of the Company's employees were affiliated with Luz y Fuerza, the Argentine electricity industry labor union, representing approximately 36% of the workforce. When the Company was privatized, the entire workforce belonged to either Luz y Fuerza or another labor union called APUAYE. However, since that time, many employees of the Company have opted out of their unions. The Company has not experienced any disruption of generation due to labor problems and maintains good relations with the union representing the Company's employees. The employees have a representative on the Board of Directors.

  Under the Company's By-Laws, the Company is obliged in each year in which the Company declares a dividend payable to its nominal shareholders to issue participation bonds to its employees, as contemplated under Section 230 of the Argentine Corporations Law, equal to 0.5% of the Company's profits before taxes for such fiscal year.

                            PRINCIPAL SHAREHOLDERS

  At March 31, 2000, the issued share capital of the Company was Ps 62,906,000, divided into 37,743,600 registered common stock Class A shares (the "A Shares") of Ps 1.00 each, 18,871,800 Class B shares (the "B Shares") of Ps. 1.00 each and 6,290,600 Class C shares (the "C Shares") of Ps 1.00 each. All of the A Shares, representing 60% of the issued share capital of the Company, are owned by Powerco. All of the B Shares, representing 30% of the issued share capital of the Company, are owned by the Argentine Government. All of the C Shares, representing 10% of the issued share capital of the Company, are owned by the employees of the Company pursuant to an employee stock ownership plan. None of the different classes of shares carry any different voting rights.

  The C shares have been transferred by the Argentine Government to certain employees of the Company who had formerly been employed by AyEE. Such employees were granted different numbers of shares by the Argentine Government on the basis of four principal criteria: length of service with AyEE, level of seniority in the Company, size of salary (those with lower salaries receiving proportionately more shares than those with higher salaries) and the size of an employee's family. The C shares, which were transferred at a price of Ps
1.00 each, are currently held in trust for the employees by a fiduciary bank which has instructions to apply payments of dividends on the shares towards payment of the transfer price to the Argentine Government. Once paid for and pursuant to a Class C shareholders meeting, the C shares may be exchanged for an equal number of B shares.

  Under the Company's By-Laws, the Company is obliged in each year in which the Company declares at a dividend payable to its nominal shareholders to issue participation bonds to its employees, as contemplated under Section 230 of the Argentine Corporations Law, equal to 0.5% of the Company's profits before taxes for such fiscal year.

  New Notes are solely the obligation of the Company and are not otherwise guaranteed by any person or entity, including the shareholders of the Company.

  As the holder of all outstanding A Shares, Powerco is the majority shareholder of the Company and controls the majority of the Company's Board of Directors. The amount and payment of dividends, if any, by the Company is under the control of Powerco. No dividend was declared for the years ended December 31, 1997, 1998 or 1999.

                          RELATED-PARTY TRANSACTIONS

Powerco S.A.

  Powerco owns 60% of the Company's issued share capital.

  In January 1999, the Secretary of Energy authorized Powerco to operate as a Marketing Company of the WEM. Thus, Powerco may purchase electricity from the WEM generators in order to resell it to any WEM agent, up to a maximum of 390MW per month.

  During 1998, the Company entered into agreements with GUMEs and GUMAs in excess of its maximum generating capacity established by CAMMESA in order to ensure that, even in the event of loss or failure to renew of some of its existing contracts, the Company would still be able to sell the maximum amount of electricity permitted by CAMMESA.

  Since January 1999, all contracts in excess of the Company's operating capacity are sold by the Company to Powerco at a price equivalent to 20% of the net profit made by Powerco upon fulfillment of the respective contract. Powerco fulfills such contracts and supplies the GUMEs and GUMAs by purchasing electricity in the open market. So far, Powerco has received 50 contracts for approximately 25MW, which represent 7% of the operating capacity of the Company, and all sales of contracts to Powerco constitute arms' length transactions.

  In addition, Powerco agreed to purchase contracts from other generators only after all of the Company's excess contracts were purchased. In the event that the Company's levels of contracted electricity fall below its maximum operating capacity, Powerco will transfer back to the Company the GUMEs and GUMAs contracts received from the Company at no cost to the Company.

                       TERMS AND CONDITIONS OF NEW NOTES

  The issue of New Notes was authorized by the unanimous resolution of a general ordinary and extraordinary meeting of the shareholders of the Company dated June 23, 2000, and is subject to the approval of the Court, as described herein. New Notes will be issued pursuant to the New Indenture to be entered into on the Effective Date among the Company, The Bank of New York, as Trustee (the "Trustee", which term includes any successor as Trustee under the New Indenture), Co-Registrar (the "Co-Registrar") and Principal Paying Agent (the "Principal Paying Agent"), The Bank of New York S.A., as Registrar (the "Registrar," which term includes any successor as Registrar under the New Indenture) and Paying Agent and Kredietbank S.A. Luxembourgeoise, a corporation duly organized and existing under the laws of Luxembourg, presently at 43 Boulevard Royal, L-2955 Luxembourg, Grand Duchy of Luxembourg, as Luxembourg Co-Registrar (the "Luxembourg Co-Registrar") and Paying Agent. The Registrar will act as Paying Agent in Argentina (the Principal Paying Agent and all other Paying Agents, including any successor paying agents, are collectively referred to herein as the "Paying Agents"). The Trustee has appointed Banco Rio de la Plata S.A., presently at Bartolome Mitre 480, 11th Floor, Buenos Aires, Argentina, as its representative (the "Trustee's Representative") in the city of Buenos Aires to receive notices on its behalf in Argentina from holders of New Notes (the "New Noteholders") and to act on the Trustee's behalf as necessary.

  The following statements are subject to, and qualified in their entirety by, reference to the applicable provisions of the New Indenture. Wherever particular sections, articles or defined terms of the New Indenture are referred to herein, such sections, articles or defined terms shall be as specified in the New Indenture. Capitalized terms not otherwise defined below or elsewhere in this Consent Solicitation and Information Memorandum shall have the respective meanings given such terms in the New Indenture. New Notes are issued in the English language; the Company will provide the Trustee a Spanish translation of the original English text by an Argentine certified public translator. Copies of the New Indenture will be available for inspection and copying by the New Noteholders during normal business hours at the offices of the Trustee, the Trustee's Representative, the Registrar, the Co-Registrar and the Paying Agents. The New Noteholders will be bound by, and will be deemed to have notice of, all the provisions of the New Indenture and New Notes.

General

  New Notes will be limited to US$54,000,000 in aggregate outstanding principal amount and will mature on the 10th anniversary of the date of issuance. New Notes will bear interest at 2.0% per annum during their first year, at 2.5% per annum during their second year, at 3.0% per annum during their third year, and at 5.0% per annum thereafter, payable in cash semiannually in arrears on the six month and one year anniversaries of the date of issuance of each year (each, an "Interest Payment Date"), commencing six months after the date of issuance, to the person in whose name the New
Note is registered at the close of business two Business Days (each a "Regular Record Date") immediately preceding such Interest Payment Date.

  If there occurs an Event of Default (as defined below), such stated rate of interest will continue to apply with respect to New Notes. Interest on New Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, the number of days actually elapsed. Principal of, and interest and Additional Amounts (as defined below) on, New Notes will be payable as provided under "--Payments and Paying Agents" and "--Book Entry Ownership."

  All New Notes will be in registered form, without coupons. New Notes will be represented by interests in the DTC Unrestricted Global Security (the "Global Security"). The Global Security will be deposited on or about the Effective Date with a custodian for DTC and registered in the name of a nominee for DTC.

  The Company will appoint The Bank of New York to serve as Trustee, Principal Paying Agent and Co-Registrar of New Notes, The Bank of New York S.A. to serve as Paying Agent and Registrar of New Notes, and Kredietbank S.A.
Luxembourgeoise to serve as Paying Agent and Co-Registrar of New Notes. The Bank of

New York, in its capacity as Trustee, Co-Registrar and Principal Paying Agent, will be responsible for, among other things, (1) maintaining a record of the registration of ownership, exchange and transfer of New Notes and accepting New Notes for exchange and transfer, (2) transmitting payments of the principal and Additional Amounts, if any, and interest received from the Company in respect of New Notes to the registered New Noteholders thereof, (3) transmitting to the Company any notices or other communications from New Noteholders and (4) transmitting to the New Noteholders notice of the occurrence of any Event of Default as soon as practicable after (a) obtaining knowledge thereof in the case of a payment default or (b) receiving written notice thereof in the case of all other defaults.

Form and Denomination

  New Notes will be issued in fully registered global form in minimum denominations of US$1,000 and in integral multiples of US$1,000 in excess thereof (each an "authorized denomination"). The English language text of New Notes will be translated for convenience into the Spanish language. The Spanish language text will represent a true and accurate translation of the English language text.

Certificated New Notes; Transfer and Exchange

  Owners of beneficial interests in the Global Security will be entitled or required, as the case may be, under the circumstances described below, to receive physical delivery of certificated New Notes ("Certificated New Notes") in fully registered definitive form. New Notes are not issuable in bearer form.

  Beneficial interests in the Global Security will be exchangeable or transferable, as the case may be, for Certificated New Notes if (1) DTC notifies the Company that it is unwilling or unable to continue as depository for the Global Security, or DTC ceases to be a "clearing agency" registered under the Exchange Act, and a successor depository is not appointed by the Company within 90 days, or (2) an Event of Default has occurred and is continuing with respect to such New Notes. Upon the occurrence of either of the events described in the preceding sentence, the Company will cause the appropriate Certificated New Notes in authorized denominations to be delivered to the owners of beneficial interests in the Global Security upon instruction of the Trustee or the Registrar.

  Certificated New Notes may be exchanged or transferred in whole or in part for other Certificated New Notes of any authorized denominations and of a like tenor and aggregate principal amount by surrendering such Certificated New Notes at the office of the Registrar or Co-Registrar with a written instrument of transfer as provided in the Indenture.

  The costs and expenses of effecting any exchange or registration of transfer pursuant to the foregoing provisions, except for the expense of delivery by other than regular mail (if any) and except for the payment of a sum sufficient to cover any tax or other governmental charges or insurance charges that may be imposed in relation thereto, will be borne by the Company.

  The Registrar will keep books (the "Register") for the ownership, exchange and transfer of any Certificated New Notes. Each Co-Registrar shall also maintain a record of all registrations of ownership, exchange and transfer of Certificated Notes. The Registrar will provide such Register to the Company. Title to Certificated New Notes will pass by and upon registration of the Certificated New Note in the Register.

Book-Entry Ownership

  The Company will make application to DTC for acceptance in its book-entry settlement system of New Notes represented by the Global Security. The Global Security will be assigned a CUSIP number.

  The custodian with whom the Global Security is deposited and DTC will electronically record the principal amount of New Notes, held within the DTC system. Investors may hold their interests in the Global Security directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

  Payments of the principal of, and interest on (including any Additional Amounts payable under Section 3.1 of the New Indenture), the Global Security registered in the name of DTC's nominee will be to it or as the registered owner of such Global Security. The Company expects that the nominee, upon receipt of any such payment, will immediately credit the DTC participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of DTC or the nominee. The Company also expects that payments by DTC participants to owners of beneficial interests in such Global Security held through such DTC participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such DTC participants. None of the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of ownership interests in the Global Security or for maintaining, supervising or reviewing any records relating to such ownership interests.

Payments and Paying Agents

  Payments in respect of the principal of New Notes will be made at the corporate trust office of the Principal Paying Agent located in New York City, at the office of the Paying Agent located in Buenos Aires, at the office of the Paying Agent located in Luxembourg and subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other Paying Agent appointed by the Company. The Company will maintain at all times a principal paying agent in Buenos Aires, Argentina. Payments in respect of principal on New Notes will be made only against surrender of such New Notes, in the same manner as payments of interest as set forth below. Payment in respect of interest on each Interest Payment Date with respect to any New Note will be made to the person on whose name such New Note is registered on the Regular Record Date immediately preceding such Interest Payment Date by dollar check drawn on a bank in New York City and mailed to such person or, in the case of a registered holder of at least US$1,000,000 principal amount of New Notes, by wire transfer to a dollar account maintained by the payee with a bank in the United States or in Argentina, provided that the registered New Noteholder so elects by giving written notice to such effect designating such account which is received and consented to by the Trustee or a Paying Agent no later than 10 Business Days with complete wiring instructions, immediately preceding such Interest Payment Date. Unless such designation is revoked, any such designation made by such New Noteholder with respect to such New Notes will remain in effect with respect to any future payments with respect to such New Note payable to such New Noteholder.

  If the due date for payment of any principal or interest in respect of any New Note is not a Business Day at the place in which it is presented for payment, the New Noteholder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place and will not be entitled to any further interest or other payment in respect of any such delay. "Business Day" means, with respect to each place of payment, a day on which banks are open for business and carrying out transactions in Dollars in New York City or the city of the Paying Agent effecting the payment.

  The New Indenture will provide that any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for payment of the principal of or interest or Additional Amounts, if any, on any New Note and remaining unclaimed for three years after such principal, interest or Additional Amounts, if any, has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the holder of such New Note will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, (1) in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, (2) in a newspaper published in the Spanish language and of general circulation in Argentina, and (3) the

Luxemburger Wort or another newspaper of general circulation in Luxembourg, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

  Under the terms of New Notes, in the event of any foreign exchange restriction or prohibition in Argentina, any and all payments in respect of New Notes will be made in Dollars obtained through (1) the sale of any series or of any other public or private bond issued in Dollars in Argentina, or (2) any other legal mechanism for the acquisition of Dollars in any exchange market. All costs, including any taxes, relative to such operations to obtain Dollars will be borne by the Company.

Status

  New Notes constitute Negotiable Obligations (Obligaciones Negociables) under the Negotiable Obligations Law and are entitled to the benefits set forth therein and are subject to the procedural requirements thereof. In particular, pursuant to Article 29 of the Negotiable Obligations Law, in the event of a default by the Company in the payment of principal, interest and any other amounts due under any New Note, the holder of such New Note will be entitled to summary judicial proceedings (accion ejecutiva) to recover payment of any such amount. New Notes will constitute unsecured and unsubordinated obligations of the Company and, except for obligations preferred by operation of Argentine law, will rank pari passu without any preference among themselves. The payment obligations of the Company under New Notes will at all times rank at least equal in priority of payment with all other present and future unsecured and unsubordinated obligations of the Company from time and time outstanding.

Optional Redemption

  New Notes are redeemable, in whole or in part, at the option of the Company, at any time, upon not less than 30 nor more than 60 days' notice mailed to each holder of New Notes being redeemed at its address appearing in the Register. New Notes are redeemable at their principal amount at maturity together with accrued interest thereon, if any, to the redemption date.

Payment of Additional Amounts

  All payments in respect of New Notes, including without limitation payment of principal and interest, will be made by the Company without withholding or deduction for or on account of any present or future taxes (whether in respect of personal property or otherwise), duties, levies, or other governmental charges of whatever nature in effect on the date of the Indenture or imposed or established in the future by or on behalf of Argentina or any authority in Argentina. In the event any such taxes or liabilities are so imposed or established, the Company will pay such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts receivable by the New Noteholders after any withholding or deduction in respect to such tax or liability shall equal the respective amounts of principal and interest which would have been receivable in respect of New Notes in the absence of such withholding or deduction; except that no such Additional Amounts will be payable with respect to any withholding or deduction on any New Note to, or to a third party on behalf of, a New Noteholder for or on account of any such taxes or liabilities that have been imposed by reason of (1) the New Noteholder being a resident of Argentina or having some connection with Argentina other than the mere holding of such New Note or the receipt of principal and interest in respect thereof, or (2) the presentation by the New Noteholder of a New Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the New Noteholder would have been entitled to such Additional Amounts on presenting such New Note for payment on the last date of such period of 30 days. Furthermore, no Additional Amounts shall be paid with respect to any payment on a New Note to a New Noteholder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the New Noteholder.

Any reference herein or in New Notes to principal and/or interest shall be deemed also to refer to any Additional Amounts which may be payable under the undertakings described in this paragraph.

  In addition, the Company will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, payable in Argentina or the United States or any political subdivision thereof or taxing authority of or in the foregoing in respect of the creation, issue and offering of New Notes. The Company will also pay and indemnify the New Noteholders from and against all court taxes or other taxes and duties, including interest and penalties, paid by any of them in any jurisdiction in connection with any action permitted to be taken by the New Noteholders to enforce the obligations of the Company under New Notes.

  The Company agrees to waive any right it may have under Argentine law to seek reimbursement (whether by deduction from payments of principal or interest or Additional Amounts with respect to New Notes or otherwise) from the New Noteholder of New Notes of any amounts the Company may have had to pay for personal property tax in respect of New Notes.

Covenants

  Under the terms of the Indenture, the Company will covenant and agree that as long as any New Note remains outstanding:

  Payment of Principal and Interest. The Company will duly and punctually pay the principal of and interest and Additional Amounts, if any, on New Notes in accordance with the terms of New Notes and the New Indenture.

  Maintenance of Office or Agency. The Company will maintain in each of Salta and the Borough of Manhattan, New York City, an office or agency where New Notes may be presented or surrendered for payment, where New Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of New Notes and the New Indenture may be served.

  Maintenance of Existence. The Company will (1) maintain in effect its corporate existence and all registrations necessary therefor, and (2) take all reasonable actions to maintain all rights, privileges, titles to property, franchises and the like necessary or desirable in the normal conduct of its business, activities or operations; provided, however, that this covenant shall not prohibit any transaction by the Company otherwise permitted under the covenant relating to "Mergers, Consolidations, Sales and Leases", and this covenant shall not require the Company to maintain any such right, privilege, title to property or franchise, if the Board of Directors of the Company shall determine that (a) the maintenance thereof is no longer desirable in the conduct of the business of the Company, and (b) the loss thereof is not, and will not be, adverse in any material respect to the New Noteholders.

  Maintenance of Properties. The Company will cause all tangible Properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing shall prevent the Company from discontinuing the operation or maintenance of any such Properties if such discontinuance is, as determined by the Board of Directors in good faith, desirable in the conduct of the business of the Company and not adverse in any material respect to the New Noteholders.

  Payments of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the Property of the Company; provided, however, that the Company will not be required to pay or discharge or cause to paid or discharged any such tax, assessment, charge or claims whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

  Compliance with Laws and Other Agreements. The Company will comply with all applicable laws, rules, regulations, orders and directions of any Governmental Agency having jurisdiction over it or its business and all covenants and of the obligations contained in any agreements to which the Company is a party, except where the failure to so comply would not have a material adverse affect on the condition, financial or otherwise, or on the earnings, operations, business affairs or business prospects of the Company and except to the extent any such law, regulation, order, directive, covenant or obligation is contested in good faith.

  Maintenance of Books and Records. The Company will maintain books, accounts and records in accordance with Argentine GAAP and as required by Argentine law.

  Maintenance of Insurance. The Company will keep at all times all of their Properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that Property of similar characteristics is usually so insured by corporations similarly situated and owning like Properties in accordance with good business practice.

  Permitted Liens. The Company will not create or suffer to exist any Lien upon any of its Property, other than Permitted Liens, unless, at the same time or prior thereto, the Company's obligations under New Notes and the New Indenture (1) are secured equally and ratably therewith to the reasonable satisfaction of the Trustee, or (2) have the benefit of such other security, guarantee, indemnity or other arrangement as the Trustee in its discretion shall deem to be not materially less beneficial to the New Noteholders.

  Permitted Indebtedness. So long as any New Note remains outstanding, the Company will not incur or permit to exist any Indebtedness other than Permitted Indebtedness.

  Financial Reporting. The Company will furnish or cause to be furnished to the Trustee (1) annual reports in English, which will include a report of the Company's Board of Directors and annual audited financial statements prepared in conformity with Argentine GAAP within 120 days after the end of each fiscal year and (2) quarterly reports in English which will include unaudited interim financial information prepared in conformity with Argentine GAAP within 60 days after the end of each quarter. The Company also shall furnish or cause to be furnished to the Trustee in English all notice of shareholders' meetings and other reports and communications that are made generally available to the Company's shareholders.

  Mergers, Consolidations, Sales and Leases. The Company will not merge or consolidate with or into, or convey, transfer or lease its Properties and assets substantially as an entirety to any Person, unless immediately after giving effect to such transaction, (1) no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, (2) with respect to a merger or consolidation of the Company with or into any Person or conveyance, transfer or lease by the Company of its Properties and assets substantially as an entirety to any Person, any corporation formed by any merger or consolidation with the Company or the Person which acquires by conveyance or transfer or which leases the Properties of the Company substantially as an entirety ("the Company's successor corporation") shall expressly assume the due and punctual payment of the principal of and interest and Additional Amounts, if any, on all New Notes according to their terms, and the due and punctual performance of all of the covenants and obligations of the Company under New Notes and the New Indenture, and the Company's successor corporation (except in the case of leases), if any, succeeds to and becomes substituted for the Company with the same effect as if it had been named in New Notes as the Company, and (3) the Company delivers to the Trustee an officers' certificate and an opinion of counsel (which opinion of counsel may be subject to customary exceptions, limitations and qualifications) to the effect that such merger, consolidation, conveyance, transfer or lease, as applicable, complies with the foregoing requirements.

  Further Assurances. The Company will, at its own cost and expense, execute and deliver to the Trustee all such documents, instruments and agreements and do all such other acts and things as may be reasonably required to enable the Trustee to exercise and enforce its rights under the New Indenture and under the documents, instruments and agreements required under the New Indenture and to carry out the intent of the New Indenture.

Events of Default

  As long as any New Note remains outstanding, if any of the following events (each an "Event of Default") shall occur and be continuing:

    (1) Non-Payment: the Company fails to pay any principal, interest or Additional Amounts due on New Notes when any such amount is due and payable on a Payment Date and, only with respect to interest and Additional Amounts, such default continues for a period of 10 days; or

    (2) Breach of Other Obligations: default in the performance or observance of any term, covenant or obligation of the Company in New Notes or the New Indenture, not otherwise expressly defined as an Event of Default in paragraph (1) above, for a period of more than 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or by New Noteholders of a majority in aggregate principal amount of the outstanding New Notes a written notice specifying such default or breach and requiring it to be remedied; or

    (3) Cross Default: any other present or future indebtedness of the Company for or in respect of moneys borrowed becomes due and payable prior to its stated maturity as result of any default (however defined), or any such indebtedness is not paid when due or, as the case may be, within any applicable grace period, or the Company fails to pay when due or, as the case may be, within any applicable grace period, any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed, provided that the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above have occurred equals or exceeds US$6,000,000 or its equivalent (as reasonably determined by the Trustee); or

    (4) Insolvency, etc.: a resolution is passed or adopted by the Board of Directors or shareholders of the Company, or a final judgment of a court of competent jurisdiction is made, that the Company be wound up or dissolved, other than in connection with certain transactions otherwise permitted by the Indenture, or an attachment, execution, seizure before judgment or other legal process is levied or enforced upon any part of the Property of the Company which Property is material to the condition, financial or otherwise, or to the earnings, operations, business affairs or business prospects of the Company, or a court having jurisdiction enters a decree or order for relief in respect of the Company in an involuntary bankruptcy or reorganization under Argentine Law No. 24,522 or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appointment of an administrator, receiver, trustee or intervenor for the Company for all or substantially all of the Property of the Company, or the Company commences a voluntary bankruptcy or reorganization under Argentine Law No. 24,522 or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, consents to the appointment of or taking possession by an administrator, receiver, trustee, or intervenor for the Company for all or substantially all of the Property of the Company, or effects any general assignment for the benefit of creditors, or a moratorium is agreed or declared in respect of any Indebtedness of the Company, or any governmental agency condemns, seizes, compulsorily purchases or expropriates 10% or more of the assets of the Company considered as one enterprise; subject in each of the foregoing cases to any applicable exceptions and grace and cure periods; or

    (5) Judgments: a final judgment or judgments for the payment of money aggregating in excess of US$6,000,000 are rendered against one or more of the Company which judgments are not, within 60 days after entry thereof, bonded, paid, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay;

then, if an Event of Default occurs and is continuing, and in every such case the Trustee or the New Noteholders of not less than 25% in aggregate principal amount of the outstanding New Notes may declare the principal amount of all the New Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by New Noteholders), and upon any such declaration such principal amount and any accrued interest shall become immediately due and payable.

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

  New Noteholders of a majority in aggregate principal amount of the outstanding New Notes present or represented at a meeting of such New Noteholders at which a quorum is present may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of the accelerated principal, have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see "Meetings of New Noteholders" and "Modification and Waiver."

  The foregoing provision shall be without prejudice to the rights of each individual New Noteholder to initiate an action against the Company for the payment of any principal, Additional Amount and/or interest past due on any New Note, as the case may be.

  The right of any individual New Noteholder to initiate such action against the Company complies with Article 29 of the Negotiable Obligations Law.

Replacement of New Notes

  If any New Note shall at any time become mutilated, defaced, destroyed, stolen or lost, such New Note may be replaced at the cost of the applicant at the specified office of the Trustee, upon provisions of evidence satisfactory to the Trustee and the Company that such New Note was destroyed, stolen or lost, together with such indemnity as the Trustee and the Company may require. Mutilated or defaced New Notes must be surrendered before replacements will be issued.

Notices

  The Company is required to give notice to the Trustee of any event which requires notice to be given to the New Noteholders in sufficient time for the Trustee to provide such notice to the New Noteholders in the manner provided in the New Indenture. All notices regarding New Notes will be given by the Trustee.

  All notices regarding the New Notes will be deemed to have been duly given upon the mailing by first-class mail, postage prepaid, of such notices to each New Noteholder at the address of such New Noteholder as it appears in the Register, in each case not earlier than the earliest date and not later than the latest date prescribed in the Indenture for the giving of such notice and, while (1) there are New Noteholders domiciled in Argentina, published in a general newspaper having general circulation in Argentina (such as La Nacion) and, if required by Argentine law, in the Official Bulletin (Boletin Official) and the Buenos Aires Stock Exchange Daily Gazette and (2) New Notes are listed on the Luxembourg Stock Exchange, published in the Luxemburger Wort or such other newspaper of general circulation from time to time in Luxembourg. Any notice so mailed and published shall be deemed to have been given on the date of such mailing and the last day of publication. The Trustee shall forward to each registered New Noteholder the reports received by the Trustee, as described under "--Covenants--Financial Statements."

Reports to New Noteholders

  The Trustee shall transmit to New Noteholders such information, documents and reports, and such summaries thereof, concerning the Trustee and its actions under the Indenture in the manner provided pursuant thereto; provided that any such information, documents or reports shall, at the time of such transmission to New Noteholders, be filed by the Trustee with any stock exchange upon which any New Notes are listed and with the Company. The Company will notify the Trustee when any New Notes are listed on any stock exchange.

Meetings of New Noteholders

  The Trustee or the Company shall, upon the request of the New Noteholder or New Noteholders of at least 5% in aggregate principal amount of the outstanding New Notes, or the Company or the Trustee at its discretion, may call a meeting of the New Noteholders at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by New Notes to be made, given or taken by the New Noteholders. With respect to all matters not contemplated in the New Indenture, meetings of New Noteholders will be held in accordance with the Negotiable Obligations Law. The meetings will be held in Buenos Aires; provided, however, that the Company or the Trustee may determine to hold any such meetings simultaneously in Salta and New York City by any means of telecommunication which permits the participants to hear and to speak to each other. In any case, meetings shall be held at such time and at such place as the Company or the Trustee shall determine. If a meeting is being held pursuant to a request of New Noteholders (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend) shall be given not less than ten days nor more than 30 days prior to the date fixed for the meeting in the Official Gazette of Argentina and also in the manner provided above under "--Notices" and any publication thereof shall be for five consecutive Business Days in each place of publication.

  Any New Noteholder may attend the meeting in person or by proxy. Holders of New Notes who intend to attend a meeting of New Noteholders must notify the Registrar of their intention to do so at least three days prior to the date of such meeting.

  The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in aggregate principal amount of the outstanding New Notes; provided, however, that at any such reconvened meeting adjourned for lack of the requisite quorum, the quorum will be persons holding or representing 25% in aggregate principal amount of the outstanding New Notes.

Modification and Waiver

  Decisions shall be made by the affirmative vote of New Noteholders of a majority in aggregate principal amount of the Outstanding New Notes present or represented at a meeting of such New Noteholders at which a quorum is present; provided, however, that the unanimous affirmative vote of the New Noteholders shall be required to adopt a valid decision on (1) changing the stated maturity of the principal of or any installment of interest on any New Note;
(2) reducing the principal amount of or interest on any New Note including discharge of repayment of principal of or interest on any New Note; (3) reducing the percentage in principal amount of Outstanding New Notes the consent of the New Noteholders of which is required for the adoption of a resolution or the quorum required at any meeting of New Noteholders at which a resolution is adopted or the percentage in principal amount of outstanding New Notes the New Noteholders of which are entitled to request the calling of a New Noteholders' meeting, (4) any change in the percentage rules established for adopting resolutions at meetings of New Noteholders or regarding the quorum necessary to constitute a meeting; (5) any modification of the number of New Noteholders necessary to waive a past Event of Default; (6) changing the currency for payment of principal of, or premium or interest on, any New Note; or (7) changing the requirement to pay Additional Amounts. Except as provided above, any modifications, amendments or waivers to the terms and conditions of the New Notes will be conclusive and binding on all New Noteholders, whether or not they were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon New Notes.

Indemnification of Trustee

  The Indenture contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified to its satisfaction.

  The New Indenture also contains provisions pursuant to which the Trustee is entitled, inter alia, (1) to enter into business transactions with the Company and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, the Company, (2) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the New Noteholders, and (3) to receive, collect, hold and retain collections received in connection therewith.

  The Trustee has no responsibility in relation to the validity, sufficiency and enforceability of the New Indenture or any disclosure document or any offering material relating to New Notes.

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

Governing Laws and Enforceability

  The Negotiable Obligations Law governs the requirements for the New Notes to qualify as Negotiable Obligations (Obligaciones Negociables) thereunder. The Negotiable Obligations Law, together with Corporations Law No. 19,550 of Argentina, as amended, and other applicable Argentine laws govern the capacity and corporate authorization of the Company to execute and deliver New Notes and the New Indenture. Notwithstanding the foregoing, New Notes and the New Indenture are governed by, and shall be construed in accordance with, the laws of the State of New York.

  The Company will consent to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City, New York, United States, and any appellate court from any thereof, and will waive any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with New Notes and the New Indenture. The Company will irrevocably appoint CT Corporation System as its authorized agent upon which all writs, process and summonses may be served in any suit, action or proceeding brought in connection with New Notes or the New Indenture against the Company in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City, and has agreed that such appointment shall be irrevocable so long as any New Note remains outstanding or until the irrevocable appointment by the Company of a successor in New York City as its authorized agent for such purpose and the acceptance of such appointment by such successor.

Currency Indemnity

  The Dollar is the sole currency of account and payment for all sums payable by the Company under or in connection with New Notes, including damages. Any amount received or recovered in currency other than Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Company or otherwise) by any New Noteholder in respect of any sum expressed to be due to it from the Company shall only constitute discharge of the Company to the extent of the Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of the receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that Dollar amount is less than the Dollar amount expressed to be due to the recipient under any New Note, the Company shall indemnify such recipient against any loss sustained by it as a result. In any event, the Company shall indemnify the recipient against the cost of making any such purchase. For the purposes of this paragraph, it will be sufficient for the New Noteholder to certify in satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of Dollars been made with the amount so received in that other currency on the date of receipt of recovery (of, if a purchase of Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Company's other obligation, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any New Noteholder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any New Note or any other judgment or order.

Certain Definitions

  The following terms have the following definitions in the Indenture:

    "Indebtedness" means any obligation (whether present or future, actual or contingent) for the payment or repayment of money which has been borrowed;

    "Lien" means mortgage, charge, pledge, lien or other form of encumbrance or security interest;

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

    "Permitted Indebtedness" means:

    (1) Indebtedness evidenced by New Notes;

    (2) Indebtedness outstanding from time to time under

      (a) a credit facility or facilities, or

      (b) an issue or issues of commercial paper or other short-term securities with a maturity of less than 365 days;

  in an aggregate principal amount not exceeding US$15,000,000 or its equivalent (as reasonably determined by the Company);

    (3) Indebtedness incurred by any joint venture in which the Company has an interest and which Indebtedness is fully non-recourse to the Company;

    (4) Indebtedness secured by any asset acquired by the Company and existing on the date of such acquisition; and

    (5) Indebtedness incurred or assumed solely for the purpose of financing all or any part of the cost of acquiring an asset and secured solely by such asset.

    "Permitted Lien" means:

    (1) any Lien created on any asset securing Indebtedness incurred or assumed solely for the purpose of financing all or any part of the cost of acquiring such asset, which Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

    (2) any Lien created on any assets securing Indebtedness incurred in relation to the construction, improvement or development, in whole or in part, of (a) assets used in generation and/or transmission and/or distribution and/or sale of electrical energy and (b) electricity generating plants and/or electricity distribution facilities and/or electricity transmission facilities, where in any case such Lien is in respect of such assets or electricity generating plant, electricity distribution facility or electricity transmission facility, as the case may be, being constructed, improved or developed;

    (3) any Lien on any asset existing at the date of acquisition of such asset and not created in contemplation of such acquisition;

    (4) any Lien securing an extension, renewal or refinancing of Indebtedness secured in accordance with any of paragraphs (1) to (4) above, provided that (a) the Lien is created with respect to the asset which secured the Indebtedness being so extended, renewed or refinanced and (b) the principal amount of Indebtedness secured by the Lien prior to such extension, renewal or refinancing is not increased;

    (5) any Lien by arising by operation of law; and

    (6) any Lien arising in the ordinary course of business of the Company.

    "Property" means any asset, revenue or other property, whether tangible or intangible, real or personal, including without limitation any right to receive income.

Transfer of Interests in Global Security

  Transfers of interests in the Global Security within DTC, will be in accordance with the respective usual rules and operating procedures of such system. The law of some states in the United States require that certain persons take physical delivery in definitive form of securities. Consequently, the ability to transfer interests in a Global Security to such persons may be limited. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the Global Security to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

  DTC has advised the Company that it will take any action permitted to be taken by a New Noteholder (including, without limitation, the presentation of the Global Security for exchange as described above) only at the direction of one or more participants in whose account with DTC an interest in the Global Security is credited and only in respect of such portion of the aggregate principal amount of the Global Security as to which such participant or participants has or have given such direction. However, in the circumstances described above, DTC will surrender the Global Security for exchange for individual Certificated New Notes.

  DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the United States Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to DTC is available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

  Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial interests in the Global Security among participants and accountholders of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee or any Agent will have any responsibility for the performance by DTC or its direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations.

  While the Global Security is lodged with DTC or its custodian, individual Certificated New Notes will not be eligible for clearing or settlement through DTC.

Individual Certificated New Notes

  Registration of New Notes in a name other than depositary or its nominee for DTC will not be permitted except under circumstances described in "-- Certificated New Notes; Transfer and Exchange." In such circumstances, the Company will cause sufficient individual Certificated New Notes to be executed and delivered to the Registrar for completion, authentication and dispatch to the relevant New Noteholders. A person having an interest in the Global Security must provide the Registrar, the Co-Registrar or the Luxembourg Co-Registrar with a written order containing instructions and such other information as the Company and the Registrar, the Co-Registrar or the Luxembourg Co-Registrar may require to complete, execute and deliver such individual Certificated New Notes.

                                   TAXATION

  Prospective purchasers of the New Notes offered hereby are advised to consult their own tax advisers as to the consequences under the tax laws of the country of which they are resident in connection with purchases of the New Notes, including without limitation, the consequences of the receipt of interest and the sale or redemption of the New Notes.

Argentina

  The following summary is based upon the tax laws of Argentina as in effect on the date of this Consent Solicitation and Information Memorandum and is subject to any change in Argentine law that may come into effect after such date.

  Except as described below, interest payments on New Notes shall be exempt from Argentina income tax, provided New Notes are issued in accordance with the Negotiable Obligations Law, and qualify for tax exempt treatment under
Section 36 of such Law. Under this section, interest on New Notes shall be exempt if the following conditions (the "Article 36 Conditions") are satisfied:

    (1) New Notes must be placed through a public offering authorized by the CNV;

    (2) the proceeds of the Offering must be used by the Company for (a) investments in physical assets located in Argentina, (b) working capital in Argentina, (c) refinancing of liabilities, and (d) capital contributions to controlled or affiliated companies, the proceeds of which are applied exclusively for such purposes; and

    (3) the Company must provide evidence to the CNV, in the time and manner prescribed by regulations, as to the use of the proceeds of the Offering for any of the purposes described in paragraph (2) above.

  New Notes will be issued in compliance with all of the Article 36
Conditions.

  If the Company does not comply with the Article 36 Conditions, Article 38 of the Negotiable Obligations Law provides that the Company will be responsible for the payment of any withholding taxes on interest received by the New Noteholders. In such cases, the Company will be liable for the payment of such withholding tax so that New Noteholders would receive the amount of interest provided in New Notes as though no such withholding tax had been required.

  Presidential Decree No. 1,076 of June 30, 1992, ratified by Law No. 24,307 of December 30, 1993 (the "Decree"), eliminated the exemption described above with respect to those taxpayers subject to the tax adjustment for inflation rules of the Argentine income tax law (in general, entities organized or incorporated under Argentine law, local branches of foreign entities, sole proprietorships and individuals carrying on certain commercial activities in Argentina). As a result of the Decree, interest paid to New Noteholders that are subject to the tax adjustments for inflation rules is subject to withholding as prescribed by Argentine tax regulations.

  All payments in respect of New Notes, including without limitation payments of principal and interest, will be made by the Company without withholding or deduction for or on account of any present or future taxes (whether in respect of personal property or otherwise), duties, levies or other governmental charges of whatever nature in effect on the date of the Indenture or imposed or established in the future by or on behalf of Argentina or any authority in Argentina.

  Resident and non-resident individuals and foreign entities not having a permanent establishment in Argentina are not subject to taxation on capital gains derived from the sale or other disposition of New Notes if the Article 36 Conditions are satisfied. As a result of the Decree, those taxpayers subject to the tax adjustment for inflation rules of Argentine income tax law are subject to taxes on capital gains on the sale or other disposition of New Notes as prescribed by Argentine tax regulations.

  All transactions and financial operations related to the issuance, placement, purchase, transfer, payment of principal of, interest on or redemption price for New Notes are exempt from the imposition of a value added tax if the Article 36 Conditions are satisfied. No Argentine stamp tax shall be payable by holders of New Notes under Section 35 of the Negotiable Obligations Law. No Argentine transfer taxes are applicable on the sale or transfer of New Notes.

Personal Assets Tax

  Certain amendments introduced by Law No. 24,468, dated March 23, 1995 ("Law No. 24,468"), have eliminated the previously existing exemption with respect to the tax on personal assets (the "Personal Assets Tax") for negotiable obligations publicly offered in Argentina, such as New Notes. In accordance with such amendments, beginning with the 1995 fiscal year, individuals domiciled, and undivided estates located, in Argentina or abroad must include securities, such as New Notes, acquired by them since March 24, 1995 in the composition of their assets in order to determine their tax liability for the Personal Assets Tax. The rate of this tax is applied per year, based on the year-end value of the property, with a non-taxable amount of Ps 102,300 in respect of individuals and undivided estates located in Argentina. For these taxpayers, the tax rate is 0.5% if the tax ranges between Ps 102,300 and Ps 200,000 or 0.75% if it ranges between Ps 102,300 and ranges more than Ps 200,000. For non-resident taxpayers, the tax rate is 0.75%. Although New Notes directly held by individuals domiciled, and undivided estates located, outside of Argentina would technically be subject to the Personal Assets Tax, Law 24,468 foresees no method or procedure for the collection of such tax in respect of securities, including New Notes, that are directly held by such individuals and undivided estates.

  In addition, Law 24,468 establishes a legal presumption, which does not allow proof of any kind to the contrary, that certain assets directly owned (titularidad directa) by a foreign legal entity that is located in a country which does not require shares or private securities to be held in registered form are deemed to be owned by individuals domiciled, or undivided estates located, in Argentina and, therefore, subject to the Personal Assets Tax. In such cases, the law imposes the obligation to pay the Personal Assets Tax at an increased rate of 1.5% on any individual or legal entity domiciled or located in Argentina who is related to the securities by means of, inter alia, co-ownership, deposit, custody or administration (the "Substitute Obligor"). Law No. 24,468 also authorizes the Substitute Obligor to seek recovery of the amount so paid, without limitation, by way of withholding or by foreclosing on the assets that gave rise to such payment.

  The above legal presumption shall not apply to the following foreign legal entities that directly own securities: (1) insurance companies, (2) open-ended investment funds, (3) pension funds and (4) banks or financial entities whose head-office is located in a country whose central bank or equivalent authority had adopted the international standards of supervision established by the Basle Committee.

  Decree No. 127/96, dated February 16, 1996, appoints an issuer of securities, such as New Notes, as Substitute Obligor for the holders of such securities. However, this decree has limited the extent of the presumption described above, stating that it will only apply to legal entities or permanent establishments domiciled or located outside Argentina which, by virtue of their legal nature or their articles of incorporation or by-laws, develop as their principal activity investment outside the country of their incorporation or location and/or which may not perform in such country operations or investments pursuant to the legal framework, articles of incorporation or bylaws to which they are subject (the "Offshore Taxable Entities"). In addition, Resolution No. 4,172 of the Argentine Tax Authority (Direccion General Impositiva) ("DGI"), dated June 6, 1996, has established that the legal presumption discussed above will only apply if the stock of the foreign entity owning the securities, such as New Notes, is represented by shares or other securities that are not considered registered by the applicable law in the country of its incorporation.

  Pursuant to Decree No. 12/96, issuers of private securities subject to the Personal Assets Tax, such as New Notes, must, so that the presumption should not apply, require the foreign legal entities holding such securities to provide evidence to such issuer that the direct holders of such securities are not Offshore Taxable Entities subject to the legal presumption. In accordance with such decree, Resolution No. 4,172 has established the requirements of such evidence, namely: (1) in respect of direct holders that are not Offshore Taxable Entities, copy of its articles of incorporation or by-laws, duly certified by the Argentine consular authority represented in the country of incorporation; and (2) in respect of direct holders that qualify as Offshore Taxable Entities, a certificate issued by the competent authority of the country of incorporation stating that its stock is represented by shares or other securities that are considered registered by the applicable law in that country.

  If such evidence is not provided within the time frame, in the form and in compliance with the conditions set forth by the DGI with respect to all or any portion of given issue of securities, the issuer thereof would be responsible for the payment of the Personal Assets Tax in respect of such securities as to which such evidence was not satisfactorily obtained. Accordingly, a foreign legal entity that does not fall under an exemption to the legal presumption described above will be subject to the Personal Assets Tax, and DGI could pursue payment of such tax, to the extent there is a Substitute Obligor, in respect of such securities.

  Notwithstanding the above, Decree No. 812/96, dated July 24, 1996, establishes that the legal presumption discussed above shall not apply to shares and debt-related private securities, such as New Notes, whose public offering has been authorized by the CNV and which are tradeable on stock exchanges located in Argentina or abroad. According to Resolution No. 4,203 of the DGI, dated August 1, 1996, the issuer shall keep in its records due CNV certification of the resolution authorizing the public offering of the shares or debt-related private securities and setting forth the time limit such authorization will be in effect. The lack of such certification shall allow the application of the legal presumption.

  In the event that it becomes necessary to institute enforcement proceedings in relation to the New Notes in Argentina, a court tax (currently at a rate of 3.0%) will be imposed on the amount of any claim brought before the Argentine courts sitting in the city of Buenos Aires. A court tax (currently at a rate of 4%) will be imposed on the amount of any claim brought before the Argentine courts sitting in the city of Salta, Province of Salta.

  Prospective purchasers of New Notes are advised to consult their own tax advisers as to the consequences under the tax laws of the country of which they are residents of a purchase of New Notes, including, without limitation, the consequences of the receipt of interest and the sale, redemption or any disposition of New Notes.

United States

  The following discussion summarizes the material United States federal income tax consequences to United States Holders (as defined herein) of the Plan and of the acquisition, ownership and disposition of the New Notes. This discussion does not purport to describe all of the tax considerations that may be relevant to a holder of Old Notes. As used herein, a "United States Holder" means a holder that is an individual citizen or resident of the United States or a corporation created or organized in or under the laws of the United States or any political subdivision thereof. The following summary deals only with Old Notes that are, and New Notes that will be, held as capital assets by United States Holders, and does not deal with persons that are subject to special tax rules, such as dealers or traders in securities or currencies; financial institutions or other United States Holders that treat income in respect of the notes as financial services income; insurance companies; tax-exempt entities; persons holding the notes as a part of a straddle, conversion transaction or other arrangement involving more than one position; persons that own (or are deemed for United States tax purposes to own) 5% or more of either the total combined voting power or the total value of all classes of stock of the Company and persons that have a principal place of business or "tax home" outside the United States or persons whose "functional currency" is not the Dollar.

  The discussion below is based upon the provisions of the United States Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof; any such authority may be repealed, revoked or modified, perhaps with retroactive effect, so as to result in United States federal income tax consequences different from those discussed below.

  HOLDERS OF NOTES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE UNITED STATES, ARGENTINE OR OTHER TAX CONSEQUENCES OF THE PLAN AND OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NEW NOTES, INCLUDING THE EFFECT OF ANY STATE OR LOCAL TAX LAWS.

Exchange of New Notes for Old Notes

  The Exchange

  It is uncertain whether an exchange of New Notes for Old Notes pursuant to the Plan should be treated as a taxable exchange or as a reorganization and recapitalization (within the meaning of Section 368(a)(1)(E) of the Code). An exchange of Old Notes for New Notes will be treated as a recapitalization only if both Old Notes and New Notes are treated as "securities" for purposes of the reorganization provisions of the Code. The term "securities" is not defined in the Code or in the regulations promulgated thereunder. Under applicable administrative pronouncements and judicial decisions, as a general proposition, the original term of a debt instrument is the most important factor in determining whether the debt instrument is a security (debt instruments with an original term of at least ten years usually being considered securities and debt instruments with a term of five years or less usually not being considered securities). However, (1) the term of a debt instrument is not necessarily determinative, and other factors such as the degree of participation and continuing interest associated with the debt instrument may be relevant, (2) even under this simplified original-term test, the status of debt instruments with an original term of between five and ten years is not clear, and (3) in any event, the applicable judicial decisions are not entirely consistent. Because Old Notes have a maturity of five years, they may not be treated as securities, in which case the exchange will be treated as a taxable transaction, rather than as a recapitalization. United States Holders are encouraged to consult their own tax advisors as to whether an exchange of New Notes for Old Notes will be treated as a recapitalization.

  The exchange should have the following United States federal income tax consequences:

    (1) An exchanging United States Holder of Old Notes should realize gain or loss in an amount equal to the difference between (a) the amount of cash and the issue price of New Notes received and (b) the adjusted tax basis of Old Notes in the hands of the United States Holder. The amount of gain or loss realized (as opposed to the amount of gain or loss recognized) does not depend on whether the exchange is treated as a taxable exchange or as a recapitalization.

    (2) The issue price of New Notes will depend upon whether New Notes or Old Notes are "traded on an established market" at any time within the 60-day period ending 30 days after the issue date of New Notes. For this purpose, a debt instrument is considered to be traded on an established market, if (a) the debt instrument is listed on a national securities exchange, an interdealer quotation system sponsored by a national securities association or a designated foreign exchange or board of trade,
  (b) the debt instrument is traded either on a board of trade designated as a contract market by the United States Commodities Futures Trading Commission or on an interbank market, (c) the debt instrument appears on a "quotation medium" (which is a system of general circulation that provides a reasonable basis to determine fair market value by disseminating either recent price quotations of one or more identified brokers, dealers or traders or actual prices of recent sales transactions) or (d) price quotations for the debt instrument otherwise are readily available from dealers, brokers or traders. Old Notes have been suspended from trading on both the Buenos Aires Stock Exchange and the Open Electronic Market and therefore, assuming that such suspension remains in effect, will not be treated as traded on an established market. Assuming that, as is anticipated, New Notes will be listed on either such exchange, the Company believes that New Notes will be considered to be traded on an established market.

    (3) If New Notes are traded on an established market, then the issue price of New Notes will be their fair market value on the issue date. If neither New Notes nor Old Notes are traded on an established market, then the issue price of New Notes will be equal to the present value of all payments due under New Notes determined by using a discount rate equal to the long-term Federal rate as of the date of the exchange.

    (4) If the exchange made by an exchanging United States Holder is treated as a taxable exchange, then gain, if any, realized by the United States Holder will be recognized. Loss, if any, realized by the exchanging United States Holder will be recognized only to the extent permitted under the wash sale rules of Section 1091 of the Code. United States Holders are advised to consult their own tax advisors as to the potential application of the wash sale rules.

    (5) If the exchange made by an exchanging United States Holder is treated as a recapitalization, then gain, if any, realized by the United States Holder will be recognized, but only to the extent of the amount of cash received. Loss, if any, realized by the exchanging United States Holder will not be recognized.

    (6) Except as discussed below, gain or loss recognized by an exchanging United States Holder of Old Notes will be treated as capital gain or loss. Gain recognized by an exchanging United States Holder will be treated as ordinary income, to the extent of any market discount on Old Notes that has accrued during the period that the exchanging United States Holder held Old Notes and that has not previously been included in income by the United States Holder. An Old Note generally will be considered to have been acquired with market discount if the issue price of the Old Note at the time of acquisition exceeded the initial tax basis of the Old Note in the hands of the United States Holder by more than a specified de minimis amount. Market discount accrues on ratable basis, unless the United States Holder elects to accrue the market discount using a constant-yield method. If the exchange made by an exchanging United States Holder is treated as a recapitalization, then any accrued market discount on Old Notes that is not recognized on the exchange will be transferred to New Notes received.

    (7) If the exchange made by an exchanging United States Holder is treated as a taxable exchange, then the tax basis of New Notes received in the hands of the United States Holder will be equal to their issue price. The holding period of New Notes will not include the holding period of Old Notes surrendered in the exchange.

    (8) If the exchange made by an exchanging United States Holder is treated as a recapitalization, then the tax basis of the New Notes received in the hands of the United States Holder will be equal to the adjusted tax basis of the Old Notes transferred in the exchange, increased by any gain recognized on the exchange and decreased by the amount of cash received. The holding period of the New Notes will include the holding period of the Old Notes surrendered in the exchange.

Tax Treatment of New Notes

  Stated Interest

  Interest on a New Note, other than interest that is not "qualified stated interest," will be taxable to a United States Holder as ordinary interest income at the time that such interest is received or is accrued, in accordance with the United States Holder's method of accounting for federal income tax purposes. In general, qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate during the entire term of a debt obligation. Interest on New Notes will be payable semi-annually at an annual rate of 2.0% in the first year and at increasingly higher rates in subsequent years; accordingly, only the portion of each interest payment that represents the accrual of interest at a 2.0% rate will be treated as qualified stated interest.

 Original Issue Discount

  General. New Notes will be issued with original issue discount ("OID"). The amount of OID on a New Note will be equal to the excess of (1) the stated redemption price at maturity of the New Note over (2) the issue price of the New Note (determined in the manner described above). The stated redemption price at maturity of a New Note is the sum of all payments on the New Note other than payments of qualified stated interest.

  Subject to the discussion below under "Acquisition Premium," a United States Holder of a New Note must include OID in income, as ordinary interest income, as it accrues, on a constant-yield basis, before the receipt of cash attributable to such income, and will be required to include in income increasingly greater amounts of OID over the life of the New Note. The amount of OID includible in income by a United States Holder of a New Note is the sum of the daily portions of OID with respect to the New Note for each day during the taxable year or portion of the taxable year on which the United States Holder holds the New Note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a New Note may be of any length selected by the United States Holder and may vary in length over the term of the New Note, as long as (1) no accrual period is longer than one year and (2) each scheduled payment of interest or principal on the New Note occurs on either the final or first day of an accrual period. The amount of OID allocable to an accrual period is equal to the excess of (a) the product of the adjusted issue price of the New Note at the beginning of the accrual period and the yield to maturity of the New Note (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the payments of qualified stated interest on the New Note that are allocable to the accrual period. The "adjusted issue price" of a New Note at the beginning of any accrual period is the issue price of the New Note, increased by the amount of accrued OID for all prior accrual periods and decreased by the amount of any payments previously made on such New Note other than payments of qualified stated interest.

  In general, the effect of the OID provisions described above is that United States Holders will realize interest income on New Notes on a constant-yield basis over the term of New Notes; United States Holders generally will not realize additional income on the receipt of payments (other than payments of qualified stated interest) on New Notes, even if those payments are denominated as interest.

  Acquisition Premium. A United States Holder that acquires a New Note for an amount less than or equal to the sum of all amounts payable on such New Note after the acquisition date (other than payments of qualified stated interest) but in excess of its adjusted issue price (any such excess being "acquisition premium") and that does not make the election described below under "Election To Treat All Interest As Original Issue Discount," is permitted to reduce the daily portions of OID includible in its income by a fraction, the numerator of which is the excess of the United States Holder's adjusted tax basis in the New Note immediately after its acquisition over the adjusted issue price of such New Note, and the denominator of which is the excess of the sum of all amounts payable on such New Note after the acquisition date (other than payments of qualified stated interest) over the adjusted issue price of such New Note. The ability to reduce OID inclusions to reflect acquisition premium in the manner described above is specifically available to a United States Holder (1) that acquires New Notes pursuant to the Plan in a transaction treated as a recapitalization, and (2) that realizes a loss on the exchange that it is not permitted to recognize under the recapitalization rules (with the consequence that its initial tax basis in the New Notes exceeds the adjusted issue price of those Notes).

  Election To Treat All Interest as Original Issue Discount. A United States Holder may elect to include in gross income all interest that accrues on a New Note using the constant-yield method described above under the heading "Original Issue Discount--General," with the modifications described below. For purposes of this election, interest includes stated interest, OID, market discount and de minimis market discount, as adjusted by any acquisition premium.

  In applying the constant-yield method to a New Note with respect to which this election has been made, the issue price of the New Note will equal the electing United States Holder's adjusted basis in such New Note immediately after its acquisition, the issue date of such New Note will be the date of its acquisition by the electing United States Holder and no payments on the New Note will be treated as payments of qualified stated interest. This election generally will apply only to the New Note with respect to which it is made and may not be revoked without the consent of the United States Internal Revenue Service ("IRS").

  If the election to apply the constant-yield method to all interest on a New
Note is made with respect to a market discount Note (as defined below), then the electing United States Holder will be treated as having made the election discussed below under "Market Discount" to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such United States Holder.

 Market Discount

  A New Note will be considered to be acquired with market discount (a "market discount Note") if the adjusted issue price of the New Note at the time of acquisition exceeds the initial tax basis of the New Note in the hands of the United States Holder by more than a specified de minimis amount. If such excess is not sufficient to cause such New Note to be a market discount Note, then such excess constitutes "de minimis market discount." In addition, as discussed above under "Exchange of New Notes for Old Notes--The Exchange," if a United States Holder acquires New Notes pursuant to the Plan in an exchange treated as a recapitalization, then accrued market discount on an Old Note that is not taken into account in connection with the exchange will carry over to the New Note received in exchange therefor.

  Any gain recognized on the receipt of payments on or disposition of a market discount Note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such New Note. Alternatively, a United States Holder of a market discount Note may elect to include market discount in income currently over the life of such New Note. Such an election shall apply to all debt instruments with market discount acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the IRS. A United States Holder that makes the election described under "Original Issue Discount--Election To Treat All Interest as Original Issue Discount" will be deemed to have elected to include market discount in income currently.

  Market discount on a market discount note will accrue on a ratable basis unless the United States Holder elects to accrue such market discount using a constant-yield method. Such an election shall apply only to the New Note with respect to which it is made and may not be revoked without the consent of the IRS. A United States Holder of a market discount note that does not elect (and is not deemed to have elected) to include market discount in income currently generally will be required to defer deductions for net direct interest expense with respect to such New Note (defined, for each taxable year, as the excess of interest expense allocable to the New Note over interest (including OID) includible in income in respect of such New Note) in an amount not exceeding the accrued market discount on such New Note until the maturity or disposition of such New Note.

 Purchase, Sale and Retirement of New Notes

  A United States Holder's initial tax basis in a New Note (determined in the manner described above under "Exchange of New Notes for Old Notes--The Exchange") will be increased by the amount of any OID or market discount included in the United States Holder's income with respect to such New Note and reduced by the amount of any payments on such New Note other than payments of qualified stated interest. A United States Holder generally will recognize gain or loss on the sale or retirement of a New Note in an amount equal to the difference between the amount realized on the sale or retirement (other than amounts attributable to accrued but unpaid interest, which will be taxable as such) and the tax basis of the New Note. Except to the extent described above under "Market Discount," gain or loss recognized on the sale or retirement of a New Note will be capital gain or loss.

 Foreign Tax Credit

  For United States foreign tax credit purposes, interest and OID on a New Note generally will be treated as foreign-source income and as passive income, subject to the separate foreign tax credit limitation (basket) for passive income. However, if such interest or OID becomes subject to Argentine withholding tax at a rate of five percent or more, then such interest or OID instead will be segregated in the separate foreign tax credit basket for so-called high withholding tax interest.

  Gain or loss recognized by a United States Holder on the sale or exchange of a New Note generally will be treated as United States-source gain or loss.

                             TRANSFER RESTRICTIONS

  The New Notes may be subject to restrictions on transfer in certain jurisdictions, including, but not limited to, the United States. Because of such restrictions, purchasers of New Notes are advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any New Notes.

  Upon receipt of the New Notes, holders of New Notes issued in exchange for Old Notes which were issued pursuant to Rule 144A, and who are not affiliates of the Company (as defined in Rule 144), will be permitted under the Securities Act to freely transfer their New Notes to third parties under Rule 144(k) because the two-year holding period under Rule 144(k) will be met. Under Section 3(a)(9) of the Securities Act, these holders will be able to tack onto the holding period of such Old Notes, which were issued by the Company more than two years before the issuance of the New Notes.

  In addition, upon receipt of New Notes, holders of New Notes issued in exchange for Old Notes which were issued pursuant to Regulation S, and who are not affiliates of the Company (as defined in Rule 144), will be permitted under the Securities Act to freely transfer their New Notes to third parties pursuant to Section 4(1) of the Securities Act because the requirements of Regulation S were complied with at the time of the issuance of such Old Notes. Under Section 3(a)(9) of the Securities Act, these holders will be able to rely upon the satisfaction of the requirements of Regulation S at the time such Old Notes were issued, which was more than one year before the issuance of New Notes.

                                 LEGAL MATTERS

  The Company has received legal advice from Morgan, Lewis & Bockius LLP, New York, New York, with respect to matters of United States and New York law; from Estudio O'Farrell, Buenos Aires, Argentina with respect to matters of Argentine corporate law; and Alvarez & Cornejo Costas, Estudio de Abogados, City of Salta, Province of Salta, Argentina with respect to matters relating to the court-supervised reorganization.

                             INDEPENDENT AUDITORS

  The auditor of the financial statements and schedules of the Company is Deloitte & Co. S.R.L. (a firm of independent public accountants who are the Argentine correspondents for Deloitte Touche Tohmatsu International), which, to the extent and for the periods indicated, has audited or reviewed the financial statements of the Company included in this Consent Solicitation and Information Memorandum.

                        LISTING AND GENERAL INFORMATION

  Application has been made to list New Notes on the Luxembourg Stock Exchange. Prior to the listing, a legal notice relating to the issue of the Notes and By-Laws of the Company will be deposited with the Chief Registrar of the District Court of Luxembourg (Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg), where copies thereof may be obtained, free of charge, upon request. Application has also been made to list New Notes on the Buenos Aires Stock Exchange and the Open Electronic Market. New Notes have been made eligible for trading in PORTAL.

  Copies of the By-Laws of the Company and the New Indenture will be available for inspection during the term of New Notes in the City of Luxembourg at the office of Kredietbank S.A. Luxembourgeoise, the listing agent for New Notes on the Luxembourg Stock Exchange (the "Luxembourg Listing Agent"). In addition, copies of the most recent annual audited financial statements and unaudited quarterly financial statements of the Company may be obtained in English, free of charge, at the office of the Luxembourg Listing Agent during the term of New Notes.

  The Company is not involved in any litigation or arbitration proceedings relating to claims or amounts which are material to the Company or which involve the issuance of New Notes, nor, so far as it is aware, is any such litigation or arbitration pending or threatened with the exception of an action currently pending before the Federal Court of First Instance No. 1, of the City of Salta, Province of Salta, in which a petition has been made requesting the court to declare the presumptive minimum income tax unconstitutional. The court has granted injunctive relief to the Company suspending the accrual, collection and payment of the tax from 1999 and until a final decision is rendered by the court.

                          CENTRAL TERMICA GUEMES S.A.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Auditors' Report.........................................................   F-2

Balance Sheets as of December 31, 1999, 1998 and 1997....................   F-5

Statements of Income for the Years Ended December 31, 1999, 1998 and
 1997....................................................................   F-6

Statements of Changes in Shareholders' Equity for the Years Ended
 December 31, 1999 and 1998..............................................   F-7

Statements of Changes in Cash and Equivalents for the Years Ended
 December 31, 1999, 1998 and 1997........................................   F-8

Notes to the Financial Statements for the Years Ended December 31, 1999,
 1998 and 1997...........................................................   F-9

Schedules................................................................  F-15

Auditor's Report (Limited Review)........................................  F-20

Balance Sheets as of December 31, 1998 and 1997..........................  F-21

Statements of Income for the Years Ended December 31, 1998 and 1997......  F-22

Statement of Changes in Cash and Cash Equivalents for the Years Ended
 December 31, 1998 and 1997..............................................  F-23

Notes to the Financial Statements for the Years Ended December 31, 1998
 and 1997................................................................  F-24

Schedules................................................................  F-31

Balance Sheets as of March 31, 2000 and 1999.............................  F-33

Statements of Income for the Three-Month Periods Ended March 31, 2000 and
 1999....................................................................  F-34

Statement of Changes in Shareholders' Equity for the Three-Month Period
 Ended March 31, 2000....................................................  F-35

Statement of Changes in Shareholders' Equity for the Three-Month Period
 Ended December 31, 1999.................................................  F-36

Statements of Changes in Cash For the Three-Month Periods Ended March 31,
 2000 and 1999...........................................................  F-37

Notes to Financial Statements for the Three-Month Periods Ended March 31,
 2000 and 1999...........................................................  F-38

Schedules................................................................  F-45

Auditor's Report (Limited Review)........................................  F-50

Statuatory Auditor's Report..............................................  F-52

                               AUDITORS' REPORT

To the President and Directors of
Central Termica Guemes S.A.

  1. We have audited the accompanying balance sheets of Central Termica Guemes S.A. as of December 31, 1999 and 1998, and the related statements of income, changes in shareholders' equity and changes in cash and notes 1 to 10 and supplemental schedules I to V thereto for the years then ended. The abovementioned financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our review, performed with the scope mentioned in 2 below.

  2. We conducted our audit in accordance with auditing standards generally accepted in Argentina. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statements presentation.

  3. As mentioned in note 1, and as a consequence of a series of events, the Board of Directors of Central Termica Guemes S.A. decided on March 29, 1999, to commence a restructuring process of Company's financial debts, and on May 14, 1999, to postpone interest payments of the Corporate Notes maturing on May 26, 1999.

  On October 29, 1999, the Board of Directors of the Company decided to reject the last proposal of financial restructuring submitted by the Notes Holders Committee as it included very heavy commitments and obligations for the Company and its shareholders; it required a much too high cash payment leaving a reduced cash to meet current obligations; an excessive decrease in the percentage held by each of the partners in the capital stock of the Company and did not guarantee the final acceptance of the proposal by a sufficient number of holders, as the Committee represented a reduced group of institutional investors, taking also into account that a great majority of these holders are dispersed and that their interest might not be represented in the proposal submitted by the Committee. On the other hand, the reduction contemplated in the proposal continued to leave the Company with a high debt ratio.

  Consequently, the Board of Directors of the Company resolved on November 2, 1999, to file a petition for "a scheme of arrangement prior to the adjudication in bankruptcy" (a process separate from that of bankruptcy aimed at the satisfaction of creditors and at the avoidance of the adjudication in bankruptcy). This decision was later ratified by the Special Meeting of Shareholders held on November 30, 1999. Said petition was filed with the corresponding authorities on November 3, 1999, suspending the accrual and recording of interest as from that date, in accordance with the Bankruptcy Law No. 24,522. The "scheme of arrangement" is being brought to the knowledge of the public and is at the proof of claims stage, as contemplated by the Bankruptcy Law No. 24,522.

  Actually, the Company continues to carry out its electric power production and marketing activities and the Board of Directors is committed to the preparation of a proposal to be submitted to the Company's creditors whose claims are allowed, that allows the payment of Company's debts and guarantees the continuity of the Company as a going concern.

  The probable adjustments that may result from the "scheme of arrangement" cannot be objectively determined as of the date of the issuance of these financial statements. Therefore, the Board of Directors of the Company has decided to the maintain the valuation and exposure criteria that imply the continuance of the business. If this were not the case, significant adjustments could be necessary in relation to the valuation and exposure of the recoverable values of assets, as well as the acceptance of the obligations that would result from the hypothetical discontinuance of the business.

  4. In our opinion, subject to the probable adjustments that could arise from the abovementioned situation described in section 3, the financial statements mentioned in the first paragraph present fairly, in all material respects, the financial position of Central Termica Guemes S.A. as of December 31, 1999 and 1998, and the results of its operations, changes in shareholders' equity and changes in cash corresponding to the years then ended, in conformity with accounting principles generally accepted in Argentina.

  5. Special information required by current regulations (for the year ended December 31, 1999)

    a) The financial statements referred to in the first paragraph have been prepared in accordance with the provisions of Law No. 19.550 and those of General Resolution No. 290 of the National Securities Commission.

    b) The amounts of the financial statements agree with the accounting records of the Company which have been transcribed to the certified books.

    c) As part of our audit, the scope of which is mentioned in section 2 above, we have examined the informative summary prepared by the Board of Directors as required by the National Securities Commission, about which we have no observations to raise as to matters within our jurisdiction.

    d) In accordance with the accounting records, liabilities accrued as of December 31, 1999 in favor of the Retirement and Pension Plan System amount to US$123,672.51, of which US$15,483.69 is due as of that date.

  6. The financial statements referred to above, are presented on the basis of accounting principles generally accepted in Argentina and have been translated into English for the convenience of foreign readers. The effects of the differences between Argentine generally accepted accounting principles and the accounting principles generally accepted in the countries in which the accompanying financial statements are to be used have not been quantified. Accordingly, they are not intended to present the financial position of the Company nor the results of its operations, the changes in shareholders' equity or in cash and cash equivalents in accordance with accounting principles generally accepted in the countries of the users of the financial statements, other than Argentina.

  These financial statements have been prepared by the management of Central Termica Guemes S.A. in order to fulfill the requirements set forth by the National Securities Commission for foreign investors.

Salta, March 3, 2000
DELOITTE & Co. S.R.L.

                          CENTRAL TERMICA GUEMES S.A.

               Ruta 34, km. 1135--General Guemes--Pcia. de Salta

Company's main activity:                Operation of electric-power plants

Registration Number in Companies'       1562323
 Inspection Bureau:

Filing dates of Company's by-laws and
 amendments thereto                     September 18, 1992, and August 4, 1999
 in the Companies' Inspection Bureau:

Expiry date of the by-laws:             February 28, 2092

Date of last amendment to the by-laws:  May 14, 1999

Parent company:                         Powerco S.A.
                                        Av. de Mayo 651, 3rd Floor--
                                        Buenos Aires

Percentage held in capital stock and    60%
 votes:

                               FISCAL YEAR No. 8
                           COMMENCED JANUARY 1, 1999

             FINANCIAL STATEMENTS AS OF DECEMBER 31, 1999 AND 1998

                                 CAPITAL STOCK
                                    (note 5)

                                                              1999 and 1998
                                                          ----------------------
                                                          Subscribed and paid in
                                                          ----------------------
                                                            (stated in pesos)
Ordinary shares Class A, N/V $1, 1 vote each.............       37,743,600
Ordinary shares Class B, N/V $1, 1 vote each.............       18,871,800
Ordinary shares Class C, N/V $1, 1 vote each.............        6,290,600
                                                                ----------
  Total..................................................       62,906,000
                                                                ==========

                          CENTRAL TERMICA GUEMES S.A.

        Registration Number in the Companies' Inspection Bureau: 1562323
                BALANCE SHEETS AS OF DECEMBER 31, 1999 AND 1998

                                                            1999        1998
                                                         ----------- -----------
                                                            (stated in pesos)
                         Assets
Current Assets
Cash and banks..........................................     786,856     593,691
Investments (note 4.1)..................................   8,917,387   5,831,561
Accounts receivable (note 4.2)..........................   9,038,509  10,870,786
Other receivables (note 4.3)............................   1,458,397   1,085,088
Supplies and materials..................................   1,891,429   1,468,241
                                                         ----------- -----------
  Total Current Assets..................................  22,092,578  19,849,367
                                                         ----------- -----------
Non-Current Assets
Property, plant and equipment (schedule I)..............  97,248,406 101,815,995
Intangible assets (schedule II).........................   1,520,143   2,390,679
                                                         ----------- -----------
  Total Non-Current Assets..............................  98,768,549 104,206,674
                                                         ----------- -----------
  Total Assets.......................................... 120,861,127 124,056,041
                                                         =========== ===========

                      Liabilities
Current Liabilities
Accounts payable........................................   2,145,086   3,883,693
Loans (note 8)..........................................   6,740,034     680,044
Payroll and social security charges.....................     210,304     110,983
Taxes...................................................   3,351,011   2,223,031
Other liabilities.......................................      24,333       9,000
Provisions (schedule III)...............................   2,136,252
                                                         ----------- -----------
  Total Current Liabilities.............................  14,607,020   6,906,751
                                                         ----------- -----------
Non-Current Liabilities
Loans (note 8)..........................................  60,000,000  60,000,000
Provisions (schedule III)...............................     305,792     383,562
                                                         ----------- -----------
  Total Non-Current Liabilities.........................  60,305,792  60,383,562
                                                         ----------- -----------
  Total Liabilities.....................................  74,912,812  67,290,313
Shareholders' Equity
(as per the corresponding statements)...................  45,948,315  56,765,728
                                                         ----------- -----------
  Total................................................. 120,861,127 124,056,041
                                                         =========== ===========


        The attached notes 1 to 11 and supplemental schedules I to V are an integral part of these statements.

                          CENTRAL TERMICA GUEMES S.A.

        Registration Number in the Companies' Inspection Bureau: 1562323
                    STATEMENTS OF INCOME FOR THE YEARS ENDED
                           DECEMBER 31, 1999 AND 1998

                               1999         1998
                            -----------  -----------
                               (stated in pesos)
Net sales (note 4.5)......   36,467,693   35,440,134
Cost of sales (schedule
 V).......................  (35,157,889) (31,404,851)
                            -----------  -----------
  Gross profit............    1,309,804    4,035,283
Selling expenses (schedule
 V).......................     (875,432)    (574,113)
Administrative expenses
 (schedule V).............   (2,509,905)  (1,993,912)
Other income and expense..     (941,082)  (1,356,335)
Financial results
Generated by assets (note
 4.6a)....................    1,008,326      708,359
Generated by liabilities
 (note 4.6b and schedule
 V).......................   (7,090,480)  (7,545,010)
                            -----------  -----------
  Ordinary Loss...........   (9,098,769)  (6,725,728)
Extraordinary loss (note
 6).......................   (1,718,644)
                            -----------  -----------
  Net Loss For The Year...  (10,817,413)  (6,725,728)
                            ===========  ===========




        The attached notes 1 to 11 and supplemental schedules I to V are an integral part of these statements.

                          CENTRAL TERMICA GUEMES S.A.

        Registration Number in the Companies' Inspection Bureau: 1562323
       STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY FOR THE YEARS ENDED
                           DECEMBER 31, 1999 AND 1998

                                                          Reserved
                           Shareholders' contributions    earnings
                         -------------------------------- -------- Unappropriated
                          Capital   Adjustment             Legal      retained
                           stock    to capital   Total    reserve     earnings       Total
                         ---------- ---------- ---------- -------- -------------- -----------
                                                  (stated in pesos)
Balances as of
 December 31, 1997...... 62,906,000 5,341,154  68,247,154 412,206    (5,167,904)   63,491,456
Net loss for the year...                                             (6,725,728)   (6,725,728)
                         ---------- ---------  ---------- -------   -----------   -----------
Balances as of
 December 31, 1998...... 62,906,000 5,341,154  68,247,154 412,206   (11,893,632)   56,765,728
Net loss for the year...                                            (10,817,413)  (10,817,413)
                         ---------- ---------  ---------- -------   -----------   -----------
Balances as of
 December 31, 1999...... 62,906,000 5,341,154  68,247,154 412,206   (22,711,045)   45,948,315
                         ========== =========  ========== =======   ===========   ===========




        The attached notes 1 to 11 and supplemental schedules I to V are an integral part of these statements.

                          CENTRAL TERMICA GUEMES S.A.

        Registration Number in the Companies' Inspection Bureau: 1562323 STATEMENTS OF CHANGES IN CASH AND CASH EQUIVALENTS FOR THE YEARS ENDED
                           DECEMBER 31, 1999 AND 1998

                                                          1999         1998
                                                       -----------  ----------
                                                         (stated in pesos)
Changes in Cash and Cash Equivalents
Balances at the beginning of the year.................   6,425,252   7,948,472
Net increase (decrease) in cash.......................   3,278,991  (1,523,220)
                                                       -----------  ----------
Cash at end of year...................................   9,704,243   6,425,252
                                                       ===========  ==========
Causes of the Variation of Cash
Net loss for the year................................. (10,817,413) (6,725,728)
Add: items not representing use of cash:
  Accrual of unpaid interest..........................   6,059,990
  Depreciation of fixed assets........................   4,843,538   4,446,179
  Amortization of intangible assets...................     892,299   1,089,539
  Provisions..........................................   1,050,000     380,000
  Accrual of the tax on the unpaid interest of
   corporate notes....................................   1,011,000
  Allowance for bad debts.............................     220,000
Changes in assets and liabilities
  Decrease (increase) in accounts receivable..........   1,612,277  (1,870,550)
  Decrease (increase) in liabilities..................    (498,491)  1,058,684
  (Increase) decrease of supplies and materials.......    (423,188)     86,084
  (Increase) decrease in other receivables............    (373,309)    158,019
                                                       -----------  ----------
Cash provided by (applied to) ordinary operations.....   3,576,703  (1,377,773)
                                                       -----------  ----------
Investment activities
  Purchases of fixed assets...........................    (275,949)   (136,210)
  Increase of intangible assets.......................     (21,763)     (9,237)
                                                       -----------  ----------
  Cash applied to investment activities...............    (297,712)   (145,447)
                                                       -----------  ----------
    Net Increase (Decrease) in Cash...................   3,278,991  (1,523,220)
                                                       ===========  ==========


        The attached notes 1 to 11 and supplemental schedules I to V are an integral part of these statements.

                          CENTRAL TERMICA GUEMES S.A.

       Registration Number in the Companies' Inspection Bureau: 1562323
             NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED
                          DECEMBER 31, 1999 AND 1998
                               (stated in pesos)

1. COMPANY'S ECONOMIC-CASH CONDITION--PETITION FOR "A SCHEME OF ARRANGEMENT PRIOR TO THE ADJUDICATION IN BANKRUPTCY"

  After a detailed analysis of the current cash position of the Company, the Board of Directors decided on March 29, 1999, to commence a restructuring process of Company's financial debts and entrusted the General Management, with the assistance of Bankers Trust--Alex Brown, with the preparation of a plan for that purpose. Said decision was informed to the National Securities Commission on May 17, 1999.

  The decision of implementing a restructuring plan was due mainly to the occurrence of a series of events which had a negative impact on the cash position of the Company. The most significant events taken into account have been the following: a) the difficulty faced by the Company to enter the international credit market at adequate terms and rates; b) the effects suffered by the Company as a consequence of the tax reform enacted by the National Congress which includes the tax on deemed minimum income and tax on interest; c) the reduction of the average sale price of energy at the Guemes node as from the moment of the privatization and d) the high debt ratio.

  In this context, the Board of Directors decided on May 14, 1999, to postpone interest payments of the Corporate Notes maturing on May 26, 1999.

  On October 29, 1999, the Board of Directors of the Company decided to reject the last proposal of financial restructuring submitted by the Noteholders Committee as it included very heavy commitments and obligations for the Company and its shareholders; it required a much too high cash payment leaving a reduced cash to meet current obligations; it included an excessive decrease in the percentage held by each of the partners in the capital stock of the Company and did not guarantee the final acceptance of the proposal by a sufficient number of holders, as the Committee represented a reduced group of institutional investors, taking also into account that a great majority of these holders are dispersed and that their interest might not be represented in the proposal submitted by the Committee. On the other hand, the reduction contemplated in the proposal continued to leave the Company with a high debt ratio.

  Consequently, the Board of Directors of the Company resolved on November 2, 1999, to file a petition for "a scheme of arrangement prior to the adjudication in bankruptcy" (a process separate from that of bankruptcy aimed at the satisfaction of creditors and at the avoidance of the adjudication in bankruptcy). This decision was later ratified by the Special Meeting of Shareholders held on November 30, 1999. Said petition was filed with the corresponding authorities on November 3, 1999, suspending the accrual and recording of interest of debts as from that date, in accordance with the Bankruptcy Law No. 24.522.

  The grounds for this decision were the following: a) the rejection of the three proposals prepared by the Company on the part of the Noteholders Committee; b) the potential risks that any demand or claim could affect the normal operation of the business; c) the convenience of offering a greater legal certainty to any financial restructuring with Company's creditors avoiding the uncertainty presented by an extrajudicial restructuring; d) the convenience of looking for the best alternatives to continue providing the electric-power generation service and employment; e) that Company's capacity for the generation of funds is not enough to meet the financial commitments arising from the liabilities represented by the corporate notes issued and f) the Company's belief that it would more likely reach an agreement regarding payment conditions of the debts compatible with the Company's need for cash flow in a bankruptcy.

                          CENTRAL TERMICA GUEMES S.A.

             NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED
                    DECEMBER 31, 1999 AND 1998--(Continued)


  The "scheme of arrangement prior to the adjudication in bankruptcy" was accepted on December 2, 1999, and is handled by the Court of Original Jurisdiction in Civil and Commercial Matters No. 8 of the Province of Salta. It is being brought to the knowledge of the public and is at the proof of claims stage, as contemplated by the Bankruptcy Law No. 24.522.

  At present, the Company continues to carry out its electric-power production and marketing activities, and the Board of Directors is committed to the preparation of a proposal to be submitted to the Company's creditors whose claims are allowed, that allows the payment of Company's debts and guarantees the continuity of the Company as a going concern.

2. SUBMITTED INFORMATION

  In accordance with General Resolution No. 272/95 of the National Securities Commission, following the provisions of Decree No 316/95 of the National Executive Power, the financial statements have not considered the effect of the changes in the wholesale price index as from September 1, 1995. According to Resolution No. 140/96 of the Argentine Federation of Professional Councils in Economic Sciences has stated that inflation accounting is not mandatory as long as annual inflation, as measured by the evolution of the wholesale price index, does not exceed 8%. Accordingly, the Company has decided to discontinue recognition of the full effects of inflation since that date.

3. VALUATION CRITERIA

3.1 Monetary items

  Monetary assets and liabilities in pesos have been maintained at their nominal values.

3.2 Investments

  Time deposits have been valued at their nominal value plus the financial results accrued at the end of each year.

  Mutual funds have been valued at the quoted price of the units of ownership as of the end of each year.

3.3 Supplies and materials

  They have been value at replacement cost as of the end of each year.

3.4 Fixed assets

  Fixed assets incorporated before August 31, 1995, have been valued at cost restated in currency units of constant value as of that date, and those incorporated after have been valued at their original cost, net of accumulated depreciation.

  Depreciation was determined by applying the straight-line method according to the estimated useful life of each item, except for certain items for which the unit of production method was used.

3.5 Intangible assets

  Intangible assets incorporated before August 31, 1995, have been valued at cost restated in currency units of constant value as of that date, and those incorporated after have been valued at their original cost, net of accumulated amortization.

                          CENTRAL TERMICA GUEMES S.A.

             NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED
                    DECEMBER 31, 1999 AND 1998--(Continued)


  Amortization was determined by applying the straight-line method according to the estimated useful life of each item.

3.6 Foreign currency denominated assets and liabilities

  They have been valued at the rate of exchange as of the end of each year.

3.7 Capital stock

  Capital stock has been restated in currency units of constant value of August 31, 1995, as from the dates it was paid-in. Capital stock has been disclosed at its nominal value and the surplus to reach restated value has been included in Adjustment to Capital.

3.8 Legal reserve

  Balances at the beginning of the year have been restated as described in note 2.

3.9 Unappropriated retained earnings

  Balances at the beginning of the year have been restated as described in note 2.

3.10 Profit and loss accounts

  Profit and loss accounts have been recorded at their nominal values except for the non-monetary assets consumed (depreciation of fixed assets and amortization of intangible assets) which have been determined according to the values computed as described in 3.4 and 3.5.

3.11 Recoverable value

  The net values of the assets do not exceed their recoverable value.

3.12 Implicit financing components

  They have not been segregated due to their lack of significance.

4. BREAKDOWN OF MAIN CAPTIONS

4.1 Investments

                                                               1999      1998
                                                             --------- ---------
Time deposits............................................... 6,226,914 3,812,359
Mutual funds................................................ 2,690,473 2,019,202
                                                             --------- ---------
                                                             8,917,387 5,831,561
                                                             ========= =========

  The breakdown according to the estimated collection period is as follows:

Maturing within 3 months.................................... 8,917,387 5,831,561
                                                             ========= =========

                          CENTRAL TERMICA GUEMES S.A.

             NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED
                    DECEMBER 31, 1999 AND 1998--(Continued)


4.2 Accounts receivable

Debtors from the forward market.......................... 8,806,982  10,809,675
Related Companies--Powerco S.A...........................   249,490
Doubtful accounts under legal proceedings................   302,037     161,111
Allowance for bad debts (schedule III)...................  (320,000)   (100,000)
                                                          ---------  ----------
                                                          9,038,509  10,870,786
                                                          =========  ==========

  The breakdown according to the estimated collection period is as follows:

a) Past due
  Within 3 months..........................................   164,306
  In 3 and 6 months........................................   131,879
  More than 6 months.......................................   144,798    161,111
b) To become due:
  Within 3 months.......................................... 8,597,526 10,709,675
                                                            --------- ----------
                                                            9,038,509 10,870,786
                                                            ========= ==========

4.3 Other receivables

Advances to suppliers.......................................   799,605   179,396
Prepaid expenses............................................   335,290   169,905
Fiscal credits..............................................   243,084   587,448
Miscellaneous...............................................    80,418   148,339
                                                             --------- ---------
                                                             1,458,397 1,085,088
                                                             ========= =========

  The breakdown according to the estimated collection period is as follows:

                                                               1999      1998
                                                             --------- ---------
a) To become due
  Within 3 months...........................................   799,605   179,396
  In 3 and 6 months.........................................   243,084   757,353
b) With no specified due date...............................   415,708   148,339
                                                             --------- ---------
                                                             1,458,397 1,085,088
                                                             ========= =========

4.4 Liabilities

  The classification of the balances is as follows:

a) To become due
  Within 3 months(1)......................................  3,302,896  6,217,707
  In 6 and 12 months......................................               680,044
  More than 12 months(2).................................. 60,305,792 60,000,000
  With no specified due date.............................. 11,304,124    392,562
                                                           ---------- ----------
                                                           74,912,812 67,290,313
                                                           ========== ==========

--------
(1) It includes a balance with the Related Companies (Powerco S.A.) for 3,000 which does not carry interest nor is it subject to any adjustment nor restatement clause.
(2) It includes a US$60,000,000 a 5 years debt at a fixed annual interest rate of 12%.

                          CENTRAL TERMICA GUEMES S.A.

             NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED
                    DECEMBER 31, 1999 AND 1998--(Continued)


4.5 Net sales

Sales of electricity.................................... 44,218,196  42,173,804
Discounts for services received......................... (7,570,503) (6,553,670)
Turnover tax and municipal contribution.................   (180,000)   (180,000)
                                                         ----------  ----------
                                                         36,467,693  35,440,134
                                                         ==========  ==========

4.6 Financial results

a) Generated by assets
  Interest..............................................  1,008,326     708,359
b) Generated by liabilities
  Interest.............................................. (7,027,421) (7,358,001)
  Expenses and commissions..............................    (63,059)   (187,009)
                                                         ----------  ----------
                                                         (7,090,480) (7,545,010)
                                                         ----------  ----------
                                                         (6,082,154) (6,836,651)
                                                         ==========  ==========

5. CAPITAL STOCK

  The subscribed and paid-in capital, as of December 31, 1999 and 1998, amounts to US$62,906,000. Such amount has been registered in the Public Registry of Commerce.

  The Special Meeting of Shareholders held on May 14, 1999, approved the amendment of articles sixth, eighth and twentieth third (caption two) of the By-Laws, aimed at contemplating the possibility of offering preferred shares to the holders of Corporate Notes issued by the Company which become due in 2001.

6. EXTRAORDINARY INCOME

  The expenses derived from the restructuring process of Company's financial debts have been included in this item for the reasons detailed in note 1.

7. INCOME TAX AND TAX ON DEEMED MINIMUM INCOME

  No income tax charge was recorded due to the existence of a tax loss. During the month of March 1999, the Company filed with the Federal Court of Salta a declaratory judgement action of negative certainty and requested granting of an "in statu quo" injunction in respect of the payment of the tax on deemed minimum income, alleging lack of payment capacity. Upon the judge's decision against the Company, it later decided to appeal on April 6, 1999. On June 6, 1999, the Appellate Court granted the preliminary injunction suspending the payment of said tax with respect to the year ended December 31, 1998. The recovery of the charges accounted for is postponed until a final favorable resolution is issued.

8. LOANS

 Current:

                                                                 1999     1998
                                                               --------- -------
Interest on Corporate Notes (see note 1)...................... 6,740,000 680,000
Advances in current accounts..................................        34      44
                                                               --------- -------
                                                               6,740,034 680,044
                                                               ========= =======

                          CENTRAL TERMICA GUEMES S.A.

             NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED
                    DECEMBER 31, 1999 AND 1998--(Continued)


 Non-current:

  The Board of Directors of the Company arranged for a new issuance of Corporate Notes (non convertible into shares) for a nominal value of US$60,000,000 at an interest rate of 12%. The proceeds thereof plus Company's own funds were used to settle the outstanding debt of US$65,000,000 due on November 29, 1996.

  The net proceeds of this new issuance amounted to US$59,025,000 and were applied to the settlement of the Corporate Notes referred to in the first paragraph.

  The proceeds of the new issue were received on November 26, 1996. Capital is to be paid back in one installment in 5 (five) years and bears interest at 12% per annun, payable in 10 (ten) semiannual consecutive installments. As of the date of the issuance of these financial statements, the first, second, third and fourth installments were paid on May 16, 1997, November 26, 1997, May 26, 1998, and November 26, 1998, respectively, amounting to US$3,600,000 each.

  The fifth and sixth installments which became due on May 26, 1999, and November 26, 1999, respectively, have not been paid by the Company for the reasons detailed in note 1.

  The issuance of this debt has given rise to certain commitments whereby the Company is bound to maintain a debt ratio equivalent to or lower than 0.6 to 1 considering for its computation the Loans over Total Liabilities plus Shareholders' Equity ratio (0.55 as of December 31, 1999) and restrictions to the payment of dividends.

9. CLAIMS

  As of the date of the issuance of these financial statements there are certain judicial and extrajudicial claims for different amounts. Although the Company's management has filed the appropriate responses strongly supported by the applicable legislation, the Company has made a provision of Ps 305,792 in order to quantitatively reflect these contingencies. However, the Company's management believes that these claims will not have a significant effect on the financial and cash position of Central Termica Guemes S.A.

  On the other hand, and based on that mentioned in note 7, the Company has decided to include in the item Provisions the contingent debt arising from the accrual of the tax on deemed minimum income during the years 1999 and 1998.

10. CHANGE OF SHAREHOLDERS IN THE PARENT COMPANY

  On January 26, 1999, the shareholders of Powerco S.A. (parent company), including Duke Guemes Inc., Iberdrola Holding & Finance B.V., Sociedad Comercial del Plata S.A., TCW Americas Development Association L.P. and The Argentine Investment Company, holding through Powerco S.A. 60% of the shares of Central Termica Guemes S.A., sold the entire shareholding to a group of the Company's management giving thus rise to the first case of Management Buy-out in the Argentine electric-power market.

11. YEAR 2000 COMPLIANCE (NOT COVERED BY THE AUDITORS AND STATUTORY AUDITORS' REPORTS)

  As required by Resolution No. 309/98 of the National Securities Commission, the Company hereby informs that the administrative-accounting management system used by the Company to record its economic transactions contemplates the change of date to operate subsequent to December 31, 1999. Consequently this event will not cause any inconvenience in the records and/or operations as from that date.

                                                                      SCHEDULE I

                          CENTRAL TERMICA GUEMES S.A.

        Registration Number in the Companies' Inspection Bureau: 1562323
             FINANCIAL STATEMENTS AS OF DECEMBER 31, 1999 AND 1998

                         PROPERTY, PLANT AND EQUIPMENT

                                                                       1999
                   ------------------------------------------------------------------------------------------------------------
                                  Original Values                                   Depreciation
                   --------------------------------------------- ---------------------------------------------------
                     Balance                                     Accumulated              Current Year
                     at the                          Balance at    at the                --------------- Accumulated    Net
                    beginning                        the end of   beginning              Rate            at the end   Residual
                   of the year Additions Retirements  the year   of the year Retirements   %    Amount   of the year   Value
                   ----------- --------- ----------- ----------- ----------- ----------- ----- --------- ----------- ----------
                                                                      (stated in pesos)
Land.............      780,000   21,052                  801,052                                                        801,052
Buildings........   27,299,281  145,652               27,444,933  4,277,484               2.55   693,473  4,970,957  22,473,976
Turbines.........   44,585,426                        44,585,426 10,734,294               5.19 1,945,407 12,679,701  31,905,725
Boilers..........   44,956,683                        44,956,683  8,763,503               4.20 1,588,015 10,351,518  34,605,165
Transformers.....    6,358,163                         6,358,163  1,584,934               5.33   254,328  1,839,262   4,518,901
Water treatment
plant............    1,180,310                         1,180,310    223,108               5.33    47,208    270,316     909,994
Auxiliary
equipment........      381,162                           381,162     95,024               5.34    15,252    110,276     270,886
Gas plant and gas
pipeline.........    1,916,659                         1,916,659    477,776               5.33    76,668    554,444   1,362,215
Tools............      350,038                           350,038    206,740              10.00    41,067    247,807     102,231
Vehicles.........      209,412   47,438    54,091        202,759    185,272    54,091    20.00    17,136    148,317      54,442
Furniture and
fixtures.........      557,853   52,190                  610,043    335,109              20.00   111,458    446,567     163,476
Installations....      353,729    9,617                  363,346    229,477              20.00    53,526    283,003      80,343
                   -----------  -------    ------    ----------- ----------    ------    ----- --------- ----------  ----------
 Total 1999......  128,928,716  275,949    54,091    129,150,574 27,112,721    54,091          4,843,538 31,902,168  97,248,406
                   ===========  =======    ======    =========== ==========    ======    ===== ========= ==========  ==========
 Total 1998......  128,792,506  136,210              128,928,716 22,666,542                    4,446,179 27,112,721
                   ===========  =======    ======    =========== ==========    ======    ===== ========= ==========  ==========
                      1998
                   -----------
                       Net
                    Residual
                      Value
                   -----------
Land.............      780,000
Buildings........   23,021,797
Turbines.........   33,851,132
Boilers..........   36,193,180
Transformers.....    4,773,229
Water treatment
plant............      957,202
Auxiliary
equipment........      286,138
Gas plant and gas
pipeline.........    1,438,883
Tools............      143,298
Vehicles.........       24,140
Furniture and
fixtures.........      222,744
Installations....      124,252
                   -----------
 Total 1999......
                   ===========
 Total 1998......  101,815,995
                   ===========

CARLOS A. PERALTA

                                                                     SCHEDULE II

                          CENTRAL TERMICA GUEMES S.A.

        Registration Number in the Companies' Inspection Bureau: 1562323
             FINANCIAL STATEMENTS AS OF DECEMBER 31, 1999 AND 1998

                               INTANGIBLE ASSETS

                                                                1999                                          1998
                         ---------------------------------------------------------------------------------- ---------
                                 Original Values                       Amortization
                         -------------------------------- ---------------------------------------
                           Balance               Balance  Accumulated
                            at the               at the     at the     Current Year   Accumulated    Net       Net
                         beginning of            end of    beginning  Rate            at the end  Residual  Residual
                           the year   Additions the year  of the year   %    Amount   of the year   Value     Value
                         ------------ --------- --------- ----------- ----- --------- ----------- --------- ---------
                                                              (stated in pesos)
Software................     41,372    21,763      63,135     14,857  33.00    14,580     29,437     33,698    26,514
Programmed maintenance
expenses................  3,641,488             3,641,488  2,222,888  16.67   523,092  2,745,980    895,508 1,418,600
Issuance of corporate
notes(1)................  1,535,675             1,535,675    637,598  20.00   307,140    944,738    590,937   898,078
Rationalization of
operating costs.........    309,002               309,002    261,515  20.00    47,487    309,002               47,487
                          ---------    ------   ---------  ---------        ---------  ---------  --------- ---------
  Total 1999............  5,527,537    21,763   5,549,300  3,136,858          892,299  4,029,157  1,520,143
                          =========    ======   =========  =========        =========  =========  ========= ---------
  Total 1998............  7,986,747     9,237   7,995,984  4,515,766        1,089,539  5,605,305            2,390,679
                          =========    ======   =========  =========        =========  =========            =========

----
(1) It includes expenses derived from the issuance of corporate notes issued in November, 1996 for US$60,000,000 maturing in November 2001.

                                                                    SCHEDULE III

                          CENTRAL TERMICA GUEMES S.A.

        Registration Number in the Companies' Inspection Bureau: 1562323
             FINANCIAL STATEMENTS AS OF DECEMBER 31, 1999 AND 1998

                             ALLOWANCES--PROVISIONS

                                             1999                           1998
                         ----------------------------------------------- ----------
                                                                Balance
                         Balance at the                         at the   Balance at
                          beginning of                          end of   the end of
    Items                   the year    Increases    Decreases the year   the year
    -----                -------------- ---------    --------- --------- ----------
                                            (stated in pesos)
Deducted from assets
Allowance for bad
 debts..................    100,000       220,000(1)             320,000  100,000
Included in liabilities
Provision for
 contingencies..........                2,136,252(2)           2,136,252
Provision for severance
 payments...............    383,562                   (77,770)   305,792  383,562
                            -------     ---------     -------  ---------  -------
  Total.................    483,562     2,356,252     (77,770) 2,762,044  483,562
                            =======     =========     =======  =========  =======

--------
(1) Charged to Selling expenses.
(2) Charged to Other income and expense for US$1,050,000 and reclassified from Taxes for US$1,086,252.

                                                                     SCHEDULE IV

                          CENTRAL TERMICA GUEMES S.A.

        Registration Number in the Companies' Inspection Bureau: 1562323
             FINANCIAL STATEMENTS AS OF DECEMBER 31, 1999 AND 1998

              FOREIGN CURRENCY DENOMINATED ASSETS AND LIABILITIES

                                            1999                                  1998
                         ------------------------------------------ ---------------------------------
                                                        Amount in                         Amount in
                                                        Argentine                         Argentine
                                                      currency and                      currency and
                                             Exchange    amount                            amount
                          Class and amount     rate   accounted for  Class and amount   accounted for
          Item           of foreign currency    $      (in pesos)   of foreign currency  (in pesos)
          ----           ------------------- -------- ------------- ------------------- -------------
         ASSETS
CURRENT ASSETS
Cash and banks..........    US$     8,459      1.00         8,459      US$     4,689          4,689
Investments.............    US$ 1,004,924      1.00     1,004,924
Accounts receivable.....    US$ 9,038,509      1.00     9,038,509
Other receivables.......    US$   668,316      1.00       668,316      US$10,870,786     10,870,786
                                                       ----------                        ----------
  Total Current Assets..                               10,720,208                        10,875,475
                                                       ----------                        ----------
  TOTAL ASSETS..........                               10,720,208                        10,875,475
                                                       ==========                        ==========

      LIABILITIES
CURRENT LIABILITIES
Accounts payable........
Suppliers...............    US$ 1,781,149      1.00     1,781,149      US$ 3,486,175      3,486,175
Loans...................
Corporate notes.........    US$ 6,740,000      1.00     6,740,000      US$   680,000        680,000
                                                       ----------                        ----------
  Total Current
   Liabilities..........                                8,521,149                         4,166,175
                                                       ----------                        ----------
NON-CURRENT LIABILITIES
Loans...................
Corporate notes.........    US$60,000,000      1.00    60,000,000      US$60,000,000     60,000,000
                                                       ----------                        ----------
  Total Non-Current
   Liabilities..........                               60,000,000                        60,000,000
                                                       ----------                        ----------
  TOTAL LIABILITIES.....                               68,521,149                        64,166,175
                                                       ==========                        ==========

                                                                      SCHEDULE V

                          CENTRAL TERMICA GUEMES S.A.

        Registration Number in the Companies' Inspection Bureau: 1562323
         DETAIL OF COSTS AND EXPENSES AS OF DECEMBER 31, 1999 AND 1998

                                                   1999                              1998
                          ------------------------------------------------------- ----------
                           Cost of   Selling  Administrative Financial
    Items                   sales    expenses    expenses    expenses    Total      Total
    -----                 ---------- -------- -------------- --------- ---------- ----------
                                                  (stated in pesos)
Fees....................     420,589              258,147                 678,736    723,986
Salaries and wages......   2,822,471 303,599      485,223               3,611,293  2,938,502
Social security
 charges................     360,056  47,936       89,594                 497,586    572,254
Fuel....................  24,562,743                                   24,562,743 20,624,584
Supplies and materials..     478,738                                      478,738    804,314
Services contracted.....     611,151              812,140               1,423,291  1,694,999
Communications..........                          212,784                 212,784    211,795
Office expenses.........              40,939      215,484                 256,423     95,489
Depreciation of fixed
 assets.................   4,731,448              112,090               4,843,538  4,446,179
Amortization of
 intangible assets......     892,299                                      892,299  1,089,539
Insurance policies......     275,641                                      275,641    199,899
Interest and exchange
 differences............                                     7,027,421  7,027,421  7,358,001
Commissions.............                                        63,059     63,059    187,009
Taxes...................       2,182  91,111       16,270                 109,563      3,158
Miscellaneous...........         571 391,847      308,173                 700,591    568,178
                          ---------- -------    ---------    --------- ---------- ----------
  Total 1999............  35,157,889 875,432    2,509,905    7,090,480 45,633,706
                          ========== =======    =========    ========= ==========
  Total 1998............  31,404,851 574,113    1,993,912    7,545,010            41,517,886
                          ========== =======    =========    =========            ==========

                               AUDITORS' REPORT

To the President and Directors of
Central Termica Guemes S.A.

  1. We have audited the accompanying balance sheets of Central Termica Guemes S.A. as of December 31, 1998 and 1997, and the related statements of income, and of changes in cash and cash equivalents, for the years then ended, with the Notes 1 through 10 thereto and supplemental Schedule I. The abovementioned financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  2. Our examinations were made in accordance with auditing standards generally accepted in Argentina. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statements presentation.

  The format of this auditors' report follows the guidelines issued by the International Federation of Accountants (IFAC), in accordance with the requirements of General Resolution No. 290 of the National Securities Commission.

  3. As explained in Note 8 to the financial statements, the Company's capacity to meet its financial obligations is strongly related to the possibility of obtaining sources of financing. This is due to the fact that funds generated by operations do not seem sufficient to comply with existing commitments, specially the capital maturity of the negotiable obligations which will become due in year 2001.

  4. In our opinion, subject to the eventual effects which could derive from point 3, the financial statements mentioned in point 1, present fairly, in all significant aspects, the financial position of Central Termica Guemes S.A. as of December 31, 1998 and 1997, as the results of its operations, changes in stockholders' equity and in cash and cash equivalents, for the years then ended, in accordance with accounting principles generally accepted in Argentina.

  5. The financial statements referred to above, are presented on the basis of accounting principles generally accepted in Argentina and have been translated into English for the convenience of foreign readers. The effects of the differences between Argentine generally accepted accounting principles and the accounting principles generally accepted in the countries in which the accompanying financial statements are to be used have not been quantified. Accordingly, they are not intended to present the financial position of the Company nor the results of its operations, or the changes in cash and cash equivalents in accordance with accounting principles generally accepted in the countries of the users of the financial statements, other than Argentina.

  These financial statements have been prepared by the management of Central Termica Guemes S.A. in order to fulfill the requirements set forth by the National Securities Commission for foreign investors.

Buenos Aires,
March 8, 1999

                          CENTRAL TERMICA GUEMES S.A.

                BALANCE SHEETS AS OF DECEMBER 31, 1998 AND 1997

                                                          1998         1997
                                                       -----------  -----------
                                                       (in U.S. dollars--Note
                                                                 1)
                        Assets
Current Assets
Cash and banks........................................     593,691      536,289
Investments (Note 3.1)................................   5,831,561    7,412,183
Trade accounts receivable (Note 3.2)..................  10,870,786    9,000,236
Other receivables (Note 3.3)..........................   1,085,088    1,243,107
Supplies and materials................................   1,468,241    1,554,325
                                                       -----------  -----------
  Total Current Assets................................  19,849,367   19,746,140
                                                       -----------  -----------
Non-Current Assets
Property, plant and equipment (Note 3.4).............. 101,815,995  106,125,964
Intangible assets (Note 3.5)..........................   2,390,679    3,470,981
                                                       -----------  -----------
  Total Non-Current Assets............................ 104,206,674  109,596,945
                                                       -----------  -----------
  Total Assets........................................ 124,056,041  129,343,085
                                                       ===========  ===========
                     Liabilities
Current Liabilities
Accounts payable......................................   3,883,693    3,874,329
Loans (Note 7)........................................     680,044      736,692
Payroll and social security...........................     110,983      153,612
Taxes.................................................   2,223,031      910,144
Miscellaneous.........................................       9,000        5,790
                                                       -----------  -----------
  Total Current Liabilities...........................   6,906,751    5,680,567
                                                       ===========  ===========
Non-Current Liabilities
Loans (Note 7)........................................  60,000,000   60,000,000
Reserves..............................................     383,562      171,062
                                                       -----------  -----------
  Total Non-Current Liabilities.......................  60,383,562   60,171,062
                                                       -----------  -----------
  Total Liabilities...................................  67,290,313   65,851,629
Stockholders' Equity
Capital stock (Note 4)................................  68,247,154   68,247,154
Legal reserve (Note 5b)...............................     412,206      412,206
Accumulated deficit (Note 5a)......................... (11,893,632)  (5,167,904)
                                                       -----------  -----------
                                                        56,765,728   63,491,456
                                                       -----------  -----------
Total Liabilities and Stockholders' Equity............ 124,056,041  129,343,085
                                                       ===========  ===========

    The attached Notes 1 to 11 and Schedule I are an integral part of these statements.

                           CENTRAL TERMICA GUEMES S.A

                       STATEMENTS OF INCOME FOR THE YEARS
                        ENDED DECEMBER 31, 1998 AND 1997

                                                          1998         1997
                                                       -----------  -----------
                                                       (in U.S. dollars--Note
                                                                 1)
Net sales (Note 3.7)..................................  35,440,134   35,346,735
Cost of sales (Schedule I)............................ (31,404,851) (30,734,344)
                                                       -----------  -----------
  Gross profit........................................   4,035,283    4,612,391
Selling expenses (Schedule I).........................    (574,113)    (352,069)
Administrative expenses (Schedule I)..................  (1,993,912)  (2,029,959)
Other expenses (Note 3.8).............................    (270,083)     (41,712)
Net financial result:
Arising from assets (Note 3.9a).......................     708,359      553,302
Arising from liabilities (Note 3.9b)..................  (7,545,010)  (7,392,613)
                                                       -----------  -----------
  Loss before taxes...................................  (5,639,476)  (4,650,660)
Minimum presumptive income tax........................  (1,086,252)
                                                       -----------  -----------
  Net Loss............................................  (6,725,728)  (4,650,660)
                                                       ===========  ===========


    The attached Notes 1 to 11 and Schedule I are an integral part of these statements.

                          CENTRAL TERMICA GUEMES S.A.

               STATEMENTS OF CHANGES IN CASH AND CASH EQUIVALENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                            1998        1997
                                                         ----------  ----------
                                                          (in U.S. dollars--
                                                                Note 1)
Changes in Cash and Cash Equivalents
Balance at beginning of year............................  7,948,472   8,178,412
Net change in cash and cash equivalents................. (1,523,220)   (229,940)
                                                         ----------  ----------
  Cash and cash equivalents at year-end.................  6,425,252   7,948,472
                                                         ==========  ==========
Causes of the Variation of Cash
Sources:
Net loss for the year................................... (6,725,728) (4,650,660)
Add: Items not representing use of cash:
  Depreciation of property, plant and equipment.........  4,446,179   4,440,564
  Amortization of intangible assets.....................  1,089,539   1,420,079
  Withdrawals (net value)...............................                204,541
  Severance reserve.....................................    380,000
                                                         ----------  ----------
Cash provided by ordinary operations....................   (810,010)  1,414,524
                                                         ----------  ----------
Other sources:
Decrease in other receivables...........................    158,019     583,822
Increase in liabilities.................................  1,058,684     453,701
                                                         ----------  ----------
Other...................................................  1,216,703   1,037,523
                                                         ----------  ----------
    Total sources of cash...............................    406,693   2,452,047
                                                         ----------  ----------
Uses of cash:
Increase in short-term receivables...................... (1,870,550) (1,260,627)
Acquisitions of property, plant and equipment...........   (136,210)   (114,240)
Increase of intangible assets...........................     (9,237) (1,255,010)
Increase of supplies and materials......................     86,084     (52,110)
                                                         ----------  ----------
    Total uses of cash.................................. (1,929,913) (2,681,987)
                                                         ----------  ----------
    NET CHANGE IN CASH AND CASH EQUIVALENTS............. (1,523,220)   (229,940)
                                                         ==========  ==========

    The attached Notes 1 to 11 and Schedule I are an integral part of these statements.

                          CENTRAL TERMICA GUEMES S.A.

             NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED
                          DECEMBER 31, 1998 AND 1997
                               (in U.S. dollars)

1. INFORMATION PRESENTED

  The transactions of the Company are recorded in pesos in the legal books.

  In compliance with Resolution No. 290 of the National Securities Commission, the financial statements were prepared in accordance with the disclosure and valuation guidelines of Technical Resolutions Nos. 6 (except for the effect of the matter described in the following paragraph), 8 and 9 of the Argentine Federation of Professional Councils in Economic Sciences.

  In accordance with General Resolution No. 290 of the National Securities Commission, following the provisions of Decree No. 316/95 of the Federal Government, the financial statements have not considered the effect of the changes in the wholesale price index as from September 1, 1995. According to Resolution No. 140/96 of the Argentine Federation of Professional Councils in Economic Sciences, such discontinuance is permitted as long as the annual variation of the "Wholesale price index--general level" does not exceed 8%.

  The statutory financial statements (price level restated as described above) have been converted into U.S. dollars at the rate of exchange of Ps 1.00 per US$1.00, which approximates the free market exchange rate for the years comprehended.

  The conversion of the adjusted for inflation pesos into U.S. dollars should not be construed as a representation that the peso balances have been or could be converted into dollars at such or any other rate.

  Both the translation into English and the conversion into U.S. dollars have been made solely for the convenience of foreign readers.

2. VALUATION CRITERIA

2.1 Monetary items

  Monetary assets and liabilities have been maintained at their nominal value.

2.2 Investments

  They have been maintained at cost plus the accrued interest.

2.3 Supplies and materials

  They have been valued at replacement cost.

2.4 Property, plant and equipment

  They have been recorded at cost restated for inflation as described in Note 1, net of accumulated depreciation.

  Depreciation was determined using the straight-line method over the estimated useful life, except for certain items for which the unit of production method was used.

                          CENTRAL TERMICA GUEMES S.A.

             NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED
                    DECEMBER 31, 1998 AND 1997--(Continued)


2.5 Intangible assets

  They have been recorded at cost restated for inflation as described in Note 1, net of accumulated amortization. Amortization was determined using the straight-line method upon estimated useful life of each item.

2.6 Foreign currency denominated assets and liabilities

  They are stated at year-end current exchange rates.

2.7 Capital

  Capital has been price level restated as described in Note 1.

2.8 Retained earnings and legal reserve

  They have been price level restated as described in Note 1 as from their appropriation dates.

2.9 Profit and loss accounts

  All charges and credits have been recorded at their nominal value, except for non-monetary assets consumed (depreciation and withdrawals of property, plant and equipment and amortization of intangible assets) which were determined upon the inflation restated values of such non-monetary assets, through August 31, 1995.

2.10 Recoverable value

  The net values of the assets do not exceed their recoverable value.

2.11 Implicit financing components

  They have not been segregated due to immateriality.

                          CENTRAL TERMICA GUEMES S.A.

             NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED
                    DECEMBER 31, 1998 AND 1997--(Continued)


3. BREAKDOWN OF CERTAIN CAPTIONS

3.1 Investments

                                                             1998       1997
                                                          ----------  ---------
Time deposits............................................  3,812,359  7,412,183
Common investment funds..................................  2,019,202
                                                          ----------  ---------
                                                           5,831,561  7,412,183
                                                          ==========  =========
The classification of the balances is as follows:
Not due yet:
  Maturing within three months...........................  5,831,561  7,412,183
                                                          ==========  =========

3.2 Trade accounts receivable
Other debtors............................................ 10,809,675  8,975,084
Past due.................................................    161,111     25,152
Allowance for doubtful accounts..........................   (100,000)
                                                          ----------  ---------
                                                          10,870,786  9,000,236
                                                          ==========  =========
The maturity of the balances is as follows:
a) Past due between six and nine months..................    161,111     25,152
b) Not due yet, maturing within three months............. 10,709,675  8,975,084
                                                          ----------  ---------
                                                          10,870,786  9,000,236
                                                          ==========  =========

3.3 Other receivables
Tax credits..............................................    587,448    707,011
Prepaid expenses.........................................    169,905    146,621
Related parties--art. 33 Law No. 19,550 (Powerco S.A.)...                69,736
Advance to suppliers.....................................    179,396    162,602
Miscellaneous............................................    148,339    157,137
                                                          ----------  ---------
                                                           1,085,088  1,243,107
                                                          ==========  =========
The classification of the balances is as follows:
a) Not due yet:
  Maturing within three months...........................    179,396    263,775
  Maturing between three and six months..................    757,353    776,747
b) With no specified term:...............................    148,339    202,585
                                                          ----------  ---------
                                                           1,085,088  1,243,107
                                                          ==========  =========

                          CENTRAL TERMICA GUEMES S.A.

             NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED
                    DECEMBER 31, 1998 AND 1997--(Continued)


3.4 Property, plant and equipment

                                                          1998         1997
                                                       -----------  -----------
a) The evolution during the years is as follows:
  Net balance at beginning of year.................... 106,129,964  110,656,829
  Additions...........................................     136,210      114,240
  Withdrawals (net value).............................                 (204,541)
  Depreciation for the year...........................  (4,446,179)  (4,440,564)
                                                       -----------  -----------
    Net balance at year-end........................... 101,815,995  106,125,964
                                                       ===========  ===========
b) The detail of fixed assets is as follows:
  Land................................................     780,000      780,000
  Building............................................  23,021,797   23,713,219
  Turbines............................................  33,851,132   35,585,793
  Boilers.............................................  36,193,180   37,608,215
  Transformers........................................   4,773,229    5,027,557
  Water plant.........................................     957,202    1,004,410
  Auxiliary equipment.................................     286,138      301,390
  Gas plant and gas pipeline..........................   1,438,883    1,515,551
  Tools...............................................     143,298      186,810
  Vehicles............................................      24,140       14,050
  Furniture and fixtures..............................     222,744      278,956
  Installations.......................................     124,252      110,013
                                                       -----------  -----------
                                                       101,815,995  106,125,964
                                                       ===========  ===========

3.5 Intangible assets

a) The evolution during the years is as follows:
  Net balance at beginning of year....................   3,470,981    3,636,050
  Additions...........................................       9,237    1,255,010
  Amortization of the year............................  (1,089,539)  (1,420,079)
                                                       -----------  -----------
    Net balance at year-end...........................   2,390,679    3,470,981
                                                       ===========  ===========
b) The detail of intangible assets is as follows:
  Software............................................      26,514       29,810
  Start-up cost.......................................                  101,154
  Multiannual maintenance.............................   1,418,600    2,025,512
  Issuance of amortizing obligations..................     898,078    1,205,218
  Rationalization of operating costs..................      47,487      109,287
                                                       -----------  -----------
                                                         2,390,679    3,470,981
                                                       ===========  ===========

                          CENTRAL TERMICA GUEMES S.A.

             NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED
                    DECEMBER 31, 1998 AND 1997--(Continued)


3.6 Liabilities

  The maturity of liabilities is as follows:

                                                            1998        1997
                                                         ----------  ----------
a) Not due yet:
  Maturing within three months..........................  6,217,707   5,674,777
  Maturing within six and twelve months.................    680,044
  Maturing beyond twelve months......................... 60,000,000  60,000,000
b) With no specified term...............................    392,562     176,852
                                                         ----------  ----------
                                                         67,290,313  65,851,629
                                                         ==========  ==========

3.7 Net sales

Sales of electricity.................................... 42,173,804  43,172,019
Transmission services................................... (6,553,670) (7,645,284)
Turnover tax............................................   (180,000)   (180,000)
                                                         ----------  ----------
                                                         35,440,134  35,346,735
                                                         ==========  ==========

3.8 Other expenses

Result from sale of fixed assets........................     (9,917)     41,712
Severance...............................................    280,000
                                                         ----------  ----------
                                                            270,083      41,712
                                                         ==========  ==========

3.9 Net financial results

a) Arising from assets
  Interest..............................................    708,359     553,302
                                                         ----------  ----------
                                                            708,359     553,302
                                                         ==========  ==========
b) Arising from liabilities
  Interest.............................................. (7,358,001) (7,263,739)
  Financial expenses....................................   (187,009)   (128,874)
                                                         ----------  ----------
                                                         (7,545,010) (7,392,613)
                                                         ----------  ----------
                                                         (6,836,651) (6,839,311)
                                                         ==========  ==========

4. CAPITAL

  The subscribed and paid-in capital as of December 31, 1998 and 1997, amounts to US$62,906,000. Such amount has been registered in the Public Registry of Commerce.

  The difference between the original contributions and its price level restated values amounting to US$68,247,154 corresponds to the adjustment of capital for inflation.

                          CENTRAL TERMICA GUEMES S.A.

             NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED
                    DECEMBER 31, 1998 AND 1997--(Continued)


5. RETAINED EARNINGS AND LEGAL RESERVE

                                                         1998         1997
                                                      -----------  ----------
a) Retained earnings' evolution is detailed as
 follows:
  Balance at beginning of year.......................  (5,167,904)   (517,244)
  Net loss for the year..............................  (6,725,728) (4,650,660)
                                                      -----------  ----------
  Balance at year-end................................ (11,893,632) (5,167,904)
                                                      ===========  ==========
b) Changes in legal reserve are as follows:
  Balance at beginning of year.......................     412,206     412,206
                                                      -----------  ----------
  Balance at year-end................................     412,206     412,206
                                                      ===========  ==========

6. INCOME TAX

  No income tax charge was recorded as of December 31, 1998 and 1997, due to a tax loss of approximately US$20,240,000 and US$16,000,000, respectively, which is available to offset future taxable income for five years after the fiscal years in which they originated.

7. ISSUANCE OF NEGOTIABLE BONDS

  The Board of Directors arranged for a new issuance of negotiable bonds (not convertible into shares) for a face value of US$60,000,000. Proceeds thereof were used to settle the outstanding debt of US$65,000,000 due on November 29, 1996.

  The proceeds of this new issuance were received on November 26, 1996. Capital is to be paid back in 2001 and bears interest at 12% per annum, payable in ten semiannual consecutive installments. The first, second, third and fourth semiannual interest obligations were paid on May 16, 1997, November 26, 1997, May 26, 1998, and November 26, 1998, amounting US$3,600,000 each one.

  The issuance of this debt has given rise to certain commitments whereby the Company is bound to maintain a ratio of total liabilities over total assets not exceeding 60% as of December 31, 1998, such ratio is 0.49%, and restrictions to the payment of dividends. The net proceeds resulting from the issuance amounted to US$59,025,000.

8. CLAIMS

  As of the date of issuance of these financial statements there are certain legal and out-of-court claims for different amounts. The Company's management has filed the appropriate responses strongly supported by the applicable legislation. The Company's management considers that these claims will have no significant effect on the financial position of Central Termica Guemes S.A. and no accruals have been considered necessary.

9. SUBSEQUENT EVENTS

  The shareholders of Powerco S.A. hold, through Powerco S.A., 60% of Central Termica Guemes S.A.'s shares. Such shareholders, including Duke Guemes Inc., Iberdrola Holding & Finance B.V., Sociedad Comercial del Plata S.A., TCW Americas Development Association L.P. and The Argentine Investment Company, sold on January 26, 1999, their entire shareholding to a group of the Company's Management. Consequently, this is the first case of management buyout in the Argentine power market.

                          CENTRAL TERMICA GUEMES S.A.

             NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED
                    DECEMBER 31, 1998 AND 1997--(Continued)

10. PROSPECTS

  The decrease of spot prices in the wholesale power market and the competition of other higher technology generators produced a fall in the Company's profitability during the last years. This problem has increased notoriously mostly due to the tax reform enacted in December 1998, by which taxpayers are subject to a tax on minimum presumed income and to a new tax on interest. In addition, the negotiation processes effected January 1999 with EDESA, the Company's principal client, and the gas supplier, will result in an additional negative impact on profitability.

  The Company's capacity to meet its financial obligations is strongly related to the possibility of obtaining sources of financing. This is due to the fact that funds generated by operations do not seem sufficient to comply with existing commitments, specially the capital maturity of the negotiable obligations which will become due in year 2001.

  Consequently, the Board of Directors is considering several alternatives in order to overcome the current economic situation.

11. INFORMATION REQUIRED BY GENERAL RESOLUTION No. 309/98 OF THE NATIONAL SECURITIES COMMISSION (NOT COVERED BY THE AUDITOR'S REPORT OR THE SUPERVISORY COMMITTEE)

  In compliance with the abovementioned General Resolution, we inform that the administrative-accounting management system used by the Company to record its economic transactions has scheduled the change of date to operate subsequent to December 31, 1999. Therefore, this event will not produce any inconvenience in the records and/or transactions as from such date.

                                                                      SCHEDULE I

                          CENTRAL TERMICA GUEMES S.A.

         DETAIL OF COSTS AND EXPENSES AS OF DECEMBER 31, 1998 AND 1997

                                                   1998                              1997
                          ------------------------------------------------------- ----------
                           Cost of   Selling  Administrative Financial
Concept                     sales    expenses    expenses    expenses    Total      Total
-------                   ---------- -------- -------------- --------- ---------- ----------
                                              (in U.S. dollars--Note 1)
Fees....................     609,759              114,227                 723,986    832,694
Salaries and wages......   2,332,203 198,030      408,269               2,938,502  2,980,989
Social security
 charges................     435,632  39,688       96,934                 572,254    528,034
Fuel....................  20,624,584                                   20,624,584 20,202,366
Supplies and materials..     804,314                                      804,314    622,040
Services contracted.....     964,023              730,976               1,694,999  1,274,155
Communications..........                          211,795                 211,795    191,354
Office expenses.........                           95,489                  95,489     95,635
Depreciation of fixed
 assets.................   4,340,224              105,955               4,446,179  4,440,564
Amortization of
 intangible assets......   1,089,539                                    1,089,539  1,420,079
Insurance...............     199,899                                      199,899    179,930
Interest and exchange
 differences............                                     7,358,001  7,358,001  7,263,739
Commissions.............                                       187,009    187,009    128,874
Taxes...................       2,656     502                                3,158      5,962
Miscellaneous...........       2,018 335,893      230,267                 568,178    342,570
                          ---------- -------    ---------    --------- ---------- ----------
  Total 1998............  31,404,851 574,113    1,993,912    7,545,010 41,517,886
                          ========== =======    =========    ========= ==========
  Total 1997............  30,734,344 352,069    2,029,959    7,392,613            40,508,985
                          ========== =======    =========    =========            ==========

                          CENTRAL TERMICA GUEMES S.A.

               Ruta 34, km. 1135--General Guemes--Pcia. de Salta

                                              Operation of electric-power
Company's main activity:                      plants


Registration Number in Companies' Inspection
 Bureau:                                      1562323


Filing date of Company's by-laws in the       September 18, 1992 and
 Companies' Inspection Bureau:                August 4, 1999


Expiry date of the by-laws:                   February 28, 2092


Date of last amendment to the by-laws:        May 14, 1999


Parent company:                               Powerco S.A. Av. de Mayo
                                              651, 3rd Floor--Suite 16th--
                                              Buenos Aires


Percentage held by the parent company


 in capital stock:                            60%


 in votes:                                    60%

                               FISCAL YEAR No. 9
                           COMMENCED JANUARY 1, 2000

               FINANCIAL STATEMENTS AS OF MARCH 31, 2000 AND 1999

                             (three-month periods)
                               (stated in pesos)
                                 CAPITAL STOCK
                                    (note 5)

                                                              1999 and 1998
                                                          Subscribed and paid in
                                                          ----------------------
                                                            (stated in pesos)
Ordinary shares Class A, N/V $1, 1 vote each.............       37,743,600
Ordinary shares Class B, N/V $1, 1 vote each.............       18,871,800
Ordinary shares Class C, N/V $1, 1 vote each.............        6,290,600
                                                                ----------
  Total..................................................       62,906,000
                                                                ==========

                          CENTRAL TERMICA GUEMES S.A.

                  BALANCE SHEETS AS OF MARCH 31, 2000 AND 1999

                                                          2000        1999
                                                       ----------- -----------
                                                          (stated in pesos)
                        Assets
Current Assets
Cash and banks........................................     531,203   1,639,219
Investments (note 4.1)................................   9,709,039   8,225,238
Accounts receivable (note 4.2)........................   8,503,812   9,748,105
Other receivables (note 4.3)..........................   2,905,873   1,130,618
Supplies and materials................................   1,856,219   1,485,543
                                                       ----------- -----------
  Total current assets................................  23,506,146  22,228,723
                                                       ----------- -----------
Non-Current Assets
Property, plant and equipment (schedule I)............  96,158,218 100,644,753
Intangible assets (schedule II).......................   1,339,632   2,143,269
                                                       ----------- -----------
  Total non-current assets............................  97,497,850 102,788,022
                                                       ----------- -----------
  Total assets........................................ 121,003,996 125,016,745
                                                       =========== ===========
                     Liabilities
Current Liabilities
Accounts payable......................................   2,745,315   4,444,627
Loans (note 7)........................................   6,740,000   2,906,137
Payroll and social security charges...................     361,390     147,819
Taxes.................................................   3,186,866   2,532,137
Other liabilities.....................................      26,237      25,029
Provisions (schedule III).............................   2,330,641
                                                       ----------- -----------
  Total current liabilities...........................  15,390,449  10,055,749
                                                       ----------- -----------
Non-Current Liabilities
Loans (note 7)........................................  60,000,000  60,000,000
Provisions (schedule III).............................     455,792     317,404
                                                       ----------- -----------
  Total non-current liabilities.......................  60,455,792  60,317,404
                                                       ----------- -----------
  Total liabilities...................................  75,846,241  70,373,153
Shareholders' Equity (as per the corresponding
 statements)
  Total...............................................  45,157,755  54,643,592
                                                       ----------- -----------
                                                       121,003,996 125,016,745
                                                       =========== ===========

  The attached notes 1 to 10 and supplemental schedules I to V are an integral part of these statements.

                          CENTRAL TERMICA GUEMES S.A.

             STATEMENTS OF INCOME FOR THE THREE-MONTH PERIODS ENDED
                            MARCH 31, 2000 AND 1999

                                                            2000        1999
                                                         ----------  ----------
                                                           (stated in pesos)
Net sales (note 4.5)....................................  8,043,465   9,696,925
Cost of sales (schedule V).............................. (7,780,993) (9,110,565)
                                                         ----------  ----------
  Gross profit..........................................    262,472     586,360
Transmission expenses (schedule V)......................   (214,642)   (101,367)
Administrative expenses (schedule V)....................   (584,615)   (498,222)
Other expense...........................................   (450,000)   (202,248)
Financial results
Generated by assets (note 4.6a).........................    276,896     193,164
Generated by liabilities (note 4.6b)....................    (23,961) (2,099,819)
  Ordinary loss.........................................   (733,850) (2,122,132)
Extraordinary income (note 10)..........................    (56,710)
                                                         ----------  ----------
  Net loss for the period...............................   (790,560) (2,122,132)
                                                         ==========  ==========


  The attached notes 1 to 10 and supplemental schedules I to V are an integral part of these statements.

                          CENTRAL TERMICA GUEMES S.A.

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2000

                                                        Unappropriated
                           Capital   Adjustment  Legal     retained
                            stock    to capital reserve    earnings      Total
                          ---------- ---------- ------- -------------- ----------
                                               (stated in pesos)
Balances at the
 beginning of the year..  62,906,000 5,341,154  412,206  (22,711,045)  45,948,315
Net loss for the
 period.................                                    (790,560)    (790,560)
                          ---------- ---------  -------  -----------   ----------
Balances at the end of
 the period.............  62,906,000 5,341,154  412,206  (23,501,605)  45,157,755
                          ========== =========  =======  ===========   ==========





  The attached notes 1 to 10 and supplemental schedules I to V are an integral part of these statements.

                          CENTRAL TERMICA GUEMES S.A.

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
               FOR THE THREE-MONTH PERIOD ENDED DECEMBER 31, 1999

                                                        Unappropriated
                           Capital   Adjustment  Legal     retained
                            stock    to capital reserve    earnings      Total
                          ---------- ---------- ------- -------------- ----------
                                               (stated in pesos)
Balances at the
 beginning of the year..  62,906,000 5,341,154  412,206  (11,893,636)  56,765,724
Net loss for the
 period.................                                  (2,122,132)  (2,122,132)
                          ---------- ---------  -------  -----------   ----------
Balances at the end of
 the period.............  62,906,000 5,341,154  412,206  (14,015,768)  54,643,592
                          ========== =========  =======  ===========   ==========





  The attached notes 1 to 10 and supplemental schedules I to V are an integral part of these statements.

                          CENTRAL TERMICA GUEMES S.A.

        STATEMENTS OF CHANGES IN CASH FOR THE THREE MONTH- PERIODS ENDED
                            MARCH 31, 2000 AND 1999

                                                            2000        1999
                                                         ----------  ----------
                                                           (stated in pesos)
Changes In Cash
Balance at the beginning of the year....................  9,704,243   6,425,252
Net increase in cash....................................    535,999   3,439,205
                                                         ----------  ----------
Cash at end of period................................... 10,240,242   9,864,457
                                                         ==========  ==========
Causes of the Variation Of Cash
Net loss for the period.................................   (790,560) (2,122,132)
Add: items not representing use of cash:
  Depreciation of fixed assets..........................  1,172,196   1,249,900
  Amortization of intangible assets.....................    183,031     247,410
  Increase of provisions................................    450,000
                                                         ----------  ----------
Cash provided by (applied to) ordinary operations.......  1,014,667    (624,822)
                                                         ----------  ----------
Net increase in liabilities.............................    483,429   3,082,836
Decrease in accounts receivable.........................    534,697   1,122,681
Decrease of supplies and materials......................     35,210
                                                         ----------  ----------
  Other sources of cash.................................  1,053,336   4,205,517
                                                         ----------  ----------
  Total sources of cash.................................  2,068,003   3,580,695
                                                         ----------  ----------
Net increase in other receivables....................... (1,447,476)    (45,530)
Purchases of fixed assets...............................    (82,008)    (78,658)
Increase of intangible assets...........................     (2,520)
Increase of supplies and materials......................                (17,302)
                                                         ----------  ----------
  Total uses of cash.................................... (1,532,004)   (141,490)
                                                         ----------  ----------
    Net increase in cash................................    535,999   3,439,205
                                                         ==========  ==========


  The attached notes 1 to 10 and supplemental schedules I to V are an integral part of these statements.

                          CENTRAL TERMICA GUEMES S.A.

      NOTES TO THE FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIODS ENDED
                            MARCH 31, 2000 AND 1999
                               (stated in pesos)

1. COMPANY'S ECONOMIC-CASH CONDITION--PETITION FOR "A SCHEME OF ARRANGEMENT PRIOR TO THE ADJUDICATION IN BANKRUPTCY"

  After a detailed analysis of the current cash position of the Company, the Board of Directors decided on March 29, 1999, to commence a restructuring process of Company's financial debts, and entrusted the General Management, with the assistance of Bankers Trust--Alex Brown, with the preparation of a plan for that purpose. Said decision was informed to the National Securities Commission on May 17, 1999.

  The decision of implementing a restructuring plan was due mainly to the occurrence of a series of events which had a negative impact on the cash position of the Company. The most significant events taken into account have been the following: a) the difficulty faced by the Company to enter the international credit market at adequate terms and rates; b) the effects suffered by the Company as a consequence of the tax reform enacted by the National Congress which includes the tax on deemed minimum income and tax on interest; c) the reduction of the average sale price of energy at the Guemes node as from the moment of the privatization and d) the high debt ratio.

  In this context, the Board of Directors decided on May 14, 1999, to postpone interest payments of the Corporate Notes maturing on May 26, 1999.

  On October 29, 1999, the Board of Directors of the Company decided to reject the last proposal of financial restructuring submitted by the Notes Holders Committee as it included very heavy commitments and obligations for the Company and its shareholders; it required a much too high cash payment leaving a reduced cash to meet current obligations; it included an excessive decrease in the percentage held by each of the partners in the capital stock of the Company and did not guarantee the final acceptance of the proposal by a sufficient number of holders, as the Committee represented a reduced group of institutional investors, taking also into account that a great majority of these holders are dispersed and that their interest might not be represented in the proposal submitted by the Committee. On the other hand, the reduction contemplated in the proposal continued to leave the Company with a high debt ratio.

  Consequently, the Board of Directors of the Company resolved on November 2, 1999, to file a petition for "a scheme of arrangement prior to the adjudication in bankruptcy" (a process separate from that of bankruptcy aimed at the satisfaction of creditors and at the avoidance of the adjudication in bankruptcy). This decision was later ratified by the Special Meeting of Shareholders held on November 30, 1999. Said petition was filed with the corresponding authorities on November 3, 1999, suspending the accrual and recording of interest of debts as from that date, in accordance with the Bankruptcy Law No. 24.522.

  The grounds for this decision were the following: a) the rejection of the three proposals prepared by the Company on the part of the Notes Holders Committee; b) the potential risks that any demand or claim could affect the normal operation of the business; c) the convenience of offering a greater legal certainty to any financial restructuring with Company's creditors avoiding the uncertainty presented by an extrajudicial restructuring; d) the convenience of looking for the best alternatives to continue providing the electric-power generation service and employment; e) that Company's capacity for the generation of funds is not enough to meet the financial commitments arising from the liabilities represented by the corporate notes issued and f) the Company's belief that it would be more likely to reach an agreement regarding payment conditions of the debts compatible with the Company's need for cash flow in a bankruptcy.

  The "scheme of arrangement prior to the adjudication in bankruptcy" was accepted on December 2, 1999, and is handled by the Court of Original Jurisdiction in Civil and Commercial Matters No. 8 of the Province of Salta. It is at the proof of claims legal stage, as contemplated by the Bankruptcy Law No. 24.522.

                          CENTRAL TERMICA GUEMES S.A.

      NOTES TO THE FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIODS ENDED
                     MARCH 31, 2000 AND 1999--(Continued)


  At present, the Company continues to carry out its electric-power production and marketing activities, and the Board of Directors is committed to the preparation of a proposal to be submitted to the Company's creditors whose claims are allowed, that allows the payment of Company's debts and guarantees the continuity of the Company as a going concern.

2. SUBMITTED INFORMATION

  In accordance with General Resolution No. 272/95 of the National Securities Commission, following the provisions of Decree No 316/95 of the National Executive Power, the financial statements have not considered the effect of the changes in the wholesale price index as from September 1, 1995. According to Resolution No. 140/96 of the Argentine Federation of Professional Councils in Economic Sciences has stated that inflation accounting is not mandatory as long as annual inflation, as measured by the evolution of the wholesale price index, does not exceed 8%. Accordingly, the Company has decided to discontinue recognition of the full effects of inflation since that date.

3. VALUATION CRITERIA

3.1 Monetary items

  Monetary assets and liabilities in pesos have been maintained at their nominal values.

3.2 Investments

  Time deposits have been valued at their nominal value plus the financial results accrued at the end of each period.

  Mutual funds have been valued at the quoted price of the units of ownership as of the end of each period.

3.3 Supplies and materials

  They have been value at replacement cost as of the end of each period.

3.4 Fixed assets

  Fixed assets incorporated before August 31, 1995, have been valued at cost restated in currency units of constant value as of that date, and those incorporated after have been valued at their original cost, net of accumulated depreciation.

Depreciation was determined by applying the straight-line method according to the estimated useful life of each item, except for certain items for which the unit of production method was used.

3.5 Intangible assets

  Intangible assets incorporated before August 31, 1995, have been valued at cost restated in currency units of constant value as of that date, and those incorporated after have been valued at their original cost, net of accumulated amortization.

  Amortization was determined by applying the straight-line method according to the estimated useful life of each item.

                          CENTRAL TERMICA GUEMES S.A.

      NOTES TO THE FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIODS ENDED
                     MARCH 31, 2000 AND 1999--(Continued)


3.6 Foreign currency denominated assets and liabilities

  They have been valued at the applicable exchange rates as of the end of each period.

3.7 Capital stock

  Capital stock has been restated in currency units of constant value of August 31, 1995, as from the dates it was paid-in. Capital stock is shown at its nominal value and the surplus to reach restated value has been included in Adjustment to Capital.

3.8 Legal reserve

  Balances at the beginning of the year have been restated as described in note 2.

3.9 Unappropriated retained earnings

  Balances at the beginning of the year have been restated as described in note 2.

3.10 Profit and loss accounts

  Profit and loss accounts have been recorded at their nominal values except for the non-monetary assets consumed (depreciation of fixed assets and amortization of intangible assets) which have been determined according to the values computed as described in 3.4 and 3.5.

3.11 Recoverable value

  The net values of the assets do not exceed their recoverable value.

3.12 Implicit financing components

  They have not been segregated due to their lack of significance.

4. BREAKDOWN OF MAIN CAPTIONS

4.1 Investments

                                                              2000      1999
                                                            --------- ---------
Time deposits.............................................. 8,098,605 5,479,894
Mutual funds............................................... 1,610,434 2,745,344
                                                            --------- ---------
  Total.................................................... 9,709,039 8,225,238
                                                            ========= =========

  The classification of the balances is as follows:

Maturing within 3 months................................... 9,709,039
                                                            =========

  Time deposits as of March 31, 2000, carry at an annual interest rate of 8% and 11%.

                          CENTRAL TERMICA GUEMES S.A.

      NOTES TO THE FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIODS ENDED
                      MARCH 31, 2000 AND 1999--(Continued)


4.2 Accounts receivable

Debtors of the forward market............................. 8,283,953
Related Companies--Powerco S.A............................   237,822  9,686,994
Doubtful accounts under legal proceedings.................   302,037    161,111
Allowance for bad debts (schedule III)....................  (320,000)  (100,000)
                                                           ---------  ---------
  Total................................................... 8,503,812  9,748,105
                                                           =========  =========

  The classification of the balances is as follows:

a) Past due:
  up to 3 months......................................................   227,072
  between 3 and 6 months..............................................   129,224
  between 6 and 9 months..............................................    85,038
  between 9 and 12 months.............................................    63,252
b) Maturing within 3 months                                            7,999,226
                                                                       ---------
  Total............................................................... 8,503,812
                                                                       =========

  Accounts receivable do not carry interest.

4.3 Other receivables

                                                               2000      1999
                                                             --------- ---------
Advances to suppliers....................................... 2,084,576   296,373
Tax credits.................................................   389,712   443,091
Prepaid expenses............................................   377,194   190,275
Miscellaneous...............................................    54,391   200,879
                                                             --------- ---------
  Total..................................................... 2,905,873 1,130,618
                                                             ========= =========

  The classification of the balances is as follows:

a) To become due:
  within 3 months..................................................... 2,272,524
  in 3 and 6 months...................................................   148,044
  in 6 and 9 months...................................................   148,044
  in 9 and 12 months..................................................    95,462
b) With no specified due date (2).....................................   241,799
                                                                       ---------
  Total............................................................... 2,905,873
                                                                       =========

  These receivables do not carry interest

                          CENTRAL TERMICA GUEMES S.A.

      NOTES TO THE FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIODS ENDED
                     MARCH 31, 2000 AND 1999--(Continued)


4.4 Liabilities

  The classification of the balances is as follows:

To become due:
  within 3 months.........................................  3,887,066 10,030,720
  in more than 1 year (1)................................. 60,455,792 60,000,000
With no specified due date (2)............................ 11,503,383    342,433
                                                           ---------- ----------
  Total................................................... 75,846,241 70,373,153
                                                           ========== ==========

--------
(1) They include a US$60,000,000 a 5 years debt at a fixed annual interest rate of 12%.
(2) It includes a balance with Related Companies (Powerco S.A.) for US$3,000 which does not carry interest and is not subject to any adjustment nor restatement clause.

4.5 Net sales

Sales of electricity....................................  9,736,042  11,577,398
Discounts for services received......................... (1,647,577) (1,835,473)
Municipal contribution..................................    (45,000)    (45,000)
                                                         ----------  ----------
  Total.................................................  8,043,465   9,696,925
                                                         ==========  ==========

4.6 Financial results

                                                             2000       1999
                                                            -------  ----------
a) Generated by assets
  Interest................................................. 276,896     193,164
                                                            -------  ----------
  Subtotal................................................. 276,896     193,164
                                                            -------  ----------
b) Generated by liabilities
  Interest.................................................          (2,085,132)
  Commissions.............................................. (23,961)    (14,687)
                                                            -------  ----------
    Subtotal............................................... (23,961) (2,099,819)
                                                            -------  ----------
    Total.................................................. 252,935  (1,906,655)
                                                            =======  ==========

5.  CAPITAL STOCK

  The subscribed and paid-in capital, as of March 31, 2000 and 1999, amounts to US$62,906,000. Such amount has been registered in the Public Registry of Commerce.

6. INCOME TAX AND TAX ON DEEMED MINIMUM INCOME

  No income tax charge was recorded due to the existence of a tax loss. During the month of March 1999, the Company filed with the Federal Court of Salta a declaratory judgement action of negative certainty and requested granting of an "in statu quo" injunction in respect of the payment of the tax on deemed minimum income, alleging lack of payment capacity. Upon the judge's decision against the Company, on April 6, 1999, the later decided to appeal and the Federal Court of Salta decided in its favor granting the preliminary injunction. This decision was appealed by the Tax Authorities by filing with the Supreme Court of Justice an Extraordinary

                          CENTRAL TERMICA GUEMES S.A.

      NOTES TO THE FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIODS ENDED
                     MARCH 31, 2000 AND 1999--(Continued)

Appeal. The Supreme Court confirmed the precautionary measure thus the question of law is still pending resolution.

  Additionally, the Company amended the complaint to include the advances of the previously mentioned tax for the year 2000 which received a favorable finding in first instance. The Tax Authorities have appealed and it is at present pending a judicial resolution.

7. LOANS

 Current:

                                                               2000      1999
                                                             --------- ---------
Interest on Corporate Notes (see note 1).................... 6,740,000 2,480,000
Advances in current accounts................................             426,137
                                                             --------- ---------
                                                             6,740,000 2,906,137
                                                             ========= =========

 Non-current:

  The Board of Directors of the Company arranged for a new issuance of Corporate Notes (non convertible into shares) for a nominal value of US$60,000,000. The proceeds thereof plus Company's own funds were used to settle the outstanding debt of US$65,000,000 due on November 29, 1996.

  The net proceeds of this new issuance amounted to US$59,025,000 and were applied to the settlement of the Corporate Notes referred to in the first paragraph.

  The proceeds of the new issue were received on November 26, 1996. Capital is to be paid back in one installment in 5 (five) years and bears interest at a nominal annual rate of 12%, payable in 10 (ten) semiannual consecutive installments. As of the date of the issuance of these financial statements, the first, second, third and fourth installments were paid on May 16, 1997, November 26, 1997, May 26, 1998, and November 26, 1998, respectively, amounting to US$3,600,000 each.

  The fifth and sixth installments which became due on May 26, 1999, and November 26, 1999, respectively, have not been paid by the Company for the reasons detailed in note 1.

  The issuance of this debt has given rise to certain commitments whereby the Company is bound to maintain a debt ratio equivalent to or lower than 0.6 to 1 considering for its computation the Loans over Total Liabilities plus Shareholders' Equity ratio (0.55 as of March 31, 2000), and restrictions to the payment of dividends.

8. CLAIMS

  As of the date of the issuance of these financial statements there are certain judicial and extrajudicial claims for different amounts. The Company's management has filed the appropriate responses strongly supported by the applicable legislation. However, the Company decided to determine the amount of the provision to be US$350,181 in order to quantitatively reflect these contingencies. Furthermore, the Company's management believes that these claims will not have a significant effect on the financial and cash position of Central Termica Guemes S.A.

  On the other hand, and based on that mentioned in note 6, the Company has decided to include in the item Provisions the debt arising from the accrual of the tax on deemed minimum income during the years 1999 and 1998 and for the three-month period ended on March 31, 2000.

                          CENTRAL TERMICA GUEMES S.A.

      NOTES TO THE FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIODS ENDED
                     MARCH 31, 2000 AND 1999--(Continued)


9. CHANGE OF SHAREHOLDERS IN THE PARENT COMPANY

  On January 26, 1999 the shareholders of Powerco S.A., including Duke Guemes Inc., Iberdrola Holding & Finance B.V., Sociedad Comercial del Plata S.A., TCW Americas Development Association L.P. and The Argentine Investment Company, holding through Powerco S.A. 60% of the shares of Central Termica Guemes S.A., sold the entire shareholding to a group of the Company's management, thus giving rise to the first case of management buyout in the Argentine electric-power market.

10. EXTRAORDINARY INCOME

  It includes the expenses related to the restructuring of Company's financial debts (note 1).

                                                                      SCHEDULE 1

                          CENTRAL TERMICA GUEMES S.A.

               FINANCIAL STATEMENTS AS OF MARCH 31, 2000 AND 1999

                             (three-month periods)
                               (stated in pesos)

                         PROPERTY, PLANT AND EQUIPMENT

                                                            2000
                   ---------------------------------------------------------------------------------------
                             Original values                         Depreciation
                   ------------------------------------ ---------------------------------------
                     Balance                            Accumulated  Current Year   Accumulated
                      at the                 Balance      at the    --------------- at the end     Net
                   beginning of            at the end    beginning  Rate              of the    resulting
                     the year   Additions of the period of the year   %    Amount     period      value
                   ------------ --------- ------------- ----------- ----- --------- ----------- ----------
Land.............      801,052                 801,052                                             801,052
Buildings........   27,444,933   25,711     27,470,644   4,970,957   2.55   174,893  5,145,850  22,324,794
Turbines.........   44,585,426              44,585,426  12,679,701   5.19   469,352 13,149,053  31,436,373
Boilers..........   44,956,683              44,956,683  10,351,518   4.20   383,241 10,734,759  34,221,924
Transformers.....    6,358,163               6,358,163   1,839,262   5.33    63,582  1,902,844   4,455,319
Water treatment
 plant...........    1,180,310               1,180,310     270,316   5.33    11,802    282,118     898,192
Auxiliary
 equipment.......      381,162                 381,162     110,276   5.34     3,813    114,089     267,073
Gas plant and gas
 pipeline........    1,916,659               1,916,659     554,444   5.33    19,167    573,611   1,343,048
Tools............      350,038                 350,038     247,807  10.00     9,747    257,554      92,484
Vehicles.........      202,759   41,896        244,655     148,317  20.00     5,592    153,909      90,746
Furniture and
 fixtures........      610,043   14,401        624,444     446,567  20.00    19,976    466,543     157,901
Installations....      363,346                 363,346     283,003  20.00    11,031    294,034      69,312
                   -----------   ------    -----------  ----------        --------- ----------  ----------
 TOTAL...........  129,150,574   82,008    129,232,582  31,902,168        1,172,196 33,074,364  96,158,218
                   ===========   ======    ===========  ==========        ========= ==========  ==========
                                    1999
                   ---------------------------------------
                       Net
                    resulting
                      value
                   -----------
Land.............      785,000
Buildings........   22,868,860
Turbines.........   33,449,948
Boilers..........   35,780,037
Transformers.....    4,709,647
Water treatment
 plant...........      945,400
Auxiliary
 equipment.......      282,325
Gas plant and gas
 pipeline........    1,419,716
Tools............      131,265
Vehicles.........       48,382
Furniture and
 fixtures........      212,011
Installations....      117,162
                   -----------
 TOTAL...........  100,644,753
                   ===========

                                                                     SCHEDULE II

                          CENTRAL TERMICA GUEMES S.A.

               FINANCIAL STATEMENTS AS OF MARCH 31, 2000 AND 1999
                             (three-month periods)
                               (stated in pesos)

                               INTANGIBLE ASSETS

                                                                 2000                                            1999
                         ------------------------------------------------------------------------------------- ---------
                                   Original Values                         Amortization
                         ------------------------------------ --------------------------------------
                                                              Accumulated
                           Balance                              at the                   Accumulated
                            at the                 Balance     beginning   Current Year  at the end     Net       Net
                         beginning of            at the end     of the    --------------   of the    resulting resulting
          Item             the year   Additions of the period   period    Rate % Amount    period      value     value
          ----           ------------ --------- ------------- ----------- ------ ------- ----------- --------- ---------
Software................     63,135     2,520        65,655       29,437    33     5,332     34,769     30,886    23,068
Programmed maintenance
 expenses...............  3,641,488               3,641,488    2,745,980    17   100,914  2,846,894    794,594 1,266,872
Corporate Notes
 Issue(1)...............  1,535,675               1,535,675      944,738    20    76,785  1,021,523    514,152   821,292
Rationalization of
 operating costs........    309,002                 309,002      309,002    20              309,002               32,037
                          ---------     -----     ---------    ---------         -------  ---------  --------- ---------
 Total..................  5,549,300     2,520     5,551,820    4,029,157         183,031  4,212,188  1,339,632 2,143,269
                          =========     =====     =========    =========         =======  =========  ========= =========

--------
(1) It includes expenses incurred for the U$S 60,000,000 Corporate Notes issue maturing in November, 2001.

                                                                    SCHEDULE III

                          CENTRAL TERMICA GUEMES S.A.

               FINANCIAL STATEMENTS AS OF MARCH 31, 2000 AND 1999

                             (three-month periods)
                               (stated in pesos)

                             ALLOWANCES--PROVISIONS

                                            2000                            1999
                         ---------------------------------------------- -------------
                          Balance
                          at the
                         beginning                           Balance       Balance
                          of the                           at the end    at the end
         Items             year    Increases   Decreases  of the period of the period
         -----           --------- ---------   ---------  ------------- -------------
Deducted from assets
  Allowance for bad
   debts................   320,000                            320,000      100,000
                         ---------  -------    --------     ---------      -------
    TOTAL...............   320,000                            320,000      100,000
                         =========  =======    ========     =========      =======
Included in liabilities
  Provision for
   contingencies........ 2,136,252  300,000                 2,436,252
  Provision for
   severance payments...   305,792  150,000    (105,611)      350,181      317,404
                         ---------  -------    --------     ---------      -------
    TOTAL............... 2,442,044  450,000(1) (105,611)    2,786,433      317,404
                         =========  =======    ========     =========      =======

--------
(1) Charged to Other income and expense.

                                                                     SCHEDULE IV

                          CENTRAL TERMICA GUEMES S.A.

               FINANCIAL STATEMENTS AS OF MARCH 31, 2000 AND 1999
                             (three-month periods)

              FOREIGN CURRENCY DENOMINATED ASSETS AND LIABILITIES

                                          2000                              1999
                         -------------------------------------- -----------------------------
                                                    Amount in                     Amount in
                                                    Argentine                     Argentine
                                                   currency and                  currency and
                         Foreign currency            recorded   Foreign currency   recorded
                         ---------------- Exchange    amount    ----------------    amount
          Item           Class   Amount    rate $   (in pesos)  Class   Amount    (in pesos)
          ----           ----- ---------- -------- ------------ ----- ---------- ------------
         ASSETS
CURRENT ASSETS
Cash and banks..........  U$S       9,282   1.00         9,282   U$S       1,915       1,915
Accounts receivable.....  U$S   8,503,812   1.00     8,503,812   U$S   9,748,105   9,748,105
Other receivables.......  U$S   1,881,747   1.00     1,881,747
                                                    ----------                    ----------
    Total Current
     Assets.............                            10,394,841                     9,750,020
                                                    ----------                    ----------
    TOTAL ASSETS........                            10,394,841                     9,750,020
                                                    ==========                    ==========
      LIABILITIES
CURRENT LIABILITIES
Accounts payable
  Suppliers.............  U$S   2,155,140   1.00     2,155,140   U$S   3,999,311   3,999,311
Loans...................
  Corporate Notes.......  U$S   6,740,000   1.00     6,740,000   U$S   2,480,000   2,480,000
                                                    ----------                    ----------
    Total Current
     Liabilities........                             8,895,140                     6,479,311
                                                    ----------                    ----------
NON-CURRENT LIABILITIES
Loans...................
  Corporate Notes.......  U$S  60,000,000   1.00    60,000,000   U$S  60,000,000  60,000,000
                                                    ----------                    ----------
    Total Non-Current
     Liabilities........                            60,000,000                    60,000,000
                                                    ----------                    ----------
    TOTAL LIABILITIES...                            68,895,140                    66,479,311
                                                    ==========                    ==========

                                                                      SCHEDULE V

                          CENTRAL TERMICA GUEMES S.A.

        INFORMATION REQUIRED BY ART. 64 Sec. b) OF LAW N(degrees) 19.550
           FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2000 AND 1999

                                                    2000                               1999
                          --------------------------------------------------------- ----------
                           Cost of  Transmission Administrative Financial
                            sales     expenses      expenses    expenses    Total     Total
         Items            --------- ------------ -------------- --------- --------- ----------
                                                   (stated in pesos)
Fees....................     96,534                  51,191                 147,725    201,547
Salaries and wages......    828,328   122,372       161,432               1,112,132    737,780
Social security
 charges................    109,885    18,835        27,839                 156,559    112,440
Fuel....................  4,977,050                                       4,977,050  6,507,130
Supplies and materials..    222,175                                         222,175    134,068
Services contracted.....    151,799                 178,735                 330,534    253,860
Communications..........                             59,957                  59,957     38,566
Office expenses.........               10,422        48,328                  58,750     25,684
Depreciation of fixed
 assets.................  1,147,740                  24,456               1,172,196  1,249,900
Amortization of
 intangible assets......    183,031                                         183,031    247,410
Insurance policies......     63,394                                          63,394     66,696
Interest and exchange
 differences............                                                             2,085,132
Commissions and bank
 charges................                                           23,961    23,961     14,687
Taxes and duties........      1,057    22,305            51                  23,413      5,603
Miscellaneous...........               40,708        32,626                  73,334    129,466
                          ---------   -------       -------     --------- --------- ----------
  TOTAL 2000............  7,780,993   214,642       584,615        23,961 8,604,211
                          =========   =======       =======     ========= =========
  TOTAL 1999............  9,110,565   101,367       498,222     2,099,819           11,809,973
                          =========   =======       =======     =========           ==========

                               AUDITORS' REPORT

                               (Limited review)

To the President and Directors of
Central Termica Guemes S.A.

1. Identification of the financial statements subject to our review

  We have performed a limited review of the balance sheets of Central Termica Guemes S.A. as of March 31, 2000 and 1999, the related statements of income, of changes in shareholders' equity and of changes in cash, including notes 1 to 10 thereto and supplemental schedules I to V, for the three-month periods then ended.

  These financial statements are the responsibility of the Company's management. Our responsibility is to issue our report thereon based on our limited review.

2. Scope of our review

  Our review was restricted to the application of the procedures for the limited reviews of financial statements for interim periods established by Technical Resolution No. 7 of the Argentine Federation of Professional Councils in Economic Sciences. A limited review consists basically in applying analytical procedures on the accounting information included in the financial statements and making enquiries to the personnel of the Company responsible for accounting and financial issues. The scope of this review is not as broad as that of an audit, the object of which is to express and opinion on the financial statements taken as a whole. Therefore, we do not express an opinion.

3. Prior clarifications

  As mentioned in note 1, and as a consequence of a series of events, the Board of Directors of Central Termica Guemes S.A. decided on March 29, 1999, to commence a restructuring process of Company's financial debts, and on May 14, 1999, to postpone interest payments of the Corporate Notes maturing on May 26, 1999. On October 29, 1999, the Board of Directors of the Company decided to reject the last proposal of financial restructuring submitted by the Notes Holders Committee as it included very heavy commitments and obligations for the Company and its shareholders.

  Consequently, the Board of Directors of the Company resolved on November 2, 1999, to file a petition for "a scheme of arrangement prior to the adjudication in bankruptcy" (a process separate from that of bankruptcy aimed at the satisfaction of creditors and at the avoidance of the adjudication in bankruptcy). This decision was later ratified by the Special Meeting of Shareholders held on November 30, 1999. Said petition was filed with the corresponding authorities on November 3, 1999, suspending the accrual and recording of interest as from that date, in accordance with the Bankruptcy Law No. 24.522. The "scheme of arrangement" is at the proof of claims legal stage.

  Actually, the Company continues to carry out its electric power production and marketing activities and the Board of Directors is committed to the preparation of a proposal to be submitted to the Company's creditors whose claims are allowed, that allows the payment of Company's debts and guarantees the continuity of the Company as a going concern.

  The probable adjustments that may result from the "scheme of arrangement" cannot be objectively determined as of the date of the issuance of these financial statements. Therefore, the Board of Directors of the Company has decided to the maintain the valuation and exposure criteria that imply the continuance of the business. If this were not the case, significant adjustments could be necessary in relation to the valuation and exposure of the recoverable values of assets, as well as the acceptance of the obligations that would result from the hypothetical discontinuance of the business.

4. Limited review report

  Based on the procedures applied as described in section 2, we are able to report that:

    a) the financial statements as of March 31, 2000 and 1999, take into account all the events and circumstances we are aware of; and

    b) we have no observations to raise with respect to such financial statements other than those mentioned in section 3.

5. Special information required by current legal regulations

  (for the three-month period ended March 31, 2000)

    a) The financial statements referred to in section 1 are shown in accordance with the provisions of Law No. 19.550 and those of General Resolution No. 290 of the National Securities Commission.

    b) The amounts of the financial statements agree with the accounting records of the Company which are in the process of being transcribed to the Company's legal books of account.

    c) The financial statements mentioned in section 1 have been transcribed to the Inventories and Financial Statements Book.

    d) As part of our limited review, the scope of which is mentioned in section 2, we have examined the Informative Summary prepared by the Board of Directors as required by the National Securities Commission. With respect to such informative summary, we have no observations to raise as to matters within our professional competence.

    e) According to the accounting records, liabilities accrued in favor of the Retirement and Pension Plan System as of March 31, 2000, amount to US$44,163.62, of which US$16,409.79 are due as of that date.

Buenos Aires, April 28, 2000
DELOITTE & CO. S.R.L.

                          STATUTORY AUDITORS' REPORT

To the shareholders of Central Termica Guemes S.A.

  In our capacity as statutory auditors, we have examined the documents detailed in chapter I, prepared in accordance with the provisions of General Resolution No. 290 of the National Securities Commission, to comply with the provisions of article 294 of Law 19.550. These documents are the responsibility of the Company's management.

I. IDENTIFICATION OF THE DOCUMENTS EXAMINED

  a) Balance sheet as of March 31, 2000.

  b) Statement of income for the three-month period ended March 31, 2000.

  c) Statement of changes in shareholders' equity for the three-month period ended March 31, 2000.

  d) Statement of changes in cash and cash equivalents for the three-month period ended March 31, 2000.

  e) Notes 1 to 10 and supplemental schedules I to V to the financial statements as of March 31, 2000.

  f) Informative summary required by the National Securities Commission for the three-month period ended March 31, 2000.

II. SCOPE OF OUR WORK

  We have performed our examination in accordance with the current regulations which require that the documents detailed in items a) to e) of chapter I above, be examined in accordance with auditing standards generally accepted in Argentina for interim periods and that the statutory auditors examine as well the consistency of the documents subject to their review with the information regarding management decisions shown by the minutes and whether such decisions comply with the law and the Company's by-laws as to their formal and documentary aspects.

  In conducting our review of the documents detailed in chapter I, we have examined the work performed by the external auditor, Deloitte & Co. S.R.L., who issued its report dated April 28, 2000, in accordance with auditing standards generally accepted in Argentina for the limited review of financial statements for interim periods. Our review included the work planning, nature, scope and occasion of the review procedures applied, and the conclusions of the limited review performed by said independent auditor. A limited review consists basically in applying analytical procedures on the accounting information included in the financial statements and making enquiries to the personnel of the Company responsible for accounting and financial issues. The scope of this review is not as broad as that of an audit, the object of which is to express and opinion on the financial statements taken as a whole. Therefore, we do not express an opinion. Provided that it is not our responsibility to control Company's management, our review did not include the criteria applied nor the decisions made by the different areas of the Company which are the responsibility of the Company's management.

III. PRIOR CLARIFICATIONS

  As mentioned in note 1, and as a consequence of a series of events the Board of Directors of Central Termica Guemes S.A. decided on March 29, 1999, to commence a restructuring process of Company's financial debts, and on May 14, 1999, to postpone interest payments of the Corporate Notes maturing on May 26, 1999.

  On October 29, 1999, the Board of Directors of the Company decided to reject the last proposal of financial restructuring submitted by the Notes Holders Committee as it included very heavy commitments and obligations for the Company and its shareholders.

  Consequently, the Board of Directors of the Company resolved on November 2, 1999, to file a petition for "a scheme of arrangement prior to the adjudication in bankruptcy" (a process separate from that of bankruptcy aimed at the satisfaction of creditors and at the avoidance of the adjudication in bankruptcy). This decision was later ratified by the Special Meeting of Shareholders held on November 30, 1999. Said petition was filed with the corresponding authorities on November 3, 1999, suspending the accrual and recording of interest of debts as from that date, in accordance with the Bankruptcy Law No. 24.522. The "scheme of arrangement" is at the proof of claims legal stage.

  At present, the Company continues to carry out its electric power production and marketing activities and the Board of Directors is committed to the preparation of a proposal to be submitted to the Company's creditors whose claims are allowed, that allows the payment of Company's debts and guarantees the continuity of the Company as a going concern.

  The probable adjustments that may result from the "scheme of arrangement" cannot be objectively determined as of the date of the issuance of these financial statements. Therefore, the Board of Directors of the Company has decided to the maintain the valuation and exposure criteria that imply the continuance of the business. If this were not the case, significant adjustments could be necessary in relation to the valuation and exposure of the recoverable values of assets, as well as the acceptance of the obligations that would result from the hypothetical discontinuance of the business.

IV. OPINION

  Based on our review, as described in chapter II, we are able to report that:

    a) the financial statements as of March 31, 2000, take into account all the events and circumstances we are aware of;

    b) we have not other observations to raise with respect to such financial statements other than those mentioned in chapter III; and

    c) The Informative Summary required by General Resolution No. 290/97 of the National Securities Commission for the three-month period ended March 31, 2000, includes the information required by item 6--Appendix I of Book VII of General Resolution No. 290 of the National Securities Commission. The affirmations regarding the economic framework in which the Company carried out its activities, the company's management, and future events included in the above-mentioned document are the responsibility of the Company's Management. Furthermore, the amounts included in said document, as to matters within our professional competence, agree with the accounting records of the Company and with other pertinent documentation.

Buenos Aires,
April 28, 2000

                                    ANNEX A

          PRINCIPAL DIFFERENCES BETWEEN ARGENTINE GAAP AND U.S. GAAP

  There are certain differences between Argentine GAAP and U.S. GAAP. Argentine GAAP are stated more generally than U.S. GAAP and the body of pronouncements in which Argentine GAAP are set forth is considerably smaller than those of U.S. GAAP. In addition, unlike U.S. GAAP, under Argentine GAAP there are no specific pronouncements for certain matters such as business combinations, translations of foreign currency, accounting and reporting for oil and gas producing activities, research and development costs, leases, accounting for futures contracts, post-retirement benefits, impairment of long lived assets, accounting for certain equity and debt securities and accounting for income taxes. Whenever any issue under any of these topics arises under Argentine GAAP, the most usual practice is to deduce an appropriate solution from the body of general pronouncements. In certain cases, relevant U.S. GAAP are referred for guidance.

  The following summary of certain of the differences between Argentine GAAP and U.S. GAAP does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the respective pronouncements of the Argentine and United States accounting professions.

Basis of Accounting; Adjustment for Inflation

  Under U.S. GAAP, financial statements are prepared on the basis of historical cost. Exceptions are made to this general rule when the historical cost of an asset is impaired and market value is, therefore, lower. Under U.S. GAAP, therefore, changes in the value of assets being held are generally only recognized when there is a loss. Gains from holding assets are generally postponed until they are realized. This is in contrast to Argentine GAAP.

  Under Argentine GAAP, through August 31, 1995, financial statements were required to be restated to account for the effect of inflation in accordance with certain specified rules. Although monetary items were maintained at their nominal values as of the ending date of the fiscal period for which financial statements were prepared, non-monetary assets were adjusted by the variation of the wholesale price index between the acquisition date and ending date of the fiscal period or were stated at replacement cost values. Holding gains or losses related to marketable investments and inventories and arising as a result of inflation were computed for the period and were accordingly credited or charged to income. See "--Price Level Restatement" below. Since August 31, 1995, both monetary items and non-monetary assets have been maintained at their nominal values as of the ending date of the fiscal period for which financial statements are being prepared.

Income Tax

  The recording of inter-period allocations due to temporary differences is not a common practice among Argentine corporations. In Argentina, income tax is usually charged without considering the effect of such differences and the charge represents the estimated amount payable for the period.

Fixed Assets

  The most common method used for reporting the value of fixed assets under Argentine GAAP is historical cost less accumulated depreciation. Through August 31, 1995, fixed assets were commonly restated for inflation using the wholesale price index. As an alternative, fixed assets can be stated at values resulting from a technical appraisal made by independent qualified professionals; the difference between the appraised value and restated residual cost must be included under a special reserve in stockholders' equity. In all cases, ending balances may not exceed the higher of market value or recoverable value through future operations. The Company's financial statements have been prepared on a historical cost basis. The priced levels of the Company's assets have been restated as of August 31, 1995. See "--Price Level Restatement" below.

Inventories

  Under Argentine GAAP, inventories can be valued at replacement cost, or as an alternative, at the last restated purchase or production cost. First in-first out (FIFO), last in-first out (LIFO), weighted average or specific identification methods are all allowed under Argentine GAAP. Methods of adjusting for inflation are described above under "--Basis of Accounting; Adjustment for Inflation." In all cases, ending balances may not exceed net realizable value.

Dividends

  Under Argentine law, dividends may only be declared upon a positive balance of retained earnings reflected in statutory financial statements.

Price Level Restatement

  In accordance with Decree No. 316/95, all regulatory authorities, including the Inspeccion General de Justicia (for most private companies) and the CNV (for most public companies) have issued regulations not allowing the accounting recognition of the effect of the variations in the WPI as from September 1, 1995. Effective March 29, 1996, the Argentine Federation of Professional Councils of Economic Sciences does not require an auditor to qualify its report due to the lack of accounting for inflation as long as the variation of the WPI does not exceed an annual rate of 8.0%.

                                    ANNEX B

                                   GLOSSARY

Capacity...................  An electric system must have sufficient capacity to meet peak hour demand plus a reserve
                             requirement for unplanned outages. Some of the installed capacity is idle during periods when there is lower demand for energy output and during those periods some of the potential output is not generated. Capacity is generally measured in megawatts.

Capacity Factor............  The annual capacity factor is defined as the annual kilowatt hour sales divided by the product of the total hours in a year and the rated capacity of the utility in kilowatts.

Current....................  The flow of electrons in a conductor. If the electrons possess energy, then this energy can be given up in the form of heat or electromagnetic force which can cause mechanical motion.

Demand.....................  For an integrated electric system, the amount of power demanded by consumers of energy at any point in time, including transmission and distribution losses.

Dispatch...................  The schedule of production for all of the generating units on a power system, generally varying from moment to moment to match production with power demanded. As a verb, to dispatch a plant means to direct the plant to run. To dispatch a system means to determine the operating directions for all of the plants on the system. Generally, dispatching is done to minimize the incremental cost of the next required units of energy, although there are some deviations from this general standard because of operational, transmission or other limitations.

Distribution...............  The part of the electric power system that takes power in bulk from a power sub-station to customer switches. It includes distribution sub-stations, circuits that extend from distribution sub-stations to every customer location, distribution transformers and metering equipment.

Energy.....................  The capacity to do work. The basic unit of energy is the Joule, which is defined in the
                             International System as a force of one newton acting through a distance of one meter.

Generation.................  Electricity in the large quantities required to supply electric power systems is produced in generating stations, or power plants. Such generation of electricity is achieved by converting the heat of fuel (coal, gas or uranium) or the hydraulic energy of water into electric energy. A generating station or facility may consist of several independent generating units.

GW.........................  Gigawatt. One gigawatt equals 1 billion watts, 1 million kilowatts or 1 thousand megawatts.

GWh........................
                             Gigawatt-hour-One million kilowatt-hours. GWh is used to measure the annual energy output from large power generators.

kVV........................
                             Kilovolt-One thousand volts.

kW.........................  Kilowatt-One thousand watts.

kWh........................  Kilowatt-hour.

Load Factor................  The ratio of the average load in kilowatts supplied during a designated period to the peak or maximum load in kilowatts occurring in that period. Load factor, in percent, also may be derived by multiplying the Kilowatt-hours in the period by 100 and dividing the product of the maximum demand in kilowatts and the number of hours in the period.

Low Demand Hours...........  The time of the day when system demand is below its maximum level.

m/3...................../..  One cubic meter.

Marginal Cost..............  For the purposes of discussing the Argentine electric system, it is the cost of the unit generating at any point in time in order to meet the then-current demand.

MVA........................  Larger transformers are normally categorized in terms of megavolt-amperes, where 1 MVA is 1,000,000 voltamperes. The capability of electrical equipment can be expressed by reference to its ability to handle given quantities of current at specified voltages.

MW.........................  Megawatt, or one million watts.

MWh........................  Megawatt-hour, or one thousand kilowatt-hours.

Peak Hours.................  The time of the day when an electric system experiences its maximum demand.

Power......................  The time rate of transferring energy. In the same sense that speed is the time rate of motion of a body at a point in time, power is the rate of energy flow or consumption at a point in time and is expressed in terms of a specific number of kW or MW.

Reserve....................  The generating capacity of a generating set that is realizable at a short notice to meet increased demand or losses of generation that are not planned.

SI.........................  The International System of Units measures physical quantities such as weight, time, distance and energy in standard metric units.

Sub-Station................  An assembly of equipment through which electric energy delivered by transmission circuits is passed in order to convert it to voltages more suitable for use by ultimate consumers.

Sub-Transmission...........  A functional classification relating to that portion of power plants used for the purpose of distributing electric energy in bulk from convenient points to the transmission system and certain cases to ultimate consumers.

Tariff Structure...........  A document filed with the regulatory authority(s)
                             specifying lawful rates, rules and conditions under which the facility provides service to the public.

Thermal....................
                             A type of electric generating facility in which the source of energy for the motive power is heat.

Transformer................  An electromagnetic device for changing the voltage level of alternating-current electricity.

Transmission Capacity......  The maximum amount of power that a transmission line can safely transmit, usually expressed in MW. A high voltage line generally has a higher capacity than a lower voltage line. Transmission lines are limited by several factors, including heating of the conductors from current flow, which causes the conductors to sag toward the ground.

Transmission Line..........
                             An electrical connection between two points on a power system for the purpose of transferring high voltage electrical energy between the points. Generally, a transmission line consists of large wires, or conductors, held aloft by towers.

Transmission Losses........  Energy that appears as heat in the transmission line conductors, which is therefore unavailable for sale.

Voltage....................
                             The energy level of the electrons flowing in an electric current. A high voltage line carries electrons that are at a high energy level. A high voltage line with a current flowing in it transmits more power than a low voltage line with the same current flowing in it. The symbol for the Volt is "V."

Watt.......................  The unit of power in the SI, which is equal to one Joule/second. The symbol for the Watt is "W".

Watt-hour..................
                             The total amount of energy used in one hour by a device that requires one watt of power for continuous operation. Electric energy is commonly sold by the Kilowatt-hour.

                                    ANNEX C

                       PROJECTIONS OF FINANCIAL RESULTS

  The tables set forth below contain forecast results prepared by the Company for the 10 year period ended July 2010 assuming the Plan is approved and based on certain other assumptions as described herein (the "Forecast").

  The inclusion of the Forecast herein should not be regarded as a representation by the Company or any other person that the Forecast will be achieved. In particular, the Forecast assumes, based on projections prepared by CAMMESSA, that electricity prices will increase. The price of electricity is highly volatile and no assurances can be given that such prices will be achieved. Accordingly, actual results may vary materially from the Forecast.

  The Forecast is based upon a number of estimates and assumptions that while presented with numerical specificity and considered reasonable by the Company, are inherently subject to significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of the Company. The assumptions described herein are those that the Company believes are significant to the Forecast and reflect the Company's judgment as of the date hereof. The Forecast is necessarily speculative in nature, and it is usually the case that one or more of the assumptions do not materialize. Not all assumptions used in the preparation of the Forecast have been set forth herein.

  The Forecast has been prepared for purposes of illustrating the results which could be achieved in the 10 year period ended December 31, 2009 (the "Forecast Period") on the principal assumptions that (1) the Plan will be approved in 2000 and (2) electricity prices will increase. The Forecast has been prepared on the assumption, as described below, that no external factors will adversely affect the Company or its business.

  The actual results achieved during the Forecast Period will vary from those set forth in the Forecast, and those variations may be material. As disclosed elsewhere in this Consent Solicitation and Information Memorandum under "Risk Factors," the business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in the Forecast. Many of the factors disclosed under the "Risk Factors" in this Consent Solicitation and Information Memorandum could cause actual results to differ materially from those expressed in the Forecast. The complexity of the Argentine wholesale electric power market makes it improbable that all the variables affecting the financial results of the Company will converge in the way that the Company has projected. These complexities, including the commencement of generation by the Yacireta power plant, the growing demand in Brazil, and the regulatory changes proposed by the Argentine Government, will influence the future development of the Company's financial results. The Forecast does not include the potentially positive effect of the construction of a new transmission line to Brazil, nor the repowering of the Company's equipment to incorporate combined cycle technology. The Forecast assumes the successful implementation of the Company's business strategy. No assurance can be given that the Company's strategy will be effective, or that benefits from the Company's strategy will be realized during the Forecast Period, if ever.

  The Forecast should be read together with the other information contained in the Consent Solicitation and Information Memorandum.

                    INDEPENDENT ACCOUNTANTS' SPECIAL REPORT
                      ON PROJECTED FINANCIAL INFORMATION

                          Buenos Aires, July 10, 2000

To the President and Directors of
Central Termica Guemes S.A.

1. Identification of the information subject to our review.

  (a) Appendix I "Balance Sheet as of December 31, 1999 and Projected Balance Sheets for the years to be ended December 31, 2000 to 2009" with their basis of preparation which include the hypothesis used and estimates made for the projections, which were defined by the management and approved by the Board of Directors of Central Termica Guemes S.A.

  (b) Appendix II "Statement of Income for the year ended December 31, 1999 and Projected Statements of Income for the years to be ended on December 31, 2000 to 2009" with their basis of preparation which include the hypothesis used and estimates made for the projections, which were defined by the management and approved by the Board of Directors of Central Termica Guemes S.A.

  (c) Appendix III "Statement of Cash Flows for the year ended December 31, 1999 and Projected Statements of Cash Flows for the years to be ended December 31, 2001 to 2009" with their basis of preparation which include the hypothesis used and estimates made for the projections, which were defined by the Management and approved by the Board of Directors of Central Termica Guemes S.A.

2. Scope of our review.

  Our review was limited to the application of certain procedures established in Technical Resolution No. 7 of the Argentine Federation of Professional Councils in Economic Sciences, which we considered necessary to issue this special report, such as the following:

  . To verify that the figures corresponding to the year ended December 31, 1999, agree with the entries in the Company's legal books of accounts.

  . To verify, on a selective basis, the data compilation.

  . To review, on a selective basis, that the projections made by the management and approved by the Board of Directors of the Company, agree with their basis of preparation.

  . To make inquiries to and discuss with management the projections made in accordance with the basis of preparation.

  . To review, on a selective basis, the arithmetical calculations made.

3. Prior clarifications.

  (a) The projected balance sheets, statements of income and of cash flows, mentioned in section 1 above, have been prepared in accordance with the hypothesis and estimates referred to in the basis of preparation, which reflect the projected business strategy of the management and Board of Directors of Central Termica Guemes S.A. The confirmation of said information depends mainly on the occurrence of the projected future events. Furthermore, other events and circumstances not considered in the hypothesis and estimates may occur and significantly affect the projected financial statements detailed in section 1 above.

  (b) It is not the purpose of our review to issue an opinion on the reasonableness of the projected hypothesis and estimates, as they depend on future events which may or may not occur.

4. Independent Accountants' report.

  Considering the clarifications of the preceding section, we do not express an opinion on the reasonableness of the projected financial statements referred to in section 1 above, prepared by the management and approved by the Board of Directors of Central Termica Guemes S.A.

  However, based on the procedures applied, with the scope mentioned in section 2 above, we are able to report that:

  . The figures included in the financial statements for the financial year ended December 31, 1999, detailed in section 1 above, agree with the accounting records of Central Termica Guemes S.A.

  . The projected financial statements detailed in section 1 above have been prepared considering the hypothesis and estimates described in their basis of preparation.

DELOITTE & CO. S.R.L.

                                                                      Appendix I
                                                                      to Annex C

                          CENTRAL TERMICA GUEMES S.A.
   BALANCE SHEET AS OF DECEMBER 31, 1999 AND PROJECTED BALANCE SHEETS FOR THE
                  YEARS TO BE ENDED DECEMBER 31, 2000 TO 2009
                    (in thousands of United States dollars)

                        1999     2000     2001     2002     2003     2004     2005     2006     2007     2008     2009
                      --------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
ASSETS
 CURRENT ASSETS
   Cash..............    9,704      324       35      429    2,150    3,406    4,546    4,137    5,330    5,962    5,878
   Accounts
   Receivable........    7,764    6,002    7,777    7,790    8,696    8,270    8,425    8,299    8,580    8,529    8,454
   Supplies and
   Materials.........    1,891    1,831    1,835    1,827    1,833    1,824    1,849    1,830    1,845    1,830    1,821
   Other
   Receivables.......    1,036      503      503      493      483      473      463      453      443      433      423
                      --------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
     TOTAL CURRENT
     ASSETS..........   20,395    8,660   10,150   10,540   13,162   13,972   15,282   14,718   16,197   16,754   16,575
                      --------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
 NON CURRENT ASSETS
   Assets of
   Privatization.....  126,843  126,843  126,843  126,843  126,843  126,843  126,843  126,843  126,843  126,843  126,843
   Fixed Assets......    2,278    7,558    7,794    8,065    8,345    8,641    8,972    9,203    9,483    9,764   10,045
   Less: Accumulated
   Depreciation......  (31,872) (36,543) (41,490) (46,390) (51,418) (56,454) (61,514) (66,339) (71,534) (76,644) (81,756)
   Other Assets......    1,908    1,599    1,599    1,599       63       63       63       63       63       63       63
   Programmed
   Maintenance
   Expenses..........    3,641    4,079    6,028    5,795    5,795    5,795    4,607    5,957    5,957    7,057    8,157
   Less: Accumulated
   Amortization......   (4,029)  (3,502)  (4,609)  (4,444)  (3,669)  (4,430)  (3,805)  (4,593)  (5,381)  (6,352)  (7,507)
                      --------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
     TOTAL NON
     CURRENT ASSETS..   98,769  100,034   96,165   91,467   85,959   80,457   75,165   71,133   65,431   60,730   55,844
                      --------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
     TOTAL ASSETS....  119,164  108,694  106,314  102,007   99,121   94,429   90,447   85,852   81,628   77,484   72,419
                      ========  =======  =======  =======  =======  =======  =======  =======  =======  =======  =======
LIABILITIES.......... 1,520.14
 CURRENT LIABILITIES
   Accounts Payable..      530      464      597      602      663      677      692      658      684      669      735
   Payroll and Social
   Security Charges..    5,181    6,632    6,512    6,208    5,934    5,596    5,277    4,948    4,635    4,311    3,908
   Other
   Liabilities.......       24       24        9        9        9        9        9        9        9        9        9
   Accruals..........      740      740      740      740      740      740      740      740      740      740      740
                      --------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
     TOTAL CURRENT
     LIABILITIES.....    6,476    7,860    7,859    7,559    7,347    7,021    6,719    6,355    6,069    5,729    5,393
                      --------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
 NON CURRENT
 LIABILITIES
   Loans.............   66,740   54,000   54,000   54,000   54,000   54,000   54,000   54,000   54,000   54,000   54,000
   Bank Revolver.....        0        0        0        0        0        0        0        0        0        0        0
   Restructuration
   Balance...........                 0        0        0        0        0        0        0        0        0        0
                      --------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
     TOTAL NON
     CURRENT
     LIABILITIES.....   66,740   54,000   54,000   54,000   54,000   54,000   54,000   54,000   54,000   54,000   54,000
                      --------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
     TOTAL
     LIABILITIES.....   73,216   61,860   61,859   61,559   61,347   61,021   60,719   60,355   60,069   59,729   59,393
                      ========  =======  =======  =======  =======  =======  =======  =======  =======  =======  =======
SHAREHOLDERS EQUITY
 Capital Stock.......   68,247   68,247   68,247   68,247   68,247   68,247   68,247   68,247   68,247   68,247   68,247
 Retained Earnings
   Beginning
   Balance...........  (11,481) (15,559) (21,413) (23,791) (27,799) (30,472) (34,839) (38,519) (42,750) (46,689) (50,492)
   Profit (Loss).....        0   (5,854)  (2,378)  (4,008)  (2,673)  (4,367)  (3,680)  (4,232)  (3,938)  (3,803)  (4,729)
   Ending Balance....  (10,817) (21,413) (23,791) (27,799) (30,472) (34,839) (38,519) (42,750) (46,689) (50,492) (55,221)
 Dividends...........
                      --------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
     TOTAL
     SHAREHOLDERS
     EQUITY..........   45,948   46,834   44,456   40,448   37,775   33,408   29,728   25,497   21,558   17,755   13,026
                      --------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
     TOTAL...........  119,164  108,694  106,314  102,007   99,121   94,429   90,447   85,852   81,628   77,484   72,419
                      ========  =======  =======  =======  =======  =======  =======  =======  =======  =======  =======

                                                          Appendix II to Annex C

                          CENTRAL TERMICA GUEMES S.A.

    STATEMENTS OF INCOME FOR THE YEAR ENDED DECEMBER 31, 1999 AND PROJECTED STATEMENTS OF INCOME FOR THE YEARS TO BE ENDED DECEMBER 31, 2000 TO 2009
                    (in thousands of United States dollars)

                          1999     2000    2001    2002    2003    2004    2005    2006    2007    2008    2009
                         -------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Revenues
  Total Operating
  Revenues..............  84,035  82,945  84,843  84,984  94,869  90,214  91,913  90,533  93,597  93,046  92,223
    Average Sales
    Price...............   24.59   25.29   24.15   24.33   26.77   25.60   26.05   26.64   26.24   26.44   26.42
  Less: Energy
  Purchases.............  41,878  41,863  40,102  40,997  46,212  43,526  44,696  45,288  45,248  45,644  45,218
                         -------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Net Revenues............  42,157  41,082  44,741  43,987  48,657  46,688  47,217  45,245  48,349  47,402  47,005
  Average Sales Price...   24.59   25.50   24.20   24.14   25.97   25.07   25.42   25.17   25.48   25.81   25.80
Operating Expenses
  Fuel..................  24,563  20,884  23,009  22,835  25,205  26,046  26,118  24,511  26,737  25,955  26,535
  Salaries..............   4,109   5,267   5,244   5,244   5,267   5,244   5,244   5,244   5,267   5,244   5,267
  Operating Expenses....   4,269   3,988   3,752   3,735   4,233   4,163   4,193   3,906   3,978   3,822   3,751
  Transmission Costs....   5,509   6,186   6,300   6,300   6,300   4,896   5,040   5,736   5,940   5,940   5,940
  Taxes.................     196     180     180     180     180     180     180     180     180     180     180
                         -------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Total Operating
Expenses................  38,646  36,506  38,485  38,294  41,185  40,529  40,775  39,578  42,103  41,142  41,673
                         -------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Operating Net Income....   3,510   4,576   6,256   5,693   7,472   6,158   6,441   5,667   6,246   6,260   5,332
  Depreciations.........   4,844   4,672   4,947   4,900   5,028   5,036   5,060   4,824   5,196   5,110   5,112
  Amortizations.........     892     941   1,107   1,068     761     761     563     788     788     971   1,155
  5% Notes Interest
  Expenses..............   6,082     (87)  1,370   1,705   2,447   2,922   2,815   2,719   2,753   2,652   2,598
  Extraordinary Loss....   1,460   3,706       0       0       0       0       0       0       0       0       0
                         -------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Income (Loss) Before
Taxes...................  (9,767) (4,654) (1,168) (1,980)   (764) (2,561) (1,997) (2,664) (2,490) (2,473) (3,533)
Assets Tax..............   1,050   1,200   1,210   2,027   1,909   1,806   1,683   1,568   1,448   1,331   1,196
                         -------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Net Income (Loss)....... (10,817) (5,854) (2,378) (4,008) (2,673) (4,367) (3,680) (4,232) (3,938) (3,803) (4,729)
                         =======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

                                                                    Appendix III
                                                                      to Annex C

                          CENTRAL TERMICA GUEMES S.A.
       STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 1999 AND PROJECTED FINANCIAL STATEMENTS OF CASH FLOWS FOR THE YEARS TO BE ENDED DECEMBER
                                31, 2000 TO 2009
                    (in thousands of United States dollars)

                          1999     2000     2001    2002    2003    2004    2005    2006    2007    2008    2009
                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Operating Cash Flow
  Net Income (Loss)..... (10,817)  (5,854) (2,378) (4,008) (2,673) (4,367) (3,680) (4,232) (3,938) (3,803) (4,729)
  Depreciations.........   4,844    4,672   4,947   4,900   5,028   5,036   5,060   4,824   5,196   5,110   5,112
  Amortizations.........     892      941   1,107   1,068     761     761     563     788     788     971   1,155
                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------  ------
    Total Operating Cash
    Flow................  (5,082)    (242)  3,676   1,961   3,115   1,431   1,943   1,381   2,045   2,278   1,538
                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Sources and Uses of
Funds (Working Capital)
  Accounts Receivable...     515    1,761  (1,775)    (13)   (906)    427    (156)    127    (281)     50      75
  Supplies and Materi-
  als...................    (423)      60      (3)      7      (6)      9     (25)     19     (15)     15       9
  Other Receivables.....    (542)     534       0      10      10      10      10      10      10      10      10
  Accounts Payable......  (2,182)     (66)    133       4      62      13      16     (35)     27     (15)     66
  Payroll and Social Se-
  curity Charges........   1,335    1,451    (120)   (304)   (274)   (338)   (318)   (329)   (313)   (325)   (402)
  Other Liabilities.....      15        0     (15)      0       0       0       0       0       0       0       0
  Provisions............   2,094        0       0       0       0       0       0       0       0       0       0
                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------  ------
  Net Working Capital...     812    3,740  (1,780)   (296) (1,114)    121    (473)   (209)   (572)   (265)   (242)
                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Sources and Uses of
Funds (Long Term)
  Assets of
  Privatization.........       0        0       0       0       0       0       0       0       0       0       0
  Fixed Assets..........    (276)  (5,281)   (236)   (271)   (281)   (296)   (331)   (231)   (281)   (281)   (281)
  Other Assets..........     (22)     (0)       0       0       0       0       0       0       0       0       0
  Programmed Maintenance
  Expenses..............       0   (1,597) (1,949) (1,000)      0       0       0  (1,350)      0  (1,100) (1,100)
  Loans.................   6,060  (12,740)      0       0       0       0       0       0       0       0       0
  Bank Revolver.........
  Restructuration Bal-
  ance..................       0        0       0       0       0       0       0       0       0       0       0
                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------  ------
  Net Long Term.........   5,762  (19,618) (2,185) (1,271)   (281)   (296)   (331) (1,581)   (281) (1,381) (1,381)
                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Superavit (Deficit) Be-
fore Dividends..........   1,493  (16,120)   (289)    395   1,720   1,256   1,140    (409)  1,193     632     (85)
                         =======  =======  ======  ======  ======  ======  ======  ======  ======  ======  ======
Bank Revolver (Cash)
  Beginning Balance.....  (8,211)  (9,704)   (324)    (35)   (429) (2,150) (3,406) (4,546) (4,137) (5,330) (5,962)
  Deficit (Surplus).....  (1,493)   9,380     289    (395) (1,720) (1,256) (1,140)    409  (1,193)   (632)     85
  Dividends.............       0        0       0       0       0       0       0       0       0       0       0
                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Ending Balance..........  (9,704)    (324)    (35)   (429) (2,150) (3,406) (4,546) (4,137) (5,330) (5,962) (5,878)
                         =======  =======  ======  ======  ======  ======  ======  ======  ======  ======  ======

CENTRAL TERMICA GUEMES S.A.

PROJECTED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2000 TO 2009

BASIS OF PREPARATION

Prior Clarification

  As a consequence of a series of events, the Board of Directors of Central Termica Guemes S.A. (the "Company") decided on March 29, 1999, to commence a restructuring process of its financial debts, and on May 14, 1999, to postpone the interest payments due on May 26, 1999, and thereafter, on the Company's 12% Notes due 2001.

  On October 29, 1999, the Board of Directors of the Company decided to reject the last proposal of financial restructuring submitted by the ad hoc committee of holders of such Notes, as it included very heavy commitments and obligations for the Company and its shareholders.

  Consequently, the Board of Directors of the Company resolved on November 2, 1999, to file a petition for a court-supervised reorganization. This decision was later ratified by the special meeting of shareholders of the Company held on November 30, 1999. Said petition was filed with the corresponding authorities on November 3, 1999, suspending the accrual and payment of interest as from that date, in accordance with Argentine Bankruptcy Law No.
24.522. The court-supervised reorganization is at the proof of claims legal stage.

  At present, the Company continues to carry out its electric power generation and marketing activities, and the Board of Directors is committed to the preparation of a proposal to be submitted to the Company's creditors that allows the payment of the Company's debts and ensures the continuity of the Company as a going concern.

Basis of Preparation

  (a) Financial data corresponding to the year ended December 31, 1999: the information included is that arising from the legal books of account of the Company.

  (b) Projected financial data for the years to be ended December 31, 2000 to 2009: the data have been projected in accordance with the criteria, hypothesis and estimates set forth below.

Operating Revenues

  For determining the revenues from sales to the Term Market, all the contracts in force have been considered, and the calculation of the energy sold has been made considering the sale prices agreed upon in each of the contracts and the projections made by management, based on the forecast of price levels and contracts to be signed in the future.

  For determining the revenues from the sales to the Spot Market (CAMMESA), the projections (regarding volume and price) made by management were used. Such projections are based on the forecast of future average generation, consumption and marketing of electric power.

Operating Expenses

  The projected operating expenses are directly related to the levels of operating revenues determined in accordance with the preceding paragraph. Furthermore, these expenses are based on the projections made by management which consider the forecast of fuel consumption, fuel price levels, salaries, transmission expenses and other operating expenses, considering the prospects for the energy market activity.

Depreciation

  Depreciation was determined by applying the straight-line method according to the estimated useful life of each asset, except for certain assets which are depreciated using the projected production units method.

Amortization

  Amortization was determined by applying the straight-line method according to the estimated useful life of each item.

Note Interest Expense

  Include interest per annum on the New Notes (1% in 2000, 2.25% in 2001, 2.75% in 2002, 4% in 2003 and 5% from 2004 to 2009 on a principal of US$54,000,000) and the tax on interest paid (15% according to current regulations), net of the interest generated by the temporary investments of funds projected by the Company, estimating an investment rate of 8.5% per annum.

Extraordinary Loss

  It includes the projection of the charges related to the financial restructuring of the Company's debt.

Income Tax

  Over the projected years, no amount is expected to be paid for income tax as the Company has a tax loss as of December 31, 1999. Also no taxable income is expected to be generated during the years under analysis.

Assets Tax

  This amount has been determined taking into account the estimates made by the Company which result from calculating the 1% over the total assets as of each year-end, plus accrued interest on the tax debt approved in the court-supervised reorganization, the principal of which is estimated to be repaid in installments according to a payment plan.

Accounts Receivable

  It includes the balance as of each year-end in accordance with the estimates made by the Company, taking into account the historical level of collections of the sales of each year.

Supplies and Materials

  Inventories have been projected based on the assumptions regarding the levels of materials to be used for maintenance and operation purposes.

Assets from Privatization

  It includes the assets received in the privatization process that took place during 1992, the balance of which as of each year-end does not change with respect to December 31, 1999.

Fixed Assets

  It includes fixed assets as of December 31, 1999, plus the additions estimated by the Company during the projected years.

Programmed Maintenance Expenses

  It includes maintenance costs charged as of December 31, 1999, the benefits of which will be evident in more than one year. It also includes the estimates made by the Company regarding maintenance costs of the steam turbo generators which will be charged during the projected years.

Accumulated Depreciation/Amortization

  It includes accumulation of the balance as of December 31, 1999, of the depreciation/amortization estimated by the Company of fixed assets and of intangible assets in accordance with the useful lives assigned and the projected units to be produced.

Accounts Payable

  It includes balances estimated by the Company as of each year-end projected in accordance with the levels of costs and expenses and the expected equilibrium in cash balances.

Taxes and Payroll and Social Security Charges

  Tax and social security debts have been projected in accordance with the annual payment plans of tax and social security debts and with the debts approved in the court-supervised reorganization, plus accrued interest estimated for each year.

Other Liabilities and Accruals

  They include average historical balances estimated by the Company like fees, dividends payable, general expenses and other.

Long-Term Loans

  The balance as of 1999 year-end includes the debt arising from the US$60,000,000 in aggregate principal amount of the Company's 12% Notes due 2001, plus accrued interest until the commencement of the court-supervised reorganization. The balances as of the projected year-ends estimated by the Company include a debt for the New Notes in an aggregate principal amount of US$54,000,000, for which no accrual of interest has been calculated as it is going to be paid in cash in semiannual installments.

                          Central Termica Guemes S.A.

                Consent Solicitation and Information Memorandum

                             The Balloting Agent:

                        Bondholder Communications Group

      By Mail/Overnight Delivery/Hand                   By Facsimile
      -------------------------------                   ------------
      Bondholder Communications Group                  (212) 422-0790
        30 Broad Street, 46th Floor
         New York, New York 10004                   Confirm by Telephone
         Attention: Carmen Torres             Toll Free: 1-888-385-BOND (2663)
        e-mail: Contact@bondcom.com                    (212) 809-2663
        Website www.bondcom.com/ctg




                               ADDITIONAL COPIES

  Requests for additional copies of this Solicitation Statement or any ballot should be directed to the Balloting Agent. You may also contact your local broker, dealer, commercial bank, trust company or nominee for assistance concerning the Plan.

Securities of Central Termica Guemes S.A.                CUSIP Nos.  ISIN Codes
-----------------------------------------                ---------- ------------
12% Notes Due 2001...................................... P23557AC8  USP23557AC81
12% Notes Due 2001...................................... 15548PAC5

                 MASTER BALLOT FOR ACCEPTING OR REJECTING THE
                  PLAN OF FINANCIAL RESTRUCTURING PROPOSED BY
                          CENTRAL TERMICA GUEMES S.A.

                          RECORD DATE: July 10, 2000

         VOTING DEADLINE: July 31, 2000, 5:00 p.m., New York City time

  This Master Ballot is to be used by brokers, banks or other nominees (each, a "Nominal Holder") for voting on behalf of beneficial owners of the above-referenced securities (the "Old Notes") at the Noteholders' Meeting. A proof of Closures has been filed by the trustee on behalf of all the beneficial owners holding directly or indirectly through the DTC System and has been recognized by the Court. Please read and follow the attached instructions carefully. Please complete, sign and date this Master Ballot and return it in the enclosed envelope promptly. If Bondholder Communications Group (the "Balloting Agent") has not received this Master Ballot by 5:00 p.m., New York City time, on July 31, 2000 (the "Voting Deadline"), unless extended at the sole discretion of Central Termica Guemes S.A., it will not be counted. Facsimile Ballots alone will not be accepted, however, facsimile copies of all ballots should be submitted to the Balloting Agent in addition to paper copies.

  Central Termica Guemes S.A. (the "Company") is soliciting votes with respect to its plan of financial restructuring (the "Plan") referred to and described in the accompanying Consent Solicitation and Information Memorandum dated July 10, 2000 (the "Consent Solicitation and Information Memorandum"). This Master Ballot is to be used by Nominal Holders for voting on behalf of beneficial owners of Old Notes. Please review the Consent Solicitation and Information Memorandum carefully before completing this Master Ballot. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Consent Solicitation and Information Memorandum.

  This Master Ballot may not be used for any purpose other than for voting to accept or reject the Plan.

  With respect to the Old Notes, and subject to the approval (homologacion) by the Court, the Plan will be deemed to have been accepted if (1) holders of at least two-thirds in principal amount of claims recognized by the Court have voted to accept the Plan, and (2) holders of more than one-half in number of recognized claims have voted to accept the Plan. If the Plan is accepted and approved (homologado) by the Court, the exchange of New Notes for Old Notes will be mandatory. On the Effective Date, Old Notes will be cancelled, the indebtedness represented by Old Notes will be extinguished and New Notes will be issued by the Company pro rata to the holders of Old Notes.

  The record date for purposes of determining which beneficial owners of Old Notes are eligible to vote on the Plan is July 10, 2000 (the "Record Date"). Only (1) holders of Old Notes in whose name such Old Notes are registered on the books of the Company or the Trustee on the Record Date, or any persons who have obtained properly-completed proxies from such persons, or (2) beneficial owners of Old Notes holding such Old Notes through Nominal Holders who (a) are registered holders of such Old Notes on the books of the Company or the Trustee on the Record Date, or (b) hold interests in such Old Notes directly or indirectly through DTC are eligible to vote on the Plan. Each beneficial owner of Old Notes who purchased such Old Notes or whose purchase of such Old Notes occurred after the Record Date who wishes to vote on the Plan must arrange with its respective seller(s) to receive a proxy from the beneficial owner or Nominal Holder on such date.

  PLEASE READ THE ATTACHED INSTRUCTIONS FOR COMPLETING THIS MASTER BALLOT BEFORE COMPLETING THIS MASTER BALLOT:

Item 1. Aggregate Principal Amount of the Old Notes as to Which Votes are
Cast.

  The undersigned is a registered holder or a Nominal Holder which holds interests in Old Notes directly or indirectly through DTC, and has been granted a proxy or power of attorney for the following Old Notes for which voting instructions have been received from beneficial owners of such Old Notes as listed in Item 2 below:

                                                              Principal Amount
                                                              of Ol
   Type of Security                                           Notes Voted
   ----------------                                           -------------------
   Old Notes................................................     US$

Item 2. Votes of Holders of Old Notes.

  The undersigned certifies that the following beneficial owners of Old Notes or those on the attached list, as identified by their respective customer account numbers set forth below, have delivered to the undersigned Ballots casting the following votes. (Indicate the aggregate principal amount voted by each respective beneficial owner under the appropriate column. Please use additional sheets of paper if necessary):

    Customer Account
     Number for Each     Principal Amount of the Old Notes Voted
   Beneficial Owner of ---------------------------------------------
        Old Notes      To Accept the Plan    To Reject the Plan
   ------------------- -------------------   -----------------------
   1.                      US$                     US$
   2.                      US$                     US$
   3.                      US$                     US$
   4.                      US$                     US$
   5.                      US$                     US$
   6.                      US$                     US$
   7.                      US$                     US$
                           US$                     US$
                                     TOTAL:

Item 3. Certification as to Old Notes Held in Additional Accounts.

  The undersigned certifies that it has transcribed below the information, if any, as to Old Notes held in additional accounts as provided in Item 3 of each Ballot received by the undersigned from a beneficial owner (Please use additional sheets if necessary):

                                                                           Principal Amount Of
                                      Name Of Your                          Old Notes Held In
             Your Customer's        Customer's Other   Account Numbers At  Other Accounts And
           Account Number For       Custodian Bank Or Other Custodian Bank Voted Through Such
         Each Beneficial Owner       Broker Nominee    Or Broker Nominee     Other Accounts
       ---------------------------  ----------------- -------------------- -------------------
   1.                                                                          US$
   2.                                                                          US$
   3.                                                                          US$
   4.                                                                          US$
   5.                                                                          US$

  Item 4. By signing and returning this Master Ballot, the undersigned certifies that each beneficial owner of Old Notes whose votes are being transmitted by this Master Ballot has been provided with a copy of the Ballot and the Consent Solicitation and Information Memorandum.

  Item 5. By signing and returning this Master Ballot, the undersigned certifies that: (1) it received a separate, complete and fully executed Ballot with respect to each beneficial owner referenced in Item 2 of this Master Ballot, and (2) it (a) is the registered holder of Old Notes, or (b) it is a Nominal Holder which holds interests in such Old Notes directly or indirectly through DTC. The undersigned also acknowledges that this vote on the Plan is subject to all the terms and conditions set forth in the Consent Solicitation and Information Memorandum.

  Item 6. The undersigned hereby appoints Bondholder Communications Group (or the legal entity known as Bondholder Communications Group) as proxy of the undersigned, with full power of substitution, to vote to accept or reject the Plan in accordance with the instructions set forth herein with respect to Old Notes of the Company at one or more Noteholders' Meetings duly called for such purpose, pursuant to the Consent Solicitation and Information Memorandum dated July 10, 2000, by which the Company is soliciting votes from Nominal Holders and beneficial owners of Old Notes on the close of business on July 10, 2000, with respect to the Plan, with all the power the undersigned would possess if voting personally.

     Participant Account Number: ___________________________________

     Company Name: _________________________________________________
                             (Print or Type)

     Name of
     Authorized Employee: __________________________________________
                             (Print or Type)

     Title: ________________________________________________________
                            (If Appropriate)

     Department: ___________________________________________________

                X
     Signature: ____________________________________________________

     Address: ______________________________________________________
                                 Street

     _______________________________________________________________
                       City, State and Postal Code

     _______________________________________________________________
                                 Country

     Telephone Number: (  )_________________________________________

     Facsimile Number: (  )_________________________________________

     E-mail: _______________________________________________________

     Dated: ________________________________________________________

Please note that in order for this Master Ballot to be valid under Argentine law, you must have your identity validated in the following fashion:

  . you must obtain a certification of ownership in the space indicated below from all direct or indirect participants in the DTC system through which you hold your Old Notes until and including the direct DTC participant shown on DTC's books as holding Old Notes on the Record Date;

  . you and each such direct or indirect participant must have your or such direct or indirect participant's signature notarized and validated by the County Clerk of the county in which such notary is qualified, and you or such direct or indirect participant must obtain an apostille from the Secretary of State of the relevant state with respect to each notarization; and

  . you and the signatory for each such direct or indirect participant, if signing on behalf of a corporation or other legal entity, must certify that you, he or she have the authority to sign on behalf of such corporation or legal entity.

Please attach validations below:



  THIS MASTER BALLOT MUST BE RECEIVED BY THE BALLOTING AGENT, BONDHOLDER COMMUNICATIONS GROUP, AT THE ADDRESS LISTED BELOW, BY 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, JULY 31, 2000, UNLESS EXTENDED AT THE SOLE DISCRETION OF CENTRAL TERMICA GUEMES S.A., OR THE VOTES TRANSMITTED HEREBY WILL NOT BE COUNTED.

                               ----------------

                       By Mail/Hand/Overnight Delivery:

                        Bondholder Communications Group
                          30 Broad Street, 46th Floor
                           New York, New York 10004
                            Telephone: 212-809-2663
                 or toll-free within the U.S.: 1-888-385-2663
                               Fax: 212-422-0790
                           Attention: Carmen Torres
                              contact@bondcom.com

                INSTRUCTIONS FOR COMPLETING THIS MASTER BALLOT

  This Master Ballot is not a letter of transmittal and may not be used for any purpose other than to vote to accept or reject the Plan. If the Plan is confirmed, the Balloting Agent will provide you with instructions and documents, if any, for effecting the exchange of the existing Old Notes for New Notes to be issued pursuant to the Plan upon the Effective Date. Accordingly, registered holders should not surrender certificates representing their Old Notes in connection with voting on the Plan, and neither the Company nor the Balloting Agent will accept delivery of any such certificates tendered together with this Master Ballot.

  To have the beneficial owners' votes count, you must complete, sign and return this Master Ballot so that it is received by the Balloting Agent not later than 5:00 p.m., New York City time, on July 31, 2000, unless extended at the sole discretion of the Company as provided in the Consent Solicitation and Information Memorandum. If you receive Ballots from beneficial owners after July 31, 2000, please retain all such Ballots and notify the Balloting Agent of your receipt of such late Ballots.

  If you complete and return more than one Master Ballot and the later dated Master Ballot(s) supplement rather than supersede the earlier Master Ballot(s), please mark the subsequent Master Ballot(s) with the words "Additional Votes" or such other language as you customarily use to indicate votes that are not meant to revoke earlier votes.

  To properly complete this Master Ballot, follow the procedures described below:

    (a) Provide appropriate information for each of the items on this Master Ballot. Please note that Items 2 and 3 request information which should be set forth in the Ballots received by you from each individual beneficial owner for whom you hold Old Notes. To identify such beneficial owners without disclosing their names, please use the customer account number assigned by you to each such beneficial owner;

    (b) Indicate in Item 2 the aggregate principal amounts of Old Notes, as applicable, held by you as the registered or Nominal Holder on behalf of the beneficial owners which are voting, and each beneficial owner's vote to accept or to reject the Plan;

    (c) Provide in Item 3 the information provided by each beneficial owner with respect to Old Notes held by such beneficial owners in other accounts;

    (d) Sign and date the Master Ballot;

    (e) In order for the proxy and the validations delivered herewith to be valid under Argentine law, have all signatures notarized and validated by the County Clerk of the county in which such notary is qualified, and obtain an apostille from the Secretary of State of the relevant state;

    (f) If you are completing this Master Ballot on behalf of another entity, indicate your relationship with such entity and the capacity in which you are signing;

    (g) Provide your name and mailing address if different from the preprinted address on this Master Ballot, or if no preprinted address appears on this Master Ballot;

    (h) Please use additional sheets of paper if additional space is required to respond to any item on this Master Ballot (clearly marked to indicate the applicable item of this Master Ballot); and

    (i) Please fax or e-mail a copy of this Master Ballot to the Balloting Agent in addition to sending the paper copy.

            SEND COMPLETED MASTER BALLOT TO THE BALLOTING AGENT AT:

                        Bondholder Communications Group
                          30 Broad Street, 46th Floor
                           New York, New York 10004
                            Telephone: 212-809-2663
                 or toll-free within the U.S.: 1-888-385-2663
                               Fax: 212-422-0790
                           Attention: Carmen Torres
                          E-mail: contact@bondcom.com

     IF YOU HAVE ANY QUESTIONS REGARDING THIS MASTER BALLOT OR THE VOTING PROCEDURES, PLEASE CONTACT THE BALLOTING AGENT AT THE ABOVE ADDRESS.

                                   [CTG Logo]

                          CENTRAL TERMICA GUEMES S.A.

--------------------------------------------------------------------------------
                                Ruta Nacional 34
                                    Km. 1135
                                 Guemes, Salta
                                   Argentina

July 10, 2000

Re:  Central Termica Guemes S.A.
  12% Notes due 2001
  CUSIP Nos.  15548PACS
             P23557AC8
  ISIN No.: USP23557AC81

Dear Noteholder,

  You are being asked to cast your ballot to vote for or against the plan of financial restructuring under Law 24,522 of Argentina, the Argentine Bankruptcy Law (the "Plan"), proposed by Central Termica Guemes S.A. (the "Company"). The Company is the obligor with respect to the above-referenced notes. The Company filed for court-supervised reorganization (concurso preventivo) in the Civil and Commercial Court of First Instance, eighth nomination, in the City and Province of Salta, Argentina on November 3, 1999.

  The terms and conditions of the Plan are described in the Consent Solicitation and Information Memorandum, which is enclosed herewith. You should read the Consent Solicitation and Information Memorandum carefully. You may also wish to consult with your account executive or other financial and/or legal advisor in deciding whether you should vote to accept or reject the Plan. The Company believes that confirmation of the Plan is in the best interests of Noteholders because it provides the greatest recovery.

  Your vote is important. The Company urges you to follow the instructions for voting contained in the Consent Solicitation and Information Memorandum and the ballot and to return your ballot promptly in the enclosed return envelope. Only those ballots actually received by the deadline of July 31, 2000, will be counted. If you have any questions about the Plan or how to participate in the vote, please contact Carmen Torres of Bondholder Communications Group at, 212-809-2663 or, within the United States, toll-free at 1-888-385-2663.

  The Company urges you to vote to ACCEPT the Plan.

                                          Sincerely,

                                          CENTRAL TERMICA GUEMES S.A.

Securities of Central Termica Guemes S.A.                CUSIP Nos.  ISIN Codes
-----------------------------------------                ---------- ------------
12% Notes Due 2001...................................... P23557AC8  USP23557AC81
12% Notes Due 2001...................................... 15548PAC5

    BALLOT FOR BENEFICIAL OWNERS, NOMINAL HOLDERS AND REGISTERED HOLDERS OF
                          CENTRAL TERMICA GUEMES S.A.

                            TO ACCEPT OR REJECT THE
                        PLAN OF FINANCIAL RESTRUCTURING
                    PROPOSED BY CENTRAL TERMICA GUEMES S.A.

                          RECORD DATE: July 10, 2000

         VOTING DEADLINE: July 31, 2000, 5:00 p.m. New York City time

  This Ballot is to be used by:
     . beneficial owners of the above captioned securities due 2001 of
       Central Termica Guemes S.A. (the "Old Notes") and

     . Nominal Holders (as defined below) voting for their own account and registered holders.

  Please read and follow the attached instructions carefully. Please complete, sign and date this Ballot and return it in the enclosed envelope promptly. If Bondholder Communications Group (the "Balloting Agent") has not received this Ballot (or a Master Ballot including the votes transmitted hereby) by 5:00 p.m., New York City time, on July 31, 2000 (the "Voting Deadline"), it will not be counted. If you return this Ballot to a custodian bank, broker or other nominee (each, a "Nominal Holder") which holds your interest in Old Notes, directly or indirectly, through DTC, please mail your Ballot sufficiently in advance of the Voting Deadline so that it may be processed and forwarded by such addressee to the Balloting Agent before the Voting Deadline. Facsimile Ballots will not be accepted. You may return this Ballot directly to the Balloting Agent if it has been validated in accordance with the instructions set forth herein. See page 4 for the address of the Balloting Agent.

  Central Termica Guemes S.A. (the "Company") has proposed the plan of financial restructuring described in its Consent Solicitation and Information Memorandum dated as of July 10, 2000 (the "Plan"). Capitalized terms not otherwise defined in this Ballot have the meanings assigned to them in the Consent Solicitation and Information Memorandum. You are receiving this Ballot because you have been identified as a registered holder, Nominal Holder or beneficial owner of Old Notes as of July 10, 2000. Please review the Consent Solicitation and Information Memorandum carefully before completing this Ballot.

  With respect to Old Notes, and subject to the approval (homologacion) of the Court, the Plan will be deemed to have been accepted if (1) holders of at least two-thirds in principal amount of claims recognized by the Court have voted to accept the Plan, and (2) more than one-half in number of recognized claims have voted to accept the Plan. If the Plan is accepted and approved (homologado) by the Court, the exchange of New Notes for Old Notes will be mandatory. On the Effective Date, Old Notes will be cancelled, the indebtedness represented by Old Notes will be extinguished and New Notes will be issued by the Company pro rata to the Holders of Old Notes.

  The record date for purposes of determining which beneficial owners of Old Notes are eligible to vote on the Plan is July 10, 2000 (the "Record Date"). Only (1) holders of Old Notes in whose name such Old Notes are registered on the books of the Company or the Trustee on the Record Date, or (2) beneficial owners of the Old Notes holding such Old Notes through Nominal Holders who (a) are registered holders of such Old Notes on the books of the Company or the Trustee on the Record Date or (b) hold interests in such Old Notes, directly or indirectly, through DTC on the Record Date are eligible to vote on the Plan. Nominal Holders may also be beneficial owners. Each beneficial owner of Old Notes who purchased such Old Notes after the Record Date who wishes to vote on the Plan must arrange with its respective seller(s) to receive a proxy from the beneficial owner or Nominal Holder on such date.

  You must decide whether you accept or reject the Plan. To accept or reject the Plan, please mark the appropriate box in Item 2 below.

  It is essential for the Company to identify not only the number of votes to accept or reject, but also the principal amount of Old Notes held by each registered holder or beneficial owner of Old Notes who has voted to accept or reject. Accordingly, please place the aggregate principal amount of Old Notes which you own in Item 1 below. You must vote all of your Old Notes either to accept or reject the Plan. A Ballot that partially accepts and partially rejects the Plan will not be counted.

Item 1. Aggregate Principal Amount of Old Notes.

  This Ballot is cast by or on behalf of the registered holder, Nominal Holder or beneficial owner of the aggregate principal amount of Old Notes indicated immediately below.

                                                       Name of Custodian Bank
                                 Aggregate Principal   or Broker Nominee Where
   Customer Account Number(s)    Amount of Old Notes   the Old Notes are Held
   --------------------------    -------------------   -----------------------
                                    US$
   ---------------                                           -----------
                                    US$
   ---------------                                           -----------
                                    US$
   ---------------                                           -----------
                                    US$
   ---------------                                           -----------

Item 2. Vote.

  The registered holder, Nominal Holder or beneficial owner of the aggregate principal amount of Old Notes set forth in Item 1 votes as follows with respect to the plan (please check one):

                              Accept the Plan [_]

                              Reject the Plan [_]

Item 3. Certification as to the Old Notes Held in Additional Accounts.

  By signing and returning this Ballot, the undersigned certifies that he, she or it either (1) has not submitted any other Ballot(s) for Old Notes held in other accounts or other nominal names, OR (2) has provided the information specified in the following table for all other Old Notes for which he, she or it has submitted additional Ballots (please use additional sheets of paper if necessary):

       Other                Principal Amount                 Name of Custodian Bank or
   Account Number             of Old Notes                        Broker Nominee
   --------------           ----------------                 -------------------------
                              US$
   -----------                                                      -----------
                              US$
   -----------                                                      -----------
                              US$
   -----------                                                      -----------
                              US$
   -----------                                                      -----------

Item 4. Certifications and Proxy. By returning this Ballot, the undersigned beneficial owner of Old Notes certifies that:

  a. It has not submitted any other Ballot for accepting or rejecting the Plan, or if it has submitted other Ballots, such earlier Ballots are hereby revoked;

  b. It has been provided with a copy of the Company's Consent Solicitation and Information Memorandum dated as of July 10, 2000 (the "Consent Solicitation and Information Memorandum");

  c. It is a registered holder, Nominal Holder or beneficial owner of Old Notes and has the full power and authority to vote to accept or reject the Plan;

  d. It acknowledges that this solicitation is subject to all of the terms and conditions set forth in the Consent Solicitation and Information Memorandum;

  e. If it is a non-validated beneficial owner, it hereby appoints the Nominal Holder through which it holds its interest as attorney and proxy of the undersigned, with full power of substitution, to vote to accept or reject the Plan in accordance with the instructions set forth herein at one or more Noteholders' Meetings duly called for such purpose with respect to Old Notes, pursuant to the Consent Solicitation and Information Memorandum dated July 10, 2000, by which the Company is soliciting votes from Nominal Holders and beneficial owners of Old Notes as of the close of business on July 10, 2000, with respect to the Plan, with all the power the undersigned would possess if voting personally; and

  f. If it is a registered holder, a Nominal Holder voting for its own account, or a validated beneficial owner, it hereby appoints Bondholder Communications Group (or the legal entity doing business as Bondholder Communications Group) as attorney and proxy of the undersigned, with full power of substitution, to vote to accept or reject the Plan in accordance with the instructions set forth herein at one or more Noteholders' Meetings duly called for such purpose with respect to Old Notes, pursuant to the Consent Solicitation and Information Memorandum dated July 10, 2000, by which the Company is soliciting votes from Nominal Holders and beneficial owners of Old Notes as of the close of business on July 10, 2000, with respect to the Plan, with all the power the undersigned would possess if voting personally.


                                          Name: _______________________________
                                                      (Print or Type)

                                          _____________________________________
                                               Social Security or Tax ID No.

                                                   X
                                          Signature(s): _______________________

                                                   X
                                                   ----------------------------

                                          Title: ______________________________
                                                     (If Appropriate)

                                          Address: ____________________________
                                                          Street

                                          _____________________________________
                                                City, State and Postal Code

                                          _____________________________________
                                                          Country

                                          Telephone Number: ___________________

                                          Fax Number: _________________________

                                          E-mail: _____________________________

Please note that if you are a Nominal Holder voting for your own account or a beneficial owner that wishes to vote directly on the Plan, in order for this Ballot to be valid under Argentine law, you must have your identity validated in the following fashion:

  . you must obtain a certification of ownership in the space indicated below from all direct or indirect participants in the DTC system through which you hold your Old Notes until and including the direct DTC participant shown or DTC's book as holding Old Notes on the Record Date;

  . you and each such direct or indirect participant must have your or such direct or indirect participant's signature notarized and validated by the County Clerk of the County in which such notary is qualified, and you or such direct or indirect participant must obtain an apostille from the Secretary of State of your or such direct or indirect participant's state in order for your or such direct or indirect participant's vote to be valid; and

  . you and the signatory for each such direct or indirect participant, if signing on behalf of a corporation or other legal entity, must certify that you, he or she have the authority to sign on behalf of such corporation or legal entity.

If you are a beneficial owner submitting a non-validated ballot to a Nominal Holder, you do not need any such notarization or authentication. If you are a registered holder voting for your own account you are not required to obtain any validation, but you must notarize and authenticate your signature and, if appropriate, certify as to your authority to sign on behalf of the corporation or other legal entity holding Old Note(s).

Please attach validations below:

 THIS BALLOT (OR A MASTER BALLOT INCLUDING THE VOTES TRANSMITTED HEREBY) MUST
  BE RECEIVED BY THE BALLOTING AGENT, BONDHOLDER COMMUNICATIONS GROUP, AT THE ADDRESS LISTED BELOW, BY 5:00 P.M., NEW YORK CITY TIME, ON JULY 31, 2000, OR
               THE VOTES TRANSMITTED HEREBY WILL NOT BE COUNTED.

                       By Mail/Hand/Overnight Delivery:

                        Bondholder Communications Group
                          30 Broad Street, 46th Floor
                           New York, New York 10004
                            Telephone: 212-809-2663
                         or toll-free within the U.S.:
                                1-888-385-2663
                               Fax: 212-422-0790
                           Attention: Carmen Torres
                          E-mail: contact@bondcom.com

        THIS BALLOT DOES NOT CONSTITUTE AND SHALL NOT BE DEEMED A PROOF
           OF CLAIM OR AN ASSERTION OF A CLAIM AGAINST THE COMPANY.

                    INSTRUCTIONS FOR COMPLETING THIS BALLOT

  This Ballot is not a letter of transmittal and may not be used for any purpose other than to vote to accept or reject the Plan. If the Plan is approved, you will be provided with instructions and documents, if any, for effecting the exchange of Old Notes for New Notes and cash to be issued pursuant to the Plan on the Effective Date. Please review the Consent Solicitation and Information Memorandum carefully before completing this Ballot.

  To have your vote count, you must complete, sign and return this Ballot so that it is received by the Balloting Agent not later than 5:00 p.m., New York City time, on July 31, 2000. If your Old Notes are held through a Nominal Holder and you are not validating your Ballot you will need to return this Ballot to such Nominal Holder in advance of the deadline to allow them time to process your Ballot. Incomplete or facsimile Ballots will not be counted.

  If you are a Nominal Holder and not the beneficial owner, please forward this Ballot together with the Consent Solicitation and Information Memorandum and other accompanying documents to the beneficial owner.

  To properly complete the Ballot, follow the procedures described below:

    (a) provide the information required by Item 1; if you do not know the principal amount of Old Notes held by you, please contact the Balloting Agent, your broker or other Nominal Holder;

    (b) cast one vote to accept or reject the Plan as to your Old Notes by checking the proper box in Item 2;

    (c) provide the information required by Item 3 if you have submitted any other Ballots for the Old Notes held in other accounts or other nominal names;

    (d) sign and date your Ballot;

    (e) if you believe that you have received the wrong Ballot, please contact the Balloting Agent or your Nominal Holder immediately;

    (f) if you are completing this Ballot on behalf of another entity, indicate your relationship with such entity and the capacity in which you are signing;

    (g) provide your name and mailing address if different from the printed address which appears on the Ballot or if no preprinted address appears on the Ballot. If additional sheets are used, name, account number, CUSIP number, name of Nominal Holder, and phone number of beneficial owner must be included;

    (h) please use additional sheets of paper if additional space is required to respond to any item on the Ballot (clearly marked to indicate the applicable item of the Ballot);

    (i) promptly return your Ballot; and

    (j) send a duplicate copy of the Ballot to the Balloting Agent by fax.

                      SOLICITATION OF VOTES WITH RESPECT
                   TO THE PLAN OF FINANCIAL RESTRUCTURING OF

                          CENTRAL TERMICA GUEMES S.A.

                      RELATING TO THE FOLLOWING SECURITY:

Securities of Central Termica Guemes S.A.                CUSIP Nos.  ISIN Codes
-----------------------------------------                ---------- ------------
12% Notes Due 2001...................................... P23557AC8  USP23557AC81
12% Notes Due 2001...................................... 15548PAC5

 THE SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 31, 2000, UNLESS EXTENDED (THE "VOTING DEADLINE"). THE RECORD DATE FOR PURPOSES OF DETERMINING WHICH HOLDERS OF THE SECURITIES ARE ELIGIBLE TO VOTE ON THE PLAN IS JULY 10, 2000 (THE "RECORD DATE").

July 10, 2000

To Our Clients:

  Enclosed for your consideration are (1) the Consent Solicitation and Information Memorandum (WHITE) dated July 10, 2000 (the "Consent Solicitation and Information Memorandum"), and (2) the related Ballot for accepting or rejecting the Company's plan of financial restructuring (the "Plan") proposed as part of its court-supervised reorganization (concurso preventivo) in Argentina.

  We hold the above-referenced securities (the "Old Notes") for your account. We request that you complete and execute the Ballot with your vote on the Plan. WE URGE YOU TO READ THE CONSENT SOLICITATION AND OFFERING MEMORANDUM AND THE ENCLOSED BALLOT CAREFULLY BEFORE VOTING ON THE PLAN.

  To vote on the Plan, you must complete and execute the applicable Ballot and return such Ballot in the enclosed pre-addressed envelope. If you have received an envelope pre-addressed to us, you must send your Ballot early enough for your vote to be processed so we may transmit your vote to Bondholder Communications Group (the "Balloting Agent") no later than the Voting Deadline. If you have received an envelope pre-addressed to the Solicitation Agent, you must send your Ballot early enough so as to be received by the Solicitation Agent no later than the Voting Deadline.

  To be counted for purposes of acceptance or rejection of the Plan, the original of the Ballot (not merely a facsimile thereof) must be received by us in sufficient time for us to transmit your vote to the Solicitation Agent, or by the Solicitation Agent if the enclosed envelope is pre-addressed to the Solicitation Agent, no later than the Voting Deadline. You should retain a copy of the Ballot for your files.

  If the Plan is confirmed, you will be provided with instructions and documents, if any, for effecting the exchange of your existing Old Notes for New Notes to be issued pursuant to the Plan promptly after the date of confirmation of the Plan.

  Requests for additional copies of the enclosed materials and any inquiries you may have with respect to the solicitation procedures should be addressed to us or to the Solicitation Agent at the following address:

                        Bondholder Communications Group

                          30 Broad Street, 46th Floor
                           New York, New York 10004
                            Telephone: 212 809-2663
                 or toll-free within the U.S.: 1-888-385-2663
                            Facsimile: 212 422-0790
                           Attention: Carmen Torres
                              contact@bondcom.com

Securities of Central Termica Guemes S.A.                CUSIP Nos.  ISIN Codes
-----------------------------------------                ---------- ------------
12% Notes Due 2001......................................  P23557AC8 USP23557AC81
12% Notes Due 2001...................................... 15548P-AC5

                          ARGENTINE LAW REQUIREMENT:

                  IDENTIFICATION OF ALL BENEFICIAL OWNERS OF
                             12% NOTES DUE 2001 OF
                          CENTRAL TERMICA GUEMES S.A.

                          RECORD DATE: July 10, 2000

          VOTING DEADLINE: July 31, 2000, 5:00 PM New York City Time

  This Certificate is to be used by brokers, proxy intermediaries or other nominees (each, a "Nominal Holder") for identifying ALL beneficial owners of the above-referenced securities (the "Old Notes") for which such Nominal Holder holds an interest in Old Notes directly or indirectly through the DTC system (including itself if such Nominal Holder holds for its own account). Please read and follow the attached instructions carefully. Please complete, sign and date this Certificate and return it in the enclosed envelope promptly. If Bondholder Communications Group (the "Balloting Agent") has not received this Certificate by 5:00 p.m., New York City time, on July 31, 2000 (the "Voting Deadline"), unless extended at the sole discretion of Central Termica Guemes S.A., it will not be counted.

  It is a requirement of Argentine law that the total number of beneficial holders be identified. The identity of such beneficial owners and the names of their nominee(s) will be confidential. Facsimile Certificates will not be accepted.

  Central Termica Guemes S.A. (the "Company") is soliciting votes with respect to its plan of financial restructuring (the "Plan") referred to and described in the accompanying Consent Solicitation and Information Memorandum dated July 10, 2000 (the "Consent Solicitation and Information Memorandum"). This Certificate is to be used by Nominal Holders for identifying beneficial owners of Old Notes. Please review the Consent Solicitation and Information Memorandum carefully before completing this Certificate. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Consent Solicitation and Information Memorandum.

  This Certificate may not be used for any purpose other than for identifying beneficial owners.

  With respect to Old Notes, and subject to the approval (homologacion) by the Court, the Plan will be deemed to have been accepted if (1) holders of at least two-thirds in principal amount of claims recognized by the Court have voted to accept the Plan, and (2) holders of more than one-half in number of recognized claims have voted to accept the Plan. If the Plan is accepted and approved (homologado) by the Court, the exchange of New Notes for Old Notes will be mandatory. Since approval of the Plan requires approval of more than one-half in number of holders of recognized claims, and the Trustee has filed a global proof of claim on behalf of all beneficial owners of Old Notes which has been recognized by the Court, all such beneficial owners must be identified. Such identification may be by account number and the beneficial owners' names will remain confidential.

Item 1. Principal Amount and Number of Holders of Old Notes For Which the Undersigned Serves as Nominal Holder.

  The undersigned certifies that the following are all of the beneficial owners of Old Notes which hold interests in Old Notes through the undersigned (including itself if the undersigned holds for its own account) (Please use additional sheets of paper if necessary):

           Customer Account Number for
           Each Beneficial Owner of Old Notes Principal Amount of Old Notes Owned
           ---------------------------------- --------------------------------------
            1.                                   US$_____________________________
            2.                                   US$_____________________________
            3.                                   US$_____________________________
            4.                                   US$_____________________________
            5.                                   US$_____________________________
            6.                                   US$_____________________________
            7.                                   US$_____________________________
            8.                                   US$_____________________________
            9.                                   US$_____________________________
           10.                                   US$_____________________________
                                                 US$_____________________________
                                            TOTAL:

Item 2. By signing and returning this Certificate, the undersigned certifies that it is a Nominal Holder which holds interests in such Old Notes through DTC for the beneficial owners identified herein.

     Participant Account Number: ___________________________________________

     Company Name: _________________________________________________________
                             (Print or Type)

     Name of
     Authorized Employee: __________________________________________________
                             (Print or Type)

     Title: ________________________________________________________________
                            (If Appropriate)

     Department: ___________________________________________________________

                X
     Signature: ____________________________________________________________

     Address: ______________________________________________________________
                                 Street

     _______________________________________________________________________
                        City, State and Zip Code

     _______________________________________________________________________
                                 Country

     Telephone Number: (  )____________________ E-Mail _____________________

     Facsimile Number: (  )_________________________________________________

     Dated: ________________________________________________________________

Please note that in order for this Certificate to be valid under Argentine law, you must have your identity validated in the following fashion:

  . you must obtain a certification in the space indicated below from all direct or indirect participants in the DTC system through which you hold your Old Notes until and including the direct DTC participant shown on DTC's books as holding Old Notes on the Record Date;

  . you and each such direct or indirect participant must have your or such direct or indirect participant's signature notarized and validated by the County Clerk of the county in which such notary is qualified, and you or such direct or indirect participant must obtain an apostille from the Secretary of State of the relevant state; and

  . you and the signatory for each such direct or indirect participant, if signing on behalf of a corporation or other legal entity, must certify that you, he or she have the authority to sign on behalf of such corporation or legal entity.

Please attach validations below:

  THIS CERTIFICATE MUST BE RECEIVED BY THE BALLOTING AGENT, BONDHOLDER COMMUNICATIONS GROUP, AT THE ADDRESS LISTED BELOW, BY 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, JULY 31, 2000, UNLESS EXTENDED AT THE SOLE DISCRETION OF CENTRAL TERMICA GUEMES S.A., OR THIS CERTIFICATE WILL NOT BE COUNTED.

                               ----------------

                       By Mail/Hand/Overnight Delivery:

                        Bondholder Communications Group
                          30 Broad Street, 46th Floor
                           New York, New York 10004
                            Telephone: 212-809-2663
                 or toll-free within the U.S.: 1-888-385-2663
                               Fax: 212-422-0790
                           Attention: Carmen Torres
                          E-mail: contact@bondcom.com

                        PLAN OF FINANCIAL RESTRUCTURING

                      REQUEST TO TRANSMIT TO YOUR CLIENTS
                           Materials relating to the

                             CONSENT SOLICITATION

                                    made by
                          CENTRAL TERMICA GUEMES S.A.

                     to holders of its 12% Notes due 2001
               (indicated by CUSIP and ISIN Numbers as follows)

               CUSIP Nos.    ISIN Codes
               ----------    ----------
               P23557AC8    USP23557AC81
               15548PAC5

Voting Deadline: 5:00 p.m., New York City time on July 31, 2000.
Record Date: July 10, 2000

To: Bankruptcy Staffs of Brokers, Banks, Trust Companies and Other Nominees:
From: Central Termica Guemes S.A.
Date: July 10, 2000

Central Termica Guemes, S.A. (incorporated in the Republic of Argentina) is soliciting consents to its court-supervised Plan of Financial Restructuring.

I. Which forms do I mail to my clients who held Old Notes on the July 10, 2000, Record Date?

  A. Cover letter (IVORY)

  B. Consent Solicitation and Information Memorandum (WHITE)

  C. Ballot for Beneficial Owners (BLUE)

  D. Reply Envelope (BLUE)

  E. Client Letter (GRAY)

II. How should these forms be completed and by whom?

That depends on your answer to the following:

  Are you the nominee holding Old Notes for the final beneficial owner?

If yes, you should:

  1. Fill in the Note owner identification report (GREEN) and send it immediately, via Fax to the Balloting Agent at 212-422-0790.

  2.  Either:

    . pre-validate the ballots and send them to your customers; your customers can then send them directly back to the Balloting Agent, or,

    .  send non-validated ballots to your customers.

  3.  Upon receipt of your customers' non-validated ballots, you should

    . complete a Master Ballot (GOLD) which is simply a compilation of the consents received from the non-validated ballots.

    . validate your Master Ballot by: (a) having your signature notarized and (b) obtaining an apostille from the relevant Secretary of State with respect to the notarization.

    . return your validated Master Ballot to the Balloting Agent. The Master Ballot must be received by 5:00 PM, New York City time on the Voting Deadline.

If no, you should either:

    .  provide the Balloting Agent with a list of such nominees, or,

    . send to each such nominee (i.e. your downstream correspondents) a sufficient supply of ballots and master ballots so that they can mail them to their customers. You should also send to that nominee this instruction letter.

III. How will Brokers and Banks be Reimbursed for Mailing Costs?

  Central Termica Guemes S.A. will promptly reimburse brokers, banks, trust companies or other nominees holding the Old Notes on behalf of beneficial owners thereof for reasonable expenses incurred by such brokers, banks, trust companies or other nominees in transmitting the Consent Solicitation and Information Memorandum related materials to such beneficial owners. Requests for reimbursement should be submitted to the Balloting Agent at the address below by 5:00 p.m., New York City time, on or before the tenth business day following the Voting Deadline. Any such reimbursement will be made at levels established by the New York Stock Exchange.

If you need additional sets of the materials or have questions about the consent solicitation, please contact the Balloting Agent:

                        Bondholder Communications Group
                          30 Broad Street, 46th Floor
                           New York, New York 10004
                           Attention: Carmen Torres
                            Telephone: 212-809-2663
              or toll-free within the United States: 888-385-2663
                               Fax: 212-422-0790
                          E-mail: contact@bondcom.com
                         Website: www.bondcom.com/ctg

  Nothing contained herein or in the enclosed documents authorizes you or any other person to i) act on behalf of or as the agent of the Central Termica Guemes S.A., the Balloting Agent, or any affiliate of them, or ii) use any document or make any statement on behalf of any of them in connection with the consent solicitation, other than the enclosed documents and the statements contained therein.

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